EXHIBIT 4.6

                                         Form of Pooling and Servicing Agreement
                                             for Senior/Subordinate Certificates




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                   [GE CAPITAL MORTGAGE FUNDING CORPORATION,]

                                   [Depositor]

                       GE CAPITAL MORTGAGE SERVICES, INC.,

                            [Depositor and] Servicer

                                       and

                                ---------------,

                                     Trustee

                 ----------------------------------------------

                         POOLING AND SERVICING AGREEMENT

                                Dated as of _____

                 ----------------------------------------------

                  REMIC Multi-Class Pass-Through Certificates,
                                  Series _____


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


                               [EXPLANATORY NOTE]

     This Agreement is one of several forms (the "Forms") of Pooling and Servicing Agreements that have been filed as an exhibit to the related Registration Statement. The actual form of Pooling and Servicing Agreement that will be used with respect to a particular series of Pass-Through Certificates registered under the Registration Statement may include provisions substantially similar to those included in one or more of the Forms, together with such other provisions as may be appropriate to reflect the terms of the related series described in a Prospectus Supplement. In addition, to the extent particular provisions herein are not applicable to a series of Pass-Through Certificates, such provisions will be omitted from the actual Pooling and Servicing Agreement for such series.

     The actual form of Pooling and Servicing Agreement that will be used with respect to a particular series of Pass-Through Certificates will be filed by the Depositor with the Commission as an exhibit to a Current Report on Form 8-K within fifteen days after the issuance of the related series.

                                                                                              Page

                                    ARTICLE I
                                   DEFINITIONS
Section 1.01.  Definitions......................................................................1

                                   ARTICLE II
         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans; [Assignment of Loan Sale Agreement................35
Section 2.02.  Acceptance by Trustee...........................................................38
Section 2.03.  Representations and Warranties of the Company; Mortgage Loan Repurchase.........40
Section 2.04.  Execution of Certificates.......................................................47
Section 2.05.  Designations under the REMIC Provisions.........................................47
Section 2.05.  The REMICs......................................................................47
Section 2.07.  Designations under the REMIC Provisions.........................................48

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.  Company to Act as Servicer......................................................49
Section 3.02.  Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment
                   Record; Certificate Account.................................................53
Section 3.03.  Collection of Taxes, Assessments and Other Items................................56
Section 3.04.  Permitted Debits to the Mortgage Loan Payment Record............................56
Section 3.05.  Maintenance of the Primary Insurance Policies...................................58
Section 3.06.  Maintenance of Hazard Insurance.................................................58
Section 3.07.  Assumption and Modification Agreements..........................................59
Section 3.08.  Realization Upon Defaulted Mortgage Loans.......................................60
Section 3.09.  Trustee to Cooperate; Release of Mortgage Files.................................63
Section 3.10.  Servicing Compensation; Payment of Certain Expenses by the Servicer.............63
Section 3.11.  Reports to the Trustee; Certificate Account Statements..........................64
Section 3.12.  Annual Statement as to Compliance...............................................64
Section 3.13.  Annual Independent Public Accountants' Servicing Report.........................64
Section 3.14.  Access to Certain Documentation and Information Regarding the Mortgage Loans....65
Section 3.15.  Maintenance of Certain Servicing Policies.......................................65
Section 3.16.  Optional Purchase of Defaulted Mortgage Loans...................................66

                                   ARTICLE IV
                             PAYMENTS AND STATEMENTS

Section 4.01.  Distributions...................................................................66
Section 4.02.  Method of Distribution..........................................................68
Section 4.03.  Allocation of Losses............................................................69
Section 4.04.  Monthly Advances; Purchases of Defaulted Mortgage Loans.........................71
Section 4.05.  Statements to Certificateholders................................................72
Section 4.06.  Servicer's Certificate..........................................................74
Section 4.07.  Reports of Foreclosures and Abandonments of Mortgaged Property..................74
Section 4.08.  Reduction of [Base] Servicing Fees by Compensating Interest Payments............74

                                    ARTICLE V
                                THE CERTIFICATES

Section 5.01.  The Certificates................................................................74
Section 5.02.  Registration of Transfer and Exchange of Certificates...........................76
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates...............................81
Section 5.04.  Persons Deemed Owners...........................................................82
Section 5.05.  Access to List of Certificateholders' Names and Addresses.......................82
Section 5.06.  Representation of Certain Certificateholders....................................82
Section 5.07.  Determination of COFI...........................................................82
Section 5.08.  Determination of LIBOR..........................................................83

                                   ARTICLE VI
                           DEPOSITOR AND THE SERVICER

Section 6.01.  Liability of the Depositor and the Servicer each................................85
Section 6.02.  Merger or Consolidation of, or Assumption of the Obligations of, the Company....85
Section 6.03.  Assignment......................................................................85
Section 6.04.  Limitation on Liability of the Depositor, the Servicer and Others...............85
Section 6.05.  The Company Not to Resign.......................................................86

                                   ARTICLE VII
                                     DEFAULT

Section 7.01.  Events of Default...............................................................86
Section 7.02.  Trustee to Act; Appointment of Successor........................................88
Section 7.03.  Notification to Certificateholders..............................................89

                                  ARTICLE VIII
                                   THE TRUSTEE

Section 8.01.  Duties of Trustee...............................................................89
Section 8.02.  Certain Matters Affecting the Trustee...........................................90
Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans...........................91
Section 8.04.  Trustee May Own Certificates....................................................92
Section 8.05.  The Depositor to Pay Trustee's Fees and Expenses................................92
Section 8.06.  Eligibility Requirements for Trustee............................................92
Section 8.07.  Resignation or Removal of Trustee...............................................93
Section 8.08.  Successor Trustee...............................................................93
Section 8.09.  Merger or Consolidation of Trustee..............................................94
Section 8.10.  Appointment of Co-Trustee or Separate Trustee...................................94
Section 8.11.  Compliance with REMIC Provisions; Tax Returns...................................95

                                   ARTICLE IX
                                   TERMINATION

Section 9.01.  Termination upon Repurchase by the Company or Liquidation of All Mortgage Loans.96
Section 9.02.  Additional Termination Requirements.............................................97

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.01.  Amendment......................................................................98
Section 10.02.  Recordation of Agreement.......................................................99
Section 10.03.  Limitation on Rights of Certificateholders.....................................99
Section 10.04.  Governing Law.................................................................100
Section 10.05.  Notices.......................................................................100
Section 10.06.  Notices to the Rating Agencies................................................100
Section 10.07.  Severability of Provisions....................................................101
Section 10.08.  Certificates Nonassessable and Fully Paid.....................................101

Exhibits


EXHIBIT A   Forms of Certificates
EXHIBIT B   Principal Balance Schedules
EXHIBIT C   Mortgage Loans (including list of Cooperative Loans)
EXHIBIT D   Form of Servicer's Certificate
EXHIBIT E   Form of Transfer Certificate as to ERISA Matters for Definitive
                 ERISA-Restricted Certificates
EXHIBIT F   Form of Residual Certificate Transferee Affidavit
EXHIBIT G   Form of Residual Certificate Transferor Letter
EXHIBIT H   Additional Servicer Compensation
EXHIBIT I   Form of Investment Letter for Definitive Restricted Certificates
EXHIBIT J   Form of Distribution Date Statement
EXHIBIT K   Form of Special Servicing and Collateral Fund Agreement
EXHIBIT L   Form of Lost Note Affidavit and Agreement
EXHIBIT M   Schedule of Designated Loans
EXHIBIT N   Loan Sale Agreement
EXHIBIT O   Senior Principal Priorities

     THIS POOLING AND SERVICING AGREEMENT, dated as of _____, between GE CAPITAL MORTGAGE SERVICES, INC., a corporation organized and existing under the laws of the State of New Jersey, [GE CAPITAL MORTGAGE FUNDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware,] and _____, as Trustee.

                          W I T N E S S E T H   T H A T :
                          -------------------------------

     In consideration of the mutual agreements herein contained, GE Capital Mortgage Services, Inc. and _____ agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          Accretion Directed Certificate: [ ].

          Accretion Directed Component: [ ].

          Accretion Termination Date: [ ].

          Accrual Amount: As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date through the related Accretion Termination Date, the sum of (x) any amount of Accrued Certificate Interest allocable to such Class or Component pursuant to Section 4.01(a)(i) on such Distribution Date and (y) any amount of Unpaid Class Interest Shortfall allocable to such Class or Component pursuant to Section 4.01(a)(ii) on such Distribution Date, to the extent that such amounts are distributed to any Accretion Directed Certificates and any Accretion Directed Components pursuant to Section 4.01(e). As to any Class of Accrual Certificates and any Accrual Component and each Distribution Date after the related Accretion Termination Date, zero.

          Accrual Certificates: [ ].

          Accrual Component: [ ].

          Accrued Certificate Interest: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components), interest accrued during the related Interest Accrual Period at the applicable Certificate Interest Rate on the Class Certificate Principal Balance (or, in the case of any Class of Notional Certificates, on the aggregate Notional Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Specified Component (other than any Principal Only Component), interest accrued during the related Interest Accrual Period at the applicable Component Interest Rate on the Component Principal Balance (or Notional Component Principal Balance) thereof immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the aggregate of Accrued Certificate Interest on such Specified Components for such Distribution Date.

          Accrued Certificate Interest on each Class of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and any Specified Component (other than any Principal Only Component) shall be reduced by such Class's or Specified Component's share of the amount of any Net Interest Shortfall and Certificate Interest Losses for such Distribution Date. Any Net Interest Shortfall and Certificate Interest Losses shall be allocated among (x) the Classes of Certificates (other than any Class of Principal Only Certificates and any Class of Certificates consisting of Specified Components) and (y) the Specified Components (other than any Principal Only Component) of any Component Certificate in proportion to the respective amounts of Accrued Certificate Interest that would have resulted absent such shortfall or losses.

          Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          Allocable Share: (a) As to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the definition of Junior Optimal Principal Amount, and as to each Class of Junior Certificates, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of the Junior Certificates.

          (b) As to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the definition of Junior Optimal Principal Amount, and as to the Class M Certificates and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate Class Certificate Principal Balance of all such Classes. As to any Distribution Date and each Class of Class B Certificates for which the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%.

          Amortization Payment: As to any REO Mortgage Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by Section 3.08(b).

          Amount Held for Future Distribution: As to each Distribution Date, the total of all amounts credited to the Mortgage Loan Payment Record as of the preceding Determination Date on account of (i) Principal Prepayments, Insurance Proceeds and Liquidation Proceeds received subsequent to the preceding Prepayment Period applicable to such receipts, and (ii) monthly payments of principal and interest due subsequent to the preceding Due Date.

          Anniversary Determination Date: The Determination Date occurring in _____ of each year that the Certificates are outstanding, commencing in
     _____.

          Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

          Assumed Monthly Payment Reduction: As of any Anniversary Determination Date and as to any Non-Primary Residence Loan remaining in the Mortgage Pool whose original principal balance was 80% or greater of the Original Value thereof, the excess of (i) the Monthly Payment thereof calculated on the assumption that the Mortgage Rate thereon was equal to the weighted average (by principal balance) of the Remittance Rates of all Outstanding Mortgage Loans (the "Weighted Average Rate") as of such Anniversary Determination Date over (ii) the Monthly Payment thereof calculated on the assumption that the Remittance Rate thereon was equal to the Weighted Average Rate less 1.25% per annum.

          Available Funds: As to each Distribution Date, an amount equal to the sum of (i) all amounts credited to the Mortgage Loan Payment Record pursuant to Section 3.02 as of the preceding Determination Date, (ii) any Monthly Advance and any Compensating Interest Payment for such Distribution Date, (iii) the Purchase Price of any Defective Mortgage Loans and Defaulted Mortgage Loans deposited in the Certificate Account on the Business Day preceding such Distribution Date (including any amounts deposited in the Certificate Account in connection with any substitution of a Mortgage Loan as specified in Section 2.03(b)), and (iv) the purchase price of any defaulted Mortgage Loan purchased under an agreement entered into pursuant to Section 3.08(e) as of the end of the preceding Prepayment Period less the sum of (x) the Amount Held for Future Distribution, (y) the amount of any Unanticipated Recovery credited to the Mortgage Loan Payment Record pursuant to clause (vi) of Section 3.02(b), and (z) amounts permitted to be debited from the Mortgage Loan Payment Record pursuant to clauses (i) through (vii) and (ix) of Section 3.04.

          Bankruptcy Coverage Termination Date: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          Bankruptcy Loss Amount: As of any Determination Date prior to the first Anniversary Determination Date, the Bankruptcy Loss Amount shall equal $ , as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since the Cut-off Date. As of any Determination Date after the first Anniversary Determination Date, other than an Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Anniversary Determination Date as reduced by the aggregate amount of Deficient Valuations and Debt Service Reductions since such preceding Anniversary Determination Date. As of any Anniversary Determination Date, the Bankruptcy Loss Amount shall equal the lesser of (x) the Bankruptcy Loss Amount as of the preceding Determination Date as reduced by any Deficient Valuations and Debt Service Reductions for the preceding Distribution Date, and (y) the greater of (i) the Fitch Formula Amount for such Anniversary Determination Date and (ii) the Formula Amount for such Anniversary Determination Date.

          The Bankruptcy Loss Amount may be further reduced by the Company (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Company shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

          [Base] Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and
     (ii) the Base Servicing Fee Rate for such Mortgage Loan. The [Base] Servicing Fee for any Distribution Date is subject to adjustment pursuant to Section 3.08(d) (with respect to a Realized Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

          [Base] Servicing Fee Rate: As to any Mortgage Loan, the per annum rate identified as such for such Mortgage Loan and set forth in the Mortgage Loan Schedule.

          BBA: The British Bankers' Association.

          BIF: The Bank Insurance Fund of the FDIC, or its successor in interest.

          Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date, each Class of Certificates, other than the Class R [,Class RL] and Class Certificates, constitutes a Class of Book-Entry Certificates.

          Book-Entry Nominee: As defined in Section 5.02(b).

          Business Day: Any day other than a Saturday or a Sunday, or a day on which banking institutions in New York City or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

          Buydown Funds: Funds contributed by the Mortgagor or another source in order to reduce the interest payments required from the Mortgagor for a specified period in specified amounts.

          Buydown Mortgage Loan: Any Mortgage Loan as to which the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and the difference between the amount paid by the Mortgagor and the amount specified in the Mortgage Note is paid from the related Buydown Funds.

          Buydown Period: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage Loan.

          Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

          Certificate Account: The trust account or accounts created and maintained with the Trustee pursuant to Section 3.02 and which must be an Eligible Account.

          Certificate Interest Loss: (i) On or prior to the Cross-Over Date, any Interest Loss in respect of an Excess Loss and (ii) after the Cross-Over Date, any Interest Loss, in each case to the extent such Interest Loss is allocable to the Certificates in accordance with Section 3.08(d) (with respect to a Realized Loss) or the definition of Interest Loss (with respect to the interest portion of a Debt Service Reduction).

          Certificate Interest Rate: With respect to any Class of Certificates, other than any LIBOR Certificates, and as of any Distribution Date, the per annum fixed rate specified in Section 5.01(b). With respect to any Class of LIBOR Certificates, the per annum variable rate at any time at which interest accrues on the Certificates of such Class, as determined pursuant to Section 5.01(e).

          Certificate Owner: With respect to any Book-Entry Certificate, the person who is the beneficial owner thereof.

          Certificate Principal Balance: As to any Certificate other than a Notional Certificate, and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate (plus, in the case of any Accrual Certificate, its Percentage Interest of any related Accrual Amount for each previous Distribution Date) less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.01, (ii) any Realized Losses allocated to such Certificate on previous Distribution Dates pursuant to Section 4.03(b) and
     (c), and (iii) in the case of a Subordinate Certificate, such Certificate's Percentage Interest of the Subordinate Certificate Writedown Amount allocated to such Certificate on previous Distribution Dates. The Notional Certificates are issued without Certificate Principal Balances.

          Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

          Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, a Certificate of any Class to the extent that the Company or any affiliate is the Certificate Owner or Holder thereof (except to the extent the Company or any affiliate thereof shall be the Certificate Owner or Holder of all Certificates of such Class), shall be deemed not to be outstanding and the Percentage Interest (or Voting Rights) evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests (or Voting Rights) necessary to effect any such consent has been obtained; provided, however, that in determining whether the Trustee shall be protected in relying on such consent only the Certificates that the Trustee knows to be so held shall be so disregarded.

          Class: All Certificates bearing the same class designation or any Lower-Tier Interest.

          Class B Certificate: Any Class [B1, Class B2, Class B3, Class B4 or Class B5] Certificate.

          Class Certificate Principal Balance: As to any Class of Certificates, other than any Class of Notional Certificates, and as of any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class. The Class Certificate Principal Balance of each such Class of Certificates as of the Closing Date is specified in Section 5.01(b).

          Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates or any Class consisting of Specified Components) or any Specified Component, any amount by which the amount distributed to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates or to the Component Principal Balance of any Accrual Component constituting a Specified Component) on such Distribution Date is less than the Accrued Certificate Interest thereon or in respect thereof for such Distribution Date. As to any Distribution Date and any Class of Certificates consisting of Specified Components, the sum of the Class Interest Shortfalls for such Components on such date.

          Class PO Deferred Amount: As to any Distribution Date on or prior to the Cross-Over Date, the aggregate of the applicable PO Percentage of the principal portion of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date or previously allocated to the Class PO Certificates and not yet paid to the Holders of the Class PO Certificates pursuant to Section 4.01(a)(iv).

          Closing Date: _____.

          Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

          COFI: The monthly weighted average cost of funds for savings institutions the home offices of which are located in Arizona, California, or Nevada that are member institutions of the Eleventh Federal Home Loan Bank District, as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco in its monthly Information Bulletin.

          COFI Certificates: [ ].

          COFI Determination Date: As to each Interest Accrual Period for any COFI Certificates, the last Business Day of the calendar month preceding the commencement of such Interest Accrual Period.

          Compensating Interest Payment: With respect to any Distribution Date, an amount equal to the aggregate of the Interest Shortfalls described in clauses (a) and (b) of the definition thereof with respect to such Distribution Date; provided, however, that such amount shall not exceed the lesser of (i) an amount equal to the product of (x) the Pool Scheduled Principal Balance with respect to such Distribution Date and (y) one-twelfth of 0.125%, and (ii) the aggregate of the [Base] Servicing Fees that the Company would be entitled to retain on such Distribution Date (less any portion thereof paid as servicing compensation to any Primary Servicer) without giving effect to any Compensating Interest Payment.

          Component: Any of the components of a Class of Component Certificates having the designations and the initial Component Principal Balances as follows:

                                                      Initial Component
                          Designation                 Principal Balance
                              [ ]                             [ ]
                          --------------              ------------------

          Component Certificate: [ ].

          Component Interest Rate: [ ].

          Component Principal Balance: As of any Distribution Date, and with respect to any Component, other than any Notional Component, the initial Component Principal Balance thereof (as set forth, as applicable, in the definition of Component) (plus, in the case of any Accrual Component, any related Accrual Amount for each previous Distribution Date) less the sum of
     (x) all amounts distributed in reduction thereof on previous Distribution Dates pursuant to Section 4.01 and (y) the amount of all Realized Losses allocated thereto pursuant to Section 4.03(d).

          Confirmatory Mortgage Note: With respect to any Mortgage Loan, a note or other evidence of indebtedness executed by the Mortgagor confirming its obligation under the note or other evidence of indebtedness previously executed by the Mortgagor upon the origination of the related Mortgage Loan.

          Cooperative: A private, cooperative housing corporation organized in accordance with applicable state laws which owns or leases land and all or part of a building or buildings located in the relevant state, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

          Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of one or more Proprietary Leases.

          Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate(s),
     (iii) an assignment of the Proprietary Lease(s), (iv) financing statements and (v) a stock power (or other similar instrument), and in addition thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund. The Mortgage Loans identified in Exhibit C hereto are Cooperative Loans.

          Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

          Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate(s) or other instrument evidencing the related Cooperative Stock.

          Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at
     _____.

          [Corresponding Class: With respect to any Class of Lower-Tier Interests, the Class or Classes of Certificates, and with respect to any Class of Certificates, the Class or Classes of Lower-Tier Interests, appearing opposite such Class of Lower-Tier Interests or Certificates in the table included in Section 2.05(a).]

          [Corresponding Component: With respect to any Class of Lower-Tier Interests, the Component or Components of a Class of Certificates, and with respect to any Component or Components of a Class of Certificates, the Class or Classes of Lower-Tier Interests, appearing opposite such Class of Lower-Tier Interests or Components in the table included in Section 2.05(a).]

          Cross-Over Date: The first Distribution Date on which the aggregate Class Certificate Principal Balance of the Junior Certificates has been reduced to zero (giving effect to all distributions on such Distribution
     Date).

          Cut-off Date: _____.

          Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (a) the then current Monthly Payment for such Mortgage Loan over (b) the amount of the monthly payment of principal and interest required to be paid by the Mortgagor as established by a court of competent jurisdiction as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

          Defaulted Mortgage Loan: With respect to any Determination Date, a Mortgage Loan as to which the related Mortgagor has failed to make unexcused payment in full of a total of three or more consecutive installments of principal and interest, and as to which such delinquent installments have not been paid, as of the close of business on the last Business Day of the month next preceding the month of such Determination Date.

          Defective Mortgage Loan: Any Mortgage Loan which is required to be purchased by the Company (or which the Company may replace with a substitute Mortgage Loan) pursuant to Section 2.02 or 2.03(a).

          Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the valuation by a court of competent jurisdiction of the related Mortgaged Property as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property.

          Definitive Certificate: Any Certificate, other than a Book-Entry Certificate, issued in definitive, fully registered form.

          Definitive Restricted Junior Certificate: Any Restricted Junior Certificate that is in the form of a Definitive Certificate.

          Depositor: [GECMSI] [GE Capital Mortgage Funding Corporation, a Delaware corporation, and its successors.]

          Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York, as amended, or any successor provisions thereto.

          Depository Participant: A broker, dealer, bank or other financial institution or other Person for which, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with such Depository.

          Designated Loan Closing Documents: With respect to any Designated Loan, a Lost Note Affidavit substantially in the form of Exhibit L, and an assignment of the related Mortgage to the Trustee in recordable form (except for the omission therein of recording information concerning such Mortgage).

          Designated Loans: The Mortgage Loans, if any, listed on Exhibit M hereto.

          Designated Telerate Page: The Dow Jones Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA for the purpose of displaying the Interest Settlement Rates).

          Determination Date: With respect to any Distribution Date, the fifth Business Day prior thereto.

          Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate less than _____% per annum.

          Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing (including but not limited to state pension organizations); (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing;
     (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income); and (iv) a rural electric and telephone cooperative described in Code section 1381(a)(2)(C). The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit.

          Distribution Date: The 25th day of each calendar month after the month of initial issuance of the Certificates, or, if such 25th day is not a Business Day, the next succeeding Business Day.

          Distribution Date Statement: The statement referred to in Section 4.05(a).

          Document File: As defined in Section 2.01.

          Due Date: The first day of the month of the related Distribution Date.

          Eligible Account: An account that is either (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in one of its two highest long-term rating categories and has been assigned by S&P its highest short-term rating, (ii) an account or accounts the deposits in which are fully insured by either the BIF or the SAIF, (iii) an account or accounts, in a depository institution in which such accounts are insured by the BIF or the SAIF (to the limits established by the FDIC), the uninsured deposits in which accounts are either invested in Permitted Investments or are otherwise secured to the extent required by the Rating Agencies such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificateholders have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee hereunder or (v) such account as will not cause either Rating Agency to downgrade or withdraw its then-current rating assigned to the Certificates, as evidenced in writing by the Rating Agencies.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          ERISA-Restricted Certificate: Any Junior Certificate.

          Event of Default: An event described in Section 7.01.

          Excess Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction, or portion thereof, (i) occurring after the Bankruptcy Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Bankruptcy Loss Amount.

          Excess Fraud Loss: Any Fraud Loss, or portion thereof, (i) occurring after the Fraud Coverage Termination Date or (ii) if on such date, in excess of the then-applicable Fraud Loss Amount.

          Excess Loss: Any Excess Bankruptcy Loss, Excess Fraud Loss or Excess Special Hazard Loss.

          Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, (i) occurring after the Special Hazard Termination Date or (ii) if on such date, in excess of the then-applicable Special Hazard Loss Amount.

          FDIC: The Federal Deposit Insurance Corporation, or its successor in interest.

          FHLMC: The Federal Home Loan Mortgage Corporation or its successor in interest.

          Financial Intermediary: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

          Fitch: Fitch IBCA, Inc. and its successors.

          Fitch Formula Amount: As to each Anniversary Determination Date, the greater of (i) $50,000 and (ii) the product of (x) the greatest Assumed Monthly Payment Reduction for any Non-Primary Residence Loan whose original principal balance was 80% or greater of the Original Value thereof, (y) the weighted average remaining term to maturity (expressed in months) of all the Non-Primary Residence Loans remaining in the Mortgage Pool as of such Anniversary Determination Date, and (z) the sum of (A) one plus (B) the number of all remaining Non-Primary Residence Loans divided by the total number of Outstanding Mortgage Loans as of such Anniversary Determination Date.

          FNMA: The Federal National Mortgage Association or its successor in interest.

          Formula Amount: As to each Anniversary Determination Date, the greater of (i) $100,000 and (ii) the product of (x) 0.06% and (y) the Scheduled Principal Balance of each Mortgage Loan remaining in the Mortgage Pool whose original principal balance was 75% or greater of the Original Value thereof.

          Fraud Coverage Termination Date: The Distribution Date upon which the related Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          Fraud Loss: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

          Fraud Loss Amount: As of any Distribution Date after the Cut-off Date,
     (x) prior to the first anniversary of the Cut-off Date, an amount equal to $_____ minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the Cut-off Date, and (y) from the first to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% (from the first to but excluding the third anniversaries of the Cut-off Date) or 0.5% (from and including the third to but excluding the fifth anniversaries of the Cut-off Date) of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. On or after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

          GECC: General Electric Capital Corporation, a corporation incorporated under the provisions of the New York Banking Law applicable to investment companies, or any corporation into which GECC may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which GECC shall be a party, or any corporation succeeding to the business of GECC.

          GECMSI: GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey, or its successor in interest.

          Group I Final Distribution Date: The Distribution Date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates is reduced to zero.

          [Group I Senior Certificate: Any Class _____, or Class R [or Class RL] Certificate.]

          Group II Senior Certificate: Any Class _____ Certificate.]

          [Group II Senior Percentage: With respect to any Distribution Date, the percentage (carried to six decimal places) obtained by dividing (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such Distribution Date, by (y) the aggregate Certificate Principal Balance of all the Certificates (other than the Class PO Certificates) immediately preceding such Distribution Date.]

          [Group II Senior Prepayment Distribution Percentage: 0% through the Distribution Date in _____; 30% thereafter through the Distribution Date in _____; 40% thereafter through the Distribution Date in _____; 60% thereafter through the Distribution Date in _____; 80% thereafter through the Distribution Date in _____; and 100% thereafter.]

          [Group II Senior Principal Distribution Amount: With respect to any Distribution Date, the sum of (a) the total of the amounts described in clauses (i) and (iii) of the definition of Senior Optimal Principal Amount (without application of the Senior Percentage or the Senior Prepayment Percentage) for such date multiplied by the Group II Senior Percentage for such date and (b) the total of the amounts described in clauses (ii), (iv) and (v) of the definition of Senior Optimal Principal Amount (without application of the Senior Prepayment Percentage) for such date multiplied by the product of (x) the Group II Senior Percentage for such date and (y) the Group II Senior Prepayment Distribution Percentage for such date; provided, however, that (i) on the Group I Final Distribution Date, the Group II Senior Principal Distribution Amount will be increased by any portion of the Senior Optimal Principal Amount remaining after distributions of principal have been made on the Group I Senior Certificates and (ii) following the Group I Final Distribution Date, the Group II Senior Principal Distribution Amount will equal the Senior Optimal Principal Amount.]

          Initial Certificate Principal Balance: With respect to any Certificate, other than a Notional Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date.

          [Initial LIBOR Rate: _____%.]

          Insurance Proceeds: Proceeds paid pursuant to the Primary Insurance Policies, if any, and amounts paid by any insurer pursuant to any other insurance policy covering a Mortgage Loan.

          Insured Expenses: Expenses covered by the Primary Insurance Policies, if any, or any other insurance policy or policies applicable to the Mortgage Loans.

          Interest Accrual Period: With respect to any Distribution Date and any Class of Certificates [(other than the LIBOR Certificates] and any Class of Principal Only Certificates) or Component, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs. [With respect to any Distribution Date and the LIBOR Certificates, the one-month period commencing on the 25th day of the preceding month and ending on the 24th day of the month in which such Distribution Date occurs.] [The Interest Accrual Period for each Class of Lower-Tier Interests shall be the Interest Accrual Period for such Class of Lower-Tier Interest's Corresponding Class (or Classes).]

          Interest Loss: (i) With respect to any Realized Loss, the excess of accrued and unpaid interest due on the related Mortgage Loan over the amount allocated to interest thereon in accordance with Section 3.08(d), and (ii) with respect to any Debt Service Reduction and any calendar month, the reduction in the amount of interest due on the related Mortgage Loan during such month as a result of the relevant bankruptcy proceeding.

          The amount of any Interest Loss described in clause (i) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates in accordance with Section 3.08(d). [The amount of any Interest Loss described in clause (ii) of the preceding paragraph will be allocated among the Base Servicing Fee, the Supplemental Servicing Fee and the Certificates in proportion to the amount of interest that would have been allocated to the Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate and interest at the Remittance Rate, respectively, in the absence of the Debt Service Reduction.]

          Interest Settlement Rate: With respect to any Interest Accrual Period, the rate (expressed as a percentage per annum) for one-month U.S. Dollar deposits reported by the BBA at 11:00 a.m. London time on the related LIBOR Determination Date and as it appears on the Designated Telerate Page.

          Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

               (A) partial principal prepayments: one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment;

               (B) principal prepayments in full received on or after the sixteenth day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, on or after the Cut-off Date) but on or before the last day of the month preceding the month of such Distribution Date, the difference between (i) one month's interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Mortgage Rate) received at the time of such prepayment;

               (C) principal prepayments in full received by the Company (or of which the Company receives notice, in the case of a Mortgage Loan serviced by a Primary Servicer) on or after the first day but on or before the fifteenth day of the month of such Distribution Date: none; and

               (D) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the related Net Mortgage Rate over (ii) 30 days' interest (or, in the case of a Principal Prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Mortgage Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

               [For purposes of the definitions of Net Interest Shortfall and Supplemental Servicing Fee, the amount of any Interest Shortfall shall be allocated between the Certificates and the Supplemental Servicing Fee in proportion to the amount of interest that would have been allocated to the Certificates (at the Remittance Rate) and the Supplemental Servicing Fee (at the Supplemental Servicing Fee Rate), respectively, in the absence of such Interest Shortfall.]

          Junior Certificate: Any Class [M or Class B] Certificate.

          Junior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Junior Certificates immediately prior to such Distribution Date):

          (i) the Junior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (other than as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Junior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, and 100% of any Senior Optimal Principal Amount not distributed to the Senior Certificates on such Distribution Date, together with the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the excess, if any, of (x) the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period (other than in respect of Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, over (y) the amount distributable pursuant to clause (iii) of the definition of Senior Optimal Principal Amount on such Distribution Date;

          (iv) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the Junior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date.

          For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

          After the Class Certificate Principal Balances of the Junior Certificates have been reduced to zero, the Junior Optimal Principal Amount shall be zero.

          Junior Percentage: As to any Distribution Date, the excess of 100% over the Senior Percentage for such Distribution Date.

          Junior Prepayment Percentage: As to any Distribution Date, the excess of 100% over the Senior Prepayment Percentage for such Distribution Date, except that (i) after the aggregate Certificate Principal Balance of the Senior Certificates other than the Class PO Certificates has been reduced to zero, the Junior Prepayment Percentage shall be 100%, and (ii) after the Cross-Over Date, the Junior Prepayment Percentage shall be zero.

          Latest Possible Maturity Date: _____.

          LIBOR: With respect to any Interest Accrual Period, the per annum rate determined, pursuant to Section 5.08, on the basis of the Interest Settlement Rate or as otherwise provided in such Section.

          LIBOR Certificate: [Any Class _____ Certificate.]

          LIBOR Determination Date: The second London Banking Day immediately preceding the commencement of each Interest Accrual Period for any LIBOR Certificates.

          Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered, including any Mortgage Loan with respect to which the Servicer determines not to foreclose upon the related Mortgaged Property based on its belief that such Mortgaged Property may be contaminated with or affected by hazardous or toxic wastes, materials or substances.

          Liquidation Expenses: Expenses which are incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan and not recovered by the Servicer under any Primary Insurance Policy for reasons other than the Servicer's failure to comply with Section 3.05, such expenses including, without limitation, legal fees and expenses, and, regardless of when incurred, any unreimbursed amount expended by the Servicer pursuant to Section 3.03 or Section 3.06 respecting the related Mortgage Loan and any related and unreimbursed Property Protection Expenses.

          Liquidation Proceeds: Cash (other than Insurance Proceeds) received in connection with the liquidation of any defaulted Mortgage Loan whether through judicial foreclosure or otherwise.

          [Loan Sale Agreement: the Loan Sale Agreement, dated as of the date hereof, between the Depositor and GECMSI, a copy of which is attached hereto as Exhibit N.]

          Loan-to-Value Ratio: With respect to each Mortgage Loan, the original principal amount of such Mortgage Loan, divided by the Original Value of the related Mortgaged Property.

          London Banking Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England.

          Loss Allocation Limitation: As defined in Section 4.03(g).

          [Lower-Tier Balance: As to each Class of Lower-Tier Interests and any Distribution Date, the initial Lower-Tier Balance thereof set forth or specified in Section 2.05(a) (plus, in the case of any Class of Lower-Tier Interests as to which the Corresponding Class is a Class of Accrual Certificates or includes one or more Accrual Components, an amount equal to the Accrual Amount for such Corresponding Class or each such Accrual Component for each previous Distribution Date) less the sum of (i) the aggregate amount of principal allocable thereto on previous Distribution Dates pursuant to Section 2.05(c) and (ii) any Realized Losses or Subordinate Certificate Writedown Amount allocated thereto on previous Distribution Dates.]

          [Lower-Tier Interest: Any one of the Classes of regular interests in the Lower-Tier REMIC described as such in Section 2.05(a).]

          [Lower-Tier Interest Rate: As to each Lower-Tier Interest, the applicable "Lower-Tier Interest Rate," if any, set forth in Section 2.05(a).]

          [Lower-Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the assets and rights specified in clauses (i) through (viii) and (x) of the definition of the term Trust Fund.]

          Monthly Advance: With respect to any Distribution Date, the aggregate of the advances required to be made by the Servicer pursuant to Section 4.04(a) (or by the Trustee pursuant to Section 4.04(b)) on such Distribution Date, the amount of any such Monthly Advance being equal to
     (a) the aggregate of payments of principal and interest (adjusted to the related Remittance Rate) on the Mortgage Loans that were due on the related Due Date, without regard to any arrangements entered into by the Servicer with the related Mortgagors pursuant to Section 3.02(a)(ii), and delinquent as of the close of business on the Business Day next preceding the related Determination Date, less (b) the amount of any such payments which the Servicer or the Trustee, as applicable, in its reasonable judgment believes will not be ultimately recoverable by it either out of late payments by the Mortgagor, Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. With respect to any Mortgage Loan, the portion of any such advance or advances made with respect thereto.

          Monthly Payment: The scheduled monthly payment on a Mortgage Loan for any month allocable to principal or interest on such Mortgage Loan.

          Moody's: Moody's Investors Service, Inc. and its successors.

          Mortgage: The mortgage or deed of trust creating a first lien on a fee simple interest or leasehold estate in real property securing a Mortgage Note.

          Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to such documents pursuant to this Agreement.

          Mortgage Loan Payment Record: The record maintained by the Company pursuant to Section 3.02(b).

          Mortgage Loan Schedule: As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans as of the Cut-off Date is attached hereto as Exhibit C.

          Mortgage Loans: As of any date of determination, each of the mortgage loans identified on the Mortgage Loan Schedule (as amended pursuant to Section 2.03(b)) delivered and assigned to the Trustee pursuant to Section
     2.01 or 2.03(b), and not theretofore released from the Trust Fund by the Trustee.

          Mortgage Loan Seller: GECMSI.

          Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness (which may consist of a Confirmatory Mortgage
     Note) evidencing the indebtedness of a Mortgagor under such Mortgage Loan.

          Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

          Mortgage Rate: The per annum rate of interest borne by a Mortgage Loan as set forth in the related Mortgage Note.

          Mortgaged Property: The underlying real property securing the Mortgage Loan, or with respect to a Cooperative Loan, the related Proprietary Lease and Cooperative Stock.

          Mortgagor: With respect to any Mortgage Loan, each obligor on the related Mortgage Note.

          Net Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Interest Shortfalls allocable to the Certificates (as determined in accordance with the definition of Interest Shortfall) for such Distribution Date over any Compensating Interest Payment for such date.

          Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, the sum of (i) any Liquidation Proceeds therefor less the related Liquidation Expenses, and (ii) any Insurance Proceeds therefor, other than any such Insurance Proceeds applied to the restoration of the related Mortgaged Property.

          Net Mortgage Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the applicable Base Servicing Fee Rate.

          Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

          Non-Credit Loss: Any Fraud Loss, Special Hazard Loss or Deficient Valuation.

          Non-Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Rate greater than or equal to ______% per annum.

          Non-permitted Foreign Holder: As defined in Section 5.02(b).

          Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is _____%. As to any Non-Discount Mortgage Loan, 100%.

          Non-Primary Residence Loan: Any Mortgage Loan secured by a Mortgaged Property that is (on the basis of representations made by the Mortgagors at origination) a second home or investor-owned property.

          Nonrecoverable Advance: All or any portion of any Monthly Advance or Monthly Advances previously made by the Servicer (or the Trustee) which, in the reasonable judgment of the Servicer (or, as applicable, the Trustee) will not be ultimately recoverable from related Net Liquidation Proceeds, Insurance Proceeds, REO Proceeds or otherwise. The determination by the Company that it has made a Nonrecoverable Advance or that any advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee and detailing the reasons for such determination.

          Non-U.S. Person: As defined in Section 4.02(c).

          Notional Certificate: [ ].

          Notional Component: [ ].

          Notional Component Balance: [ ].

          Notional Principal Balance: As to any Distribution Date and the Class _____ Certificates, the Class Certificate Principal Balance of the Class
     _____ Certificates for such Distribution Date. As to any Distribution Date and any Notional Certificate, such Notional Certificate's Percentage Interest of the aggregate Notional Principal Balance of the Notional Certificates of the same Class for such Distribution Date.

          Officer's Certificate: A certificate signed by the President, a Senior Vice President or a Vice President of the Servicer or the Depositor, as applicable, and delivered to the Trustee.

          Opinion of Counsel: A written opinion of counsel, who may be counsel for the Servicer or the Depositor; provided, however, that any Opinion of Counsel with respect to the interpretation or application of the REMIC Provisions or the status of an account as an Eligible Account shall be the opinion of independent counsel satisfactory to the Trustee.

          Original Subordinate Principal Balance: As set forth in the definition of Senior Prepayment Percentage.

          Original Value: The value of the property underlying a Mortgage Loan based, in the case of the purchase of the underlying Mortgaged Property, on the lower of an appraisal satisfactory to the Mortgage Loan Seller or the sales price of such property or, in the case of a refinancing, on an appraisal satisfactory to the Mortgage Loan Seller.

          Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Section 2.02, 2.03(a) or 3.16 or replaced pursuant to
     Section 2.03(b).

          Outstanding Non-Discount Mortgage Loan: Any Outstanding Mortgage Loan that is a Non-Discount Mortgage Loan.

          PAC Balance: As to any Distribution Date and any Class of PAC Certificates and any PAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

          PAC Certificate: [ ].

          PAC Component: [ ].

          Pay-out Rate: With respect to any Class of Certificates (other than any Class of Principal Only Certificates) and any Distribution Date, the rate at which interest is distributed on such Class on such Distribution Date and which is equal to a fraction (expressed as an annualized percentage) the numerator of which is the Accrued Certificate Interest for such Class and Distribution Date, and the denominator of which is the Class Certificate Principal Balance (or, in the case of the Notional Certificates, the Notional Principal Balance) of such Class immediately prior to such Distribution Date.

          Percentage Interest: With respect to any Certificate, the percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by Certificates of the same Class as such Certificate. With respect to any Certificate, the Percentage Interest evidenced thereby shall equal the Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the initial Notional Principal Balance) thereof divided by the aggregate Initial Certificate Principal Balance (or, in the case of a Notional Certificate, the aggregate initial Notional Principal Balance) of all Certificates of the same Class.

          Permitted Investments: One or more of the following; provided, however, that no such Permitted Investment may mature later than the Business Day preceding the Distribution Date after such investment except as otherwise provided in Section 3.02(e) hereof, provided, further, that such investments qualify as "cash flow investments" as defined in section 860G(a)(6) of the Code:

          (i) obligations of, or guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category;

          (iii) federal funds, certificates of deposit, time deposits and banker's acceptances, of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category;

          (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency; and

          (v) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates.

          Notwithstanding the foregoing, Permitted Investments shall not include "stripped securities" and investments which contractually may return less than the purchase price therefor.

          Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Plan: Any Person which is an employee benefit plan subject to ERISA or a plan subject to section 4975 of the Code.

          PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the excess of _____% over the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is _____%. As to any Non-Discount Mortgage Loan, 0%.

          PO Principal Distribution Amount: As to any Distribution Date, an amount equal to the sum of the applicable PO Percentage of:

          (i) the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) all principal prepayments in part received during the related Prepayment Period, together with the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date) of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Scheduled Principal Balance (as reduced by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination
     Date) of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date; for purposes of this clause (v), the definition of "Substitution Amount" shall be modified to reduce the Scheduled Principal Balance of the Mortgage Loan that is substituted for by any Deficient Valuation occurring on or prior to the Bankruptcy Coverage Termination Date.

          For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

          Pool Scheduled Principal Balance: With respect to any Distribution Date, the aggregate Scheduled Principal Balance of all the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month next preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date; or, if so specified, such other date).

          Prepayment Assumption: The assumed fixed schedule of prepayments on a pool of new mortgage loans with such schedule given as a monthly sequence of prepayment rates, expressed as annualized percent values. These values start at 0.2% per year in the first month, increase by 0.2% per year in each succeeding month until month 30, ending at 6.0% per year. At such time, the rate remains constant at 6.0% per year for the balance of the remaining term. Multiples of the Prepayment Assumption are calculated from this prepayment rate series.

          Prepayment Assumption Multiple: _____% of the Prepayment Assumption.

          Prepayment Distribution Trigger: As of any Distribution Date and as to each Class of Class [B] Certificates, the related Prepayment Distribution Trigger is satisfied if (x) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Certificate Principal Balance of such Class and each Class subordinate thereto, if any, on such Distribution Date, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date, equals or exceeds (y) such percentage calculated as of the Closing Date.

          Prepayment Interest Excess: As to any Voluntary Principal Prepayment in full received from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid in respect of interest on such Principal Prepayment. For purposes of determining the amount of Prepayment Interest Excess for any month, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof. All Prepayment Interest Excess shall be retained by the Company, as servicer, as additional servicing compensation.

          Prepayment Period: With respect to any Distribution Date and any Voluntary Principal Prepayment in part or other Principal Prepayment other than a Voluntary Principal Prepayment in full, the calendar month preceding the month of such Distribution Date; with respect to any Distribution Date and any Voluntary Principal Prepayment in full, the period beginning on the sixteenth day of the calendar month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

          Primary Insurance Policy: The certificate of private mortgage insurance relating to a particular Mortgage Loan, or an electronic screen print setting forth the information contained in such certificate of private mortgage insurance, including, without limitation, information relating to the name of the mortgage insurance carrier, the certificate number, the loan amount, the property address, the effective date of coverage, the amount of coverage and the expiration date of the policy. Each such policy covers defaults by the Mortgagor, which coverage shall equal the portion of the unpaid principal balance of the related Mortgage Loan that exceeds 75% (or such lesser coverage required or permitted by FNMA or FHLMC) of the Original Value of the underlying Mortgaged Property.

          Primary Servicer: Any servicer with which the Servicer has entered into a servicing agreement, as described in Section 3.01(f).

          Principal Balance Schedules: Any principal balance schedules attached hereto, if applicable, as Exhibit B, setting forth the PAC Balances of any PAC Certificates and PAC Components, the TAC Balances of any TAC Certificates and TAC Components and the Scheduled Balances of any Scheduled Certificates and Scheduled Components.

          Principal Only Certificate: [Any Class PO Certificate and any Class Certificate.]

          Principal Only Component: [ ].

          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (including, for this purpose, any refinancing permitted by Section 3.01 and any REO Proceeds treated as such pursuant to Section 3.08(b)) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest for any month subsequent to the month of prepayment.

          [Private Placement Memorandum: The private placement memorandum relating to the Restricted Junior Certificates dated _____.]

          Prohibited Transaction Exemption: U.S. Department of Labor Prohibited Transaction Exemption _____.

          Property Protection Expenses: With respect to any Mortgage Loan, expenses paid or incurred by or for the account of the Servicer in accordance with the related Mortgage for (a) real estate property taxes and property repair, replacement, protection and preservation expenses and (b) similar expenses reasonably paid or incurred to preserve or protect the value of such Mortgage to the extent the Servicer is not reimbursed therefor pursuant to the Primary Insurance Policy, if any, or any other insurance policy with respect thereto.

          Proprietary Lease: With respect to a Cooperative Loan, the proprietary lease(s) or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

          Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased hereunder from the Trust Fund, an amount equal to 100% of the unpaid principal balance thereof plus interest thereon at the applicable Mortgage Rate from the date to which interest was last paid to the first day of the month in which such purchase price is to be distributed; provided, however, that [in the case of a Mortgage Loan to be repurchased by the Mortgage Loan Seller,] if the Mortgage Loan Seller is the Servicer hereunder, such purchase price shall be net of unreimbursed Monthly Advances with respect to such Mortgage Loan, and the interest component of the Purchase Price may be computed on the basis of the Remittance Rate for such Mortgage Loan.

          QIB: A "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended.

          Rating Agency: Any statistical credit rating agency, or its successor, that rated any of the Certificates at the request of the Depositor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to the two highest long-term rating categories of a Rating Agency shall mean such ratings without any modifiers. As of the date of the initial issuance of the Certificates, the Rating Agencies are _____ and _____; except that for purposes of the Junior Certificates, other than the Class [B5] Certificates, _____ shall be the sole Rating Agency. The Class [B5] Certificates are issued without ratings.

          Realized Loss: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of such liquidation less (y) the related Liquidation Proceeds and Insurance Proceeds (as reduced by the related Liquidation Expenses).

          Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

          Reference Banks: As defined in Section 5.08.

          Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          Relief Act Mortgage Loan: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

          REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

          REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of the Code, and related provisions, and U.S. Office of the Treasury temporary or final regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

          Remittance Rate: With respect to any Mortgage Loan, the related Mortgage Rate less the [sum of the applicable Base] Servicing Fee Rate [and the Supplemental Servicing Fee Rate].

          REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Mortgage Loan and as to which the related Mortgaged Property is held as part of the Trust Fund.

          REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

          Reserve Fund: [ ].

          Reserve Interest Rate: As defined in Section 5.08.

          Residual Certificate: Any Class R [or Class RL] Certificate.

          Responsible Officer: When used with respect to the Trustee, any officer or assistant officer assigned to and working in the Corporate Trust Department of the Trustee and, also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          Restricted Certificate: Any Restricted Junior Certificate or Class PO Certificate.

          Restricted Junior Certificate: Any Class [B3, Class B4 or Class B5] Certificate.

          S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

          SAIF: The Savings Association Insurance Fund of the FDIC, or its successor in interest.

          Scheduled Balance: As to any Distribution Date and any Class of Scheduled Certificates and any Scheduled Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules.

          Scheduled Certificate: [ ].

          Scheduled Component: [ ].

          Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month next preceding the month of such Distribution Date (or, if so specified, such other date) as specified in the amortization schedule at the time relating to such Mortgage Loan (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments, Deficient Valuations incurred subsequent to the Bankruptcy Coverage Termination Date, adjustments due to the application of the Relief Act and the payment of principal due on such Due Date, irrespective of any delinquency in payment by the related Mortgagor. As to any Mortgage Loan and the Cut-off Date, the "unpaid balance" thereof specified in the initial Mortgage Loan Schedule.

          Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock and Proprietary Lease.

          Senior Certificate: Any Certificate other than a Junior Certificate.

          Senior Certificate Principal Balance: As of any Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Senior Certificates (other than any Class PO Certificates).

          Senior Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of:

          (i) the Senior Percentage of the applicable Non-PO Percentage of the principal portion of each Monthly Payment due on the related Due Date on each Outstanding Mortgage Loan as of such Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reductions subsequent to the Bankruptcy Coverage Termination Date but before any adjustment to such amortization schedule by reason of any bankruptcy (except as aforesaid) or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments in part received during the related Prepayment Period, together with the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) during the related Prepayment Period and (B) the Scheduled Principal Balance of each Mortgage Loan that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related Primary Insurance Policy, as reduced in each case by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of any Excess Losses (other than Excess Bankruptcy Losses attributable to Debt Service Reductions), and (y) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each such Liquidated Mortgage Loan (other than Mortgage Loans described in clause (B)) and (B) the principal balance of each such Mortgage Loan purchased by an insurer from the Trustee pursuant to the related Primary Insurance Policy, in each case during the related Prepayment Period;

          (iv) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan which was purchased on such Distribution Date pursuant to Section 2.02, 2.03(a) or 3.16; and

          (v) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the Substitution Amount for any Mortgage Loan substituted during the month of such Distribution Date.

          For purposes of clause (ii) above, a Voluntary Principal Prepayment in full with respect to a Mortgage Loan serviced by a Primary Servicer shall be deemed to have been received when the Company, as servicer, receives notice thereof.

          Senior Percentage: As to any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the Senior Certificate Principal Balance immediately prior to such Distribution Date by an amount equal to the sum of the Certificate Principal Balances of all the Certificates other than any Class PO Certificates immediately prior to such Distribution Date.

          Senior Prepayment Percentage: For any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, 100%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, an amount as follows:

          (i) for any Distribution Date subsequent to _____ to and including the Distribution Date in _____, the Senior Percentage for such Distribution Date plus 70% of the Junior Percentage for such Distribution Date;

          (ii) for any Distribution Date subsequent to _____ to and including the Distribution Date in _____, the Senior Percentage for such Distribution Date plus 60% of the Junior Percentage for such Distribution Date;

          (iii) for any Distribution Date subsequent to _____ to and including the Distribution Date in _____, the Senior Percentage for such Distribution Date plus 40% of the Junior Percentage for such Distribution Date;

          (iv) for any Distribution Date subsequent to _____ to and including the Distribution Date in _____, the Senior Percentage for such Distribution Date plus 20% of the Junior Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date.

          Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Closing Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

          In addition, notwithstanding the foregoing, no reduction of the Senior Prepayment Percentage below the level in effect for the most recent prior period as set forth in clauses (i) through (iv) above shall be effective on any Distribution Date unless at least one of the following two tests is satisfied:

          Test I: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) as a percentage of the aggregate Class Certificate Principal Balance of the Junior Certificates as of such date, does not exceed 50%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Closing Date (the "Original Subordinate Principal Balance") if such Distribution Date occurs between and including _____ and _____, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including _____ and _____, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including _____ and _____, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including _____ and _____ and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after _____; or

          Test II: If, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and REO Mortgage Loans) averaged over the last three months, as a percentage of the aggregate Scheduled Principal Balance of Mortgage Loans averaged over the last three months, does not exceed 4%, and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including _____ and _____, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including _____ and _____, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including _____ and _____, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including _____ and _____, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after _____.

          Servicer: GECMSI, or, if any successor to GECMSI is appointed as, or becomes, servicer pursuant to Section 6.02, 6.03 or 7.02, the such successor.

          Servicer's Certificate: A certificate, completed by and executed on behalf of the Servicer by a Servicing Officer in accordance with Section 4.06, substantially in the form of Exhibit D hereto or in such other form as the Company and the Trustee shall agree.

          Servicing Fee: As to any Mortgage Loan and Distribution Date, the [sum of (a) the Base Servicing Fee and (b) the Supplemental Servicing Fee].

          Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers attached to an Officer's Certificate furnished to the Trustee by the Servicer, as such list may from time to time be amended.

          Single Certificate: A Certificate with an Initial Certificate Principal Balance, or initial Notional Principal Balance, of $1,000 or, in the case of a Class of Certificates issued with an initial Class Certificate Principal Balance or initial Notional Principal Balance of less than $1,000, such lesser amount.

          Special Hazard Loss: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06 and (b) any loss caused by or resulting from:

               (A) normal wear and tear;

               (B) conversion or other dishonest act on the part of the Trustee, the Company or any of their agents or employees; or

               (C) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

          or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.06.

          Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $_____ minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been allocated to the Junior Certificates in accordance with Section 4.03 in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount (as defined below) as most recently calculated. On each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (x) the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (B) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, and (y) an amount calculated by the Company and approved by each Rating Agency, which amount shall not be less than $500,000.

          Special Hazard Percentage: As of each anniversary of the Cut-off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing (x) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of _____ by (y) the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

          Special Hazard Termination Date: The Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

          Specified Component: [ ].

          Startup Day: As defined in Section 2.06(c).

          Subordinate Certificates: The Class [M and Class B] Certificates.

          Subordinate Certificate Writedown Amount: As to any Distribution Date, first, any amount distributed to the Class PO Certificates on such Distribution Date pursuant to Section 4.01(a)(iv) and second, after giving effect to the application of clause first above, the amount by which (i) the sum of the Class Certificate Principal Balances of all the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the related Certificates on such Distribution Date) exceeds (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date.

          Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(b), the excess of (x) the Scheduled Principal Balance of the Mortgage Loan that is substituted for, over (y) the Scheduled Principal Balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

          [Supplemental Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Supplemental Servicing Fee Rate for such Mortgage Loan. The Supplemental Servicing Fee for any Distribution Date shall be reduced by its allocable share of Interest Shortfalls (as provided in the definition thereof) and any Interest Losses (in accordance with Section 3.08(d)).]

          [Supplemental Servicing Fee Rate: As to any Mortgage Loan and Distribution Date, a fixed rate per annum equal to the excess, if any, of the Net Mortgage Rate thereof over _____%.]

          Surety: _____, or its successors in interest.

          Surety Bond: The Limited Purpose Surety Bond (Policy No. _____), dated _____, issued by the Surety for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Pledged Asset Mortgage Loans.

          TAC Balance: As to any Distribution Date and any Class of TAC Certificates and any TAC Component, the balance designated as such for such Distribution Date and such Class or Component as set forth in the Principal Balance Schedules attached as Exhibit B hereto.

          TAC Certificates: [ ].

          TAC Component: [ ].

          Trigger Event: Any one or more of the following: (i) if GECMSI is not a wholly-owned direct or indirect subsidiary of General Electric Company or if GECC shall not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of GECMSI, (ii) if the long-term senior unsecured rating of GECC is downgraded or withdrawn by _____ or _____ below their two highest rating categories, (iii) if GECC is no longer obligated pursuant to the terms of the support agreement, dated as of October 1, 1990, between GECC and GECMSI, to maintain GECMSI's net worth or liquidity (as such terms are defined therein) at the levels specified therein, or if such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable and (iv) if such support agreement, including any amendment thereto, is amended or modified.

          Trust Fund: The corpus of the trust created by this Agreement evidenced by the Certificates and consisting of:

          (i) the Mortgage Loans;

          (ii) all payments on or collections in respect of such Mortgage Loans, except as otherwise described in the first paragraph of Section 2.01, including the proceeds from the liquidation of any Additional Collateral for any Pledged Asset Mortgage Loan;

          (iii) the obligation of the Company to deposit in the Certificate Account the amounts required by Sections 3.02(d), 3.02(e) and 4.04(a), and the obligation of the Trustee to deposit in the Certificate Account any amount required pursuant to Section 4.04(b);

          (iv) the obligation of the Company to purchase or replace any Defective Mortgage Loan pursuant to Section 2.02 or 2.03;

          (v) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any REO Mortgage Loan;

          (vi) the proceeds of the Primary Insurance Policies, if any, and the hazard insurance policies required by Section 3.06, in each case, in respect of the Mortgage Loans, and the Company's interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01;

          (vii) the Certificate Account established pursuant to Section 3.02(d);

          (viii) the Eligible Account or Accounts, if any, established pursuant to Section 3.02(e);

          (ix) any collateral funds established to secure the obligations of the Holder of the Class [B4] and Class [B5] Certificates, respectively, under any agreements entered into between such holder and the Company pursuant to
     Section 3.08(e) (which collateral funds will not constitute a part of any REMIC established hereunder)[.][; and]

          (x) the rights and remedies under the Loan Sale Agreement, other than the right to receive the purchase for the Mortgage Loans payable by the Depositor to the Mortgage Loan Seller.

          Trustee: The institution executing this Agreement as Trustee, or its successor in interest, or if any successor trustee is appointed as herein provided, then such successor trustee so appointed.

          Unanticipated Recovery: As defined in Section 4.01(f) herein.

          Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of the property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.06.

          Unpaid Class Interest Shortfall: As to any Distribution Date and any Class of Certificates (other than any Class of Principal Only Certificates and any Class consisting of Specified Components) or any Specified Component (other than any Principal Only Component), the amount, if any, by which the aggregate of the Class Interest Shortfalls for such Class or in respect of such Specified Component for prior Distribution Dates is in excess of the aggregate amounts distributed on prior Distribution Dates to Holders of such Class of Certificates or in respect of such Specified Component (or added to the Class Certificate Principal Balance of any Class of Accrual Certificates, or to the Component Principal Balance of any Accrual Component constituting a Specified Component) pursuant to [a description of the Pooling and Servicing Agreement explanatory sections and a listing of the corresponding Senior or Junior Certificates].

          [Upper-Tier REMIC: One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Lower-Tier Interests.]

          Voluntary Principal Prepayment: With respect to any Distribution Date, any prepayment of principal received from the related Mortgagor on a Mortgage Loan.

          Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of Section 10.01. At all times during the term of this Agreement, 99% of all Voting Rights shall be allocated to the Classes of Certificates (other than the Class _____ Certificates), and 1% shall be allocated to Class _____ Certificates. Voting Rights shall be allocated among the Classes (other than the Class _____ Certificates) (and among the Certificates within each Class of Certificates) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances or Notional Principal Balances), as the case may be.

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. Conveyance of Mortgage Loans [;Assignment of Loan Sale Agreement]. (a) The Depositor, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set-over and otherwise convey to the Trustee without recourse (except as provided herein) all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received by the Depositor [or the Mortgage Loan Seller] on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date). [The Depositor, concurrently with execution and delivery hereof, does also hereby transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent provided herein) all the right, title and interest of the Depositor in, to and under the Loan Sale Agreement.]

     (b) The Depositor acknowledges it has transferred, assigned, set-over and otherwise conveyed all right, title and interest in and to the Mortgage Loans to the Trustee to the extent provided above and that retention of record title of Mortgages (subject to Section 2.01(d) of this Agreement) by the [Depositor] [Mortgage Loan Seller] is for convenience only and that the [Depositor] [Mortgage Loan Seller] holds record title in its capacity as Servicer solely as custodian for the Trustee for benefit of the Certificateholders. The [Depositor] [Mortgage Loan Seller] agrees that it will take no action inconsistent with ownership of the Mortgage Loans by the Trustee and will not deliver any instrument of satisfaction or conveyance with respect to a Mortgage or a Mortgage Loan, or convey or purport to convey any interest in a Mortgage Loan, except in accordance with the terms and the intent of this Agreement.

     (c) In connection with such transfer and assignment, the Depositor does hereby deliver to the Trustee the following documents or instruments with respect to:

          (1) Each Mortgage Loan (other than any Cooperative Loan or Designated
     Loan) so transferred and assigned:

               (i) The Mortgage Note, endorsed without recourse in blank by the Mortgage Loan Seller, including all intervening endorsements showing a complete chain of endorsement from the originator to the Trustee; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Trustee or may show a complete chain of endorsement from the named payee to the Trustee;

               (ii) Any assumption and modification agreement;

               (iii) An assignment in recordable form (which may be included in a blanket assignment or assignments) of the Mortgage to the Trustee; and

          (2) Each Cooperative Loan (other than a Designated Loan) so transferred and assigned:

               (i) The Mortgage Note, endorsed without recourse in blank by the Mortgage Loan Seller and showing an unbroken chain of endorsements from the originator to the Trustee; provided, however, that if such Mortgage Note is a Confirmatory Mortgage Note, such Confirmatory Mortgage Note may be payable directly to the Trustee or may show a complete chain of endorsement from the named payee to the Trustee;

               (ii) A counterpart of the Proprietary Lease and the Assignment of Proprietary Lease executed in blank or to the originator of the Cooperative Loan;

               (iii) The related Cooperative Stock Certificate, together with an undated stock power (or other similar instrument) executed in blank;

               (iv) A counterpart of the recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

               (v) The Security Agreement;

               (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator in the Cooperative Stock and the Proprietary Lease;

               (vii) If applicable, copies of the UCC-3 assignments of the security interest described in clause (vi) above, sent to the appropriate public office for filing, showing an unbroken chain of title from the originator to the Trustee, evidencing the security interest of the originator in the Cooperative Stock and the Proprietary Lease;

               (viii) An executed assignment (which may be a blanket assignment for all Cooperative Loans) of the interest of the Mortgage Loan Seller in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement described in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee; and (ix) A UCC-3 assignment from the [Mortgage Loan Seller] to the Trustee of the security interest described in clause (vi) above, in form suitable for filing, otherwise complete except for filing information regarding the original UCC-1 if unavailable (which may be included in a blanket assignment to the Trustee).

     In instances where a completed assignment of the Mortgage in recordable form cannot be delivered by the Depositor to the Trustee in accordance with
Section 2.01(b)(1)(iii) prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording of the Mortgage, the Depositor may, in lieu of delivering the completed assignment in recordable form, deliver to the Trustee the assignment in such form, otherwise complete except for recording information.

          (3) With respect to each Designated Loan, the Depositor does hereby deliver to the Trustee the Designated Loan Closing Documents.

     (d) In connection with each Mortgage Loan transferred and assigned to the Trustee, the Depositor shall deliver to the Trustee the following documents or instruments as promptly as practicable, but in any event within 30 days, after receipt by the Depositor [or the Mortgage Loan Seller on its behalf pursuant to the Loan Sale Agreement] of all such documents and instruments for all of the outstanding Mortgage Loans:

               (i) the Mortgage with evidence of recording indicated thereon (other than with respect to a Cooperative Loan);

               (ii) a copy of the title insurance policy (other than with respect to a Cooperative Loan);

               (iii) with respect to any Mortgage that has been assigned to the Company, the related recorded intervening assignment or assignments of Mortgage, showing a complete chain of assignment from the originator to the Company (other than with respect to a Cooperative Loan); and

               (iv) with respect to any Cooperative Loan that has been assigned to the Depositor, the related filed intervening UCC-3 financing statements (not previously delivered pursuant to Section 2.01(b)(2)(vii)), showing a complete chain of assignment from the named originator to the Mortgage Loan Seller.

Pending such delivery, the Servicer shall retain in its files (a) copies of the documents described in clauses (i) and (iii) of the preceding sentence, without evidence of recording thereon, and (b) title insurance binders with respect to the Mortgage Loans (other than with respect to a Cooperative Loan). The Servicer shall also retain in its files evidence of any Primary Mortgage Insurance relating to the Mortgage Loans during the period when the related insurance is in force. (The copies of the Mortgage, intervening assignments of Mortgage, if any, title insurance binder and the Primary Insurance Policy, if any, described in the two preceding sentences are collectively referred to herein as the "Document File" with respect to each Mortgage Loan.) The Servicer shall advise the Trustee in writing if such delivery to the Trustee shall not have occurred on or before the first anniversary of the Closing Date. The Servicer shall promptly furnish to the Trustee the documents included in the Document Files (other than any such documents previously delivered to the Trustee as originals or copies) either (a) upon the written request of the Trustee or (b) when the Company or the Trustee obtains actual notice or knowledge of a Trigger Event. The Trustee shall have no obligation to request delivery of the Document Files unless a Responsible Officer of the Trustee has actual notice or knowledge of the occurrence of a Trigger Event.

     In the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the date of execution and delivery of this Agreement, the Depositor, in lieu of delivering the above documents to the Trustee, herewith delivers to the Trustee a certification of a Servicing Officer of the nature set forth in Section 3.09.

     (e) The Depositor shall not be required to record the assignments of the Mortgages referred to in Section 2.01(b)(1)(iii) or file the UCC-3 assignments referred to in Section 2.01(b)(2)(ix) to the Trustee unless the Mortgage Loan Seller or the Trustee obtains actual notice or knowledge of the occurrence of any Trigger Event; provided, however, that such recording or filing shall not be required if the Mortgage Loan Seller delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to reduce or withdraw its then current ratings of the Certificates. The party obtaining actual notice or knowledge of any of such events shall give the other party prompt written notice thereof. For purposes of the foregoing (as well as for purposes of determining whether the Mortgage Loan Seller shall be required to deliver the Document Files to the Trustee following the occurrence of a Trigger Event), the Mortgage Loan Seller shall be deemed to have knowledge of any such downgrading referred to in the definition of Trigger Event if, in the exercise of reasonable diligence, the Mortgage Loan Seller has or should have had knowledge thereof. As promptly as practicable subsequent to the Mortgage Loan Seller's delivery or receipt of such written notice, as the case may be, the Mortgage Loan Seller shall insert the recording or filing information in the assignments of the Mortgages or UCC-3 assignments to the Trustee and shall cause the same to be recorded or filed, at the Mortgage Loan Seller's expense, in the appropriate public office for real property records or UCC financing statements, except that the Mortgage Loan Seller need not cause to be so completed and recorded any assignment of mortgage which relates to a Mortgage Loan secured by property in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel reasonably satisfactory to the Trustee and satisfactory to each Rating Agency (as evidenced in writing), recordation of such assignment is not necessary to protect the Trustee against discharge of such Mortgage Loan by the Mortgage Loan Seller [or the Depositor] or any valid assertion that any Person other than the Trustee has title to or any rights in such Mortgage Loan. In the event that the Mortgage Loan Seller fails or refuses to record or file the assignment of Mortgages or UCC-3 financing statement in the circumstances provided above, the Trustee shall record or cause to be recorded or filed such assignment or UCC-3 financing statement at the expense of the Mortgage Loan Seller. In connection with any such recording or filing, the Mortgage Loan Seller shall furnish such documents as may be reasonably necessary to accomplish such recording or filing. Notwithstanding the foregoing, at any time the Mortgage Loan Seller may record or file, or cause to be recorded or filed, the assignments of Mortgages or UCC-3 financing statement at the expense of the Mortgage Loan Seller.

     Section 2.02. Acceptance by Trustee. Subject to the examination hereinafter provided, the Trustee acknowledges receipt of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, delivered pursuant to Section 2.01, and declares that the Trustee holds and will hold such documents and each other document delivered to it pursuant to Section 2.01 in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File within 45 days after (i) the execution and delivery of this Agreement, in the case of the Mortgage Notes, the assignments of the Mortgages to the Trustee, the assumption and modification agreements, if any, the documents specified in Section 2.01(b)(2) (subject to any permitted delayed delivery of the documents described in Section 2.01(c)(iv)), and the Designated Loan Closing Documents, if any, (ii) delivery to the Trustee after the Closing Date of the Mortgage Notes and the assumption and modification agreements, if any, with respect to each Designated Loan, and
(iii) delivery of the recorded Mortgages, title insurance policies, recorded intervening assignments of Mortgage, if any, and filed intervening UCC-3 financing statements, if any, with respect to any Cooperative Loan to ascertain that all required documents set forth in Section 2.01 have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in Exhibit C hereto. In performing such examination, the Trustee may conclusively assume the due execution and genuineness of any such document and the genuineness of any signature thereon. It is understood that the scope of the Trustee's examination of the Mortgage Files is limited solely to confirming, after receipt of the documents listed in Section 2.01, that such documents have been executed, received and recorded, if applicable, and relate to the Mortgage Loans identified in Exhibit C to this Agreement. If in the course of such review the Trustee finds (1) that any document required to be delivered as aforesaid has not been delivered, or (2) any such document has been mutilated, defaced or physically altered without the borrower's authorization or approval, or (3) based upon its examination of such documents, the information with respect to any Mortgage Loan set forth on Exhibit C is not accurate, the Trustee shall promptly so notify the Mortgage Loan Seller in writing, which shall have a period of 60 days after receipt of such notice to correct or cure any such defect. The Mortgage Loan Seller hereby covenants and agrees that, if any such material defect cannot be corrected or cured, the Mortgage Loan Seller will on a Distribution Date which is not later than the first Distribution Date which is more than ten days after the end of such 60-day period repurchase the related Mortgage Loan from the Trustee at the Purchase Price therefor or replace such Mortgage Loan pursuant to Section 2.03(b); provided, however, that if the defect (or breach pursuant to Section 2.03(a)) is one that, had it been discovered before the Startup Day, would have prevented the Mortgage Loan from being a "qualified mortgage" within the meaning of the REMIC Provisions, such defect or breach shall be cured, or the related Mortgage Loan shall be repurchased or replaced, on a Distribution Date which falls within 90 days of the date of discovery of such defect or breach. The Purchase Price for the repurchased Mortgage Loan, or any amount required in respect of a substitution pursuant to Section 2.03(b), shall be deposited by the Company in the Certificate Account pursuant to Section 3.02(d) on the Business Day prior to the applicable Distribution Date and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Mortgage Loan Seller the related Mortgage File and shall execute and deliver or cause to be executed and delivered such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Mortgage Loan seller any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Mortgage Loan Seller to repurchase or replace any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders.

     Upon receipt by the Trustee of the Mortgage Note with respect to a Designated Loan that is not defective in accordance with the fifth sentence of the preceding paragraph, the related Lost Note Affidavit delivered pursuant to
Section 2.01 shall be void and the Trustee shall return it to the Depositor.

     Section 2.03. Representations and Warranties of the Company; Mortgage Loan Repurchase. (a) The Depositor hereby represents and warrants to the Trustee that (1):


--------

(1) Note: If Funding is acting as Depositor, (A) its representations and warranties will be limited to those set forth in subparagraphs (iii) and
     (vii) below, in the latter case insofar as results from any action taken by Funding, and (B) the remainder of the following representations and warranties will, to the extent applicable, be made by the Mortgage Loan Seller in the Loan Sale Agreement.

               (i) The information set forth in Exhibit C hereto was true and correct in all material respects at the date or dates respecting which such information is furnished;

               (ii) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

               (iii) Immediately prior to the transfer and assignment herein contemplated, the Depositor had good title to, and was the sole owner of, each Mortgage Loan and all action had been taken to obtain good record title to each related Mortgage. Each Mortgage Loan has been transferred free and clear of any liens, claims and encumbrances;

               (iv) As of the date of the initial issuance of the Certificates, no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due and none of the Mortgage Loans have been past due 30 or more days more than once during the preceding 12 months;

               (v) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal or coordinate with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (x) below;

               (vi) As of the date of the initial issuance of the Certificates, other than with respect to Cooperative Loans, there is no delinquent tax or assessment lien against the property subject to any Mortgage;

               (vii) As of the date of the initial issuance of the Certificates, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

               (viii) As of the date of the initial issuance of the Certificates, the physical property subject to any Mortgage (or, in the case of a Cooperative Loan, the related Cooperative Apartment) is free of material damage and is in good repair;

               (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

               (x) Other than with respect to Cooperative Loans, a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor was issued on the date of the origination of each Mortgage Loan and each such policy or binder is valid and remains in full force and effect;

               (xi) The Loan-to-Value Ratio of each Mortgage Loan was not more than _____%. As of the Cut-off Date, no more than _____% of the Mortgage Loans by Scheduled Principal Balance had Loan-to-Value Ratios of more than _____% and each such Mortgage Loan is covered by a Primary Insurance Policy so long as its then outstanding principal amount exceeds _____% of the greater of (a) the Original Value and (b) the then current value of the related Mortgaged Property as evidenced by an appraisal thereof satisfactory to the Depositor. Each Primary Insurance Policy is issued by a private mortgage insurer acceptable to FNMA or FHLMC;

               (xii) Each Mortgage Note is payable on the first day of each month in self-amortizing monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than thirty years. The Mortgage Rate of each Mortgage Note of the related Mortgage Loan was not less than _____% per annum and not greater than _____% per annum. The Mortgage Rate of each Mortgage Note is fixed for the life of the related Mortgage Loan;

               (xiii) Other than with respect to Cooperative Loans, the improvements on the Mortgaged Properties are insured against loss under a hazard insurance policy with extended coverage and conforming to the requirements of Section 3.06 hereof. As of the date of initial issuance of the Certificates, all such insurance policies are in full force and effect;

               (xiv) As of the Cut-off Date, (i) no more than _____% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $_____ and up to and including $_____;
          (ii) no more than _____% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $_____ and up to and including $_____; and (iii) no more than _____% of the Mortgage Loans by Scheduled Principal Balance had a Scheduled Principal Balance of more than $_____;

               (xv) As of the Cut-off Date, no more than _____% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties located in any one postal zip code area;

               (xvi) As of the Cut-off Date, at least _____% of the Mortgage Loans by Scheduled Principal Balance are secured by Mortgaged Properties determined by the Depositor to be the primary residence of the Mortgagor. The basis for such determination is the making of a representation by the Mortgagor at origination that he or she intends to occupy the underlying property;

               (xvii) As of the Cut-off Date, at least _____% of the Mortgage Loans by Scheduled Principal Balance are secured by one-family detached residences;

               (xviii) As of the Cut-off Date, no more than _____% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums and, as of the Cut-off Date, no more than _____% of the Mortgage Loans by Scheduled Principal Balance are secured by two- to four-family residential properties. As to each condominium or related Mortgage Loan, (a) the related condominium is in a project that is on the FNMA or FHLMC approved list, (b) the related condominium is in a project that, upon submission of appropriate application, could be so approved by either FNMA or FHLMC, (c) the related Mortgage Loan meets the requirements for purchase by FNMA or FHLMC, (d) the related Mortgage Loan is of the type that could be approved for purchase by FNMA or FHLMC but for the principal balance of the related Mortgage Loan or the pre-sale requirements or (e) the related Mortgage Loan has been approved by a nationally recognized mortgage pool insurance company for coverage under a mortgage pool insurance policy issued by such insurer. As of the Cut-off Date, no more than _____% of the Mortgage Loans by Scheduled Principal Balance are secured by condominiums located in any one postal zip code area;

               (xix) Other than with respect to Cooperative Loans, no Mortgage Loan is secured by a leasehold interest in the related Mortgaged Property and each Mortgagor holds fee title to the related Mortgaged Property;

               (xx) As of the Cut-off Date, no more than _____% of the Mortgage Loans by Scheduled Principal Balance constituted Buydown Mortgage Loans. The maximum Buydown Period for any Buydown Mortgage Loan is _____ years, and the maximum difference between the stated Mortgage Rate of any Buydown Mortgage Loan and the rate paid by the related Mortgagor is _____ percentage points. The portion of the interest rate paid by the related Mortgagor will not increase by more than _____ percentage point[s] for each _____ period;

               (xxi) The original principal balances of the Mortgage Loans range from $_____ to $_____;

               (xxii) As of the Cut-off Date, no more than _____% of the Mortgage Loans by Scheduled Principal Balance are secured by second homes and no more than _____% of the Mortgage Loans by Scheduled Principal Balance are secured by investor-owned properties;

               (xxiii) All appraisals have been prepared substantially in accordance with the description contained under the caption "The Trust Fund - The Mortgage Loans" in the Depositor's prospectus dated _____ accompanying the Prospectus Supplement dated _____ pursuant to which certain classes of the Certificates were publicly offered;

               (xxiv) No selection procedures, other than those necessary to comply with the representations and warranties set forth herein or the description of the Mortgage Loans made in any disclosure document delivered to prospective investors in the Certificates, have been utilized in selecting the Mortgage Loans from the Depositor's portfolio which would be adverse to the interests of the Certificateholders;

               (xxv) Other than with respect to Cooperative Loans, to the best of the Depositor's knowledge, at origination no improvement located on or being part of a Mortgaged Property was in violation of any applicable zoning and subdivision laws and ordinances;

               (xxvi) None of the Mortgage Loans is a temporary construction loan. With respect to any Mortgaged Property which constitutes new construction, the related construction has been completed substantially in accordance with the specifications therefor and any incomplete aspect of such construction shall not be material or interfere with the habitability or legal occupancy of the Mortgaged Property. Mortgage Loan amounts sufficient to effect any such completion are in escrow for release upon or in connection with such completion or a performance bond or completion bond is in place to provide funds for this purpose and such completion shall be accomplished within 120 days after weather conditions permit the commencement thereof;

               (xxvii) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" as defined in Section 860G(a)(3) of the Code;

               (xxviii) As of the Closing Date, the Depositor possesses the Document File with respect to each Mortgage Loan, and, other than with respect to Cooperative Loans, the related Mortgages and intervening assignment or assignments of Mortgages, if any, have been delivered to a title insurance company for recording;

               (xxix) As of the Cut-Off Date, [_____%] of the Mortgage Loans are Cooperative Loans. With respect to each Cooperative Loan:

                    (A) The Security Agreement creates a first lien in the stock ownership and leasehold rights associated with the related Cooperative Apartment;

                    (B) The lien created by the related Security Agreement is a valid, enforceable and subsisting first priority security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement. There are no liens against or security interest in the Cooperative Stock relating to such Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related Cooperative which individually or in the aggregate do not have a material adverse effect on such Cooperative Loan), which have priority over the Trustee's security interest in such Cooperative Stock;

                    (C) The Cooperative Stock that is pledged as security for
               the Mortgage Loan is held by a person as a "tenant-stockholder" within the meaning of section 216 of the Code, the related Cooperative that owns title to the related cooperative apartment building is a "cooperative housing corporation" within the meaning of section 216 of the Code, and such Cooperative is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property; and

                    (D) There is no prohibition against pledging the Cooperative
               Stock or assigning the Proprietary Lease; and

               (xxx) With respect to each Mortgage Loan identified on Exhibit C as having been originated or acquired under the Depositor's Enhanced Streamlined Refinance program, the value of the related Mortgaged Property, as of the date of such origination or acquisition under the Company's Enhanced Streamlined Refinance program, is no less than the value thereof established at the time the mortgage loan that is the subject of the refinancing was originated.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee. Upon discovery by either the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties or a breach of any representation or warranty of the Mortgage Loan Seller in the Loan Sale Agreement with respect to any Mortgage Loan, in either case which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the others. Subject to the following sentence, within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Depositor [if such representation and warranty was made by it in this Section 2.03, and the Mortgage Loan Seller, if such representation and warranty was made by it in the Loan Sale Agreement] shall cure such breach in all material respects or shall repurchase such Mortgage Loan from the Trustee or replace such Mortgage Loan pursuant to Section 2.03(b). Any such repurchase by the Depositor shall be accomplished in the manner set forth in Section 2.02, subject to the proviso of the third-to-last sentence thereof, and at the Purchase Price [, and any such repurchase by the Mortgage Loan Seller shall be accomplished in the manner set forth in the Loan Sale Agreement, with the repurchase price credited to the Mortgage Loan Payment Record]. It is understood and agreed that the obligation of the Depositor or the Mortgage Loan Seller, as the case may be to repurchase or replace any Mortgage Loan as to which a breach occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders and such obligation of the Mortgage Loan Seller to repurchase or replace any such Mortgage Loan shall not be assumed by any Person which may succeed GECMSI as Servicer hereunder, but shall continue as an obligation of GECMSI. Notwithstanding the preceding sentence, if a breach of the representation and warranty of the Depositor contained in Section 2.03(a)(ix) [Section [ ] of the Loan Sale Agreement] occurs as a result of a violation of the federal Truth in Lending Act, 15 U.S.C. ss. 1601 et seq., as amended ("TILA") or any state truth-in lending or similar statute, and the Trustee or the Trust Fund is named as a defendant in a TILA suit or a suit under any such statutes in respect of such violation and liability in respect thereof is imposed upon the Trustee or the Trust Fund as assignees of the related Mortgage Loan pursuant to Section 1641 of TILA, or any analogous provision of any such statute, the [Depositor] [Mortgage Loan Seller pursuant to the Loan Sale Agreement] shall indemnify the Trustee and the Trust Fund from, and hold them harmless against, any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) to which the Trustee and the Trust Fund, or either of them, become subject pursuant to TILA or any such statute, insofar as such losses, damages, claims or expenses (including reasonable attorneys' fees) result from such violation. The Mortgage Loan Seller's obligations under the preceding sentence shall not impair or derogate from the Servicer's obligations to the Trustee under Section 8.05.

     (b) If the [Depositor][Mortgage Loan Seller] is required to repurchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a) or the Loan Sale Agreement, as applicable, the [Depositor] [Mortgage Loan Seller] may, at its option, within the applicable time period specified in such respective Sections, remove such Defective Mortgage Loan from the terms of this Agreement and substitute one or more other mortgage loans for such Defective Mortgage Loan, in lieu of repurchasing such Defective Mortgage Loan, provided that no such substitution shall occur more than two years after the Closing Date. Any substitute Mortgage Loan shall (a) have a Scheduled Principal Balance (together with that of any other Mortgage Loan substituted for the same Defective Mortgage Loan) as of the first Distribution Date following the month of substitution not in excess of the Scheduled Principal Balance of the Defective Mortgage Loan as of such date (the amount of any difference, plus one month's interest thereon at the respective Remittance Rate, to be deposited by the Depositor [or Mortgage Loan Seller] in the Certificate Account pursuant to Section 2.02 or the Loan Sale Agreement, as applicable), (b) have a Mortgage Rate not less than, and not more than one percentage point greater than, the Mortgage Rate of the Defective Mortgage Loan,
(c) have the same Net Mortgage Rate as the Defective Mortgage Loan, (d) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the Defective Mortgage Loan,
(e) be, in the reasonable determination of the Depositor [or Mortgage Loan Seller], of the same type, quality and character as the Defective Mortgage Loan as if the defect or breach had not occurred, (f) have a ratio of its current principal amount to its Original Value not greater than that of the removed Mortgage Loan and (g) be, in the reasonable determination of the Depositor [or Mortgage Loan Seller], in compliance with the representations and warranties contained in Section 2.03(a) as of the date of substitution.

     The Servicer shall amend the Mortgage Loan Schedule to reflect the withdrawal of any Defective Mortgage Loan and the substitution of a substitute Mortgage Loan therefor. Upon such amendment, the Depositor [and the Mortgage Loan Seller] shall be deemed to have made as to such substitute Mortgage Loan the representations and warranties set forth in Section 2.03(a) [Section __ of the Loan Sale Agreement] as of the date of such substitution, which shall be continuing as long as any Certificate shall be outstanding or this Agreement has not been terminated, and the remedies for breach of any such representation or warranty shall be as set forth in Section 2.03(a). Upon such amendment, the Trustee shall review the Mortgage File delivered to it relating to the substitute Mortgage Loan, within the time and in the manner and with the remedies specified in Section 2.02, except that for purposes of this Section 2.03(b) (other than the two-year period specified in the first sentence of the preceding paragraph of this Section 2.03(b)), such time shall be measured from the date of the applicable substitution.

     Section 2.04. Execution of Certificates. The Trustee has caused to be executed, countersigned and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Certificates in authorized denominations evidencing the entire ownership of the Trust Fund.

     [Section 2.05. Designations under the REMIC Provisions. (a) The Depositor hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual Certificates, as "regular interests," and the Class R Certificate as the single class of "residual interests," in the REMIC established hereunder for purposes of the REMIC Provisions.

     (b) The Closing Date will be the "Startup Day" for the REMIC established hereunder for purposes of the REMIC Provisions.

     (c) The "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions shall be (i) the Servicer, if the Servicer is the owner of a Class R Certificate, or (ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Servicer as its agent and attorney-in-fact to act as "tax matters person" with respect to the REMIC established hereunder for purposes of the REMIC Provisions.

     (d) The "latest possible maturity date" of the regular interests in the REMIC established hereunder is the Latest Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

     (e) In the event that the Servicing Fee exceeds the amount reasonable for such services (within the meaning of Treasury Regulation 1.860D-1(b)(1)(ii)), the portion or portions of such fee that can be measured as a fixed number of basis points on some or all of the Mortgage Loans and can be treated as one or more stripped coupons within the meaning of Treasury Regulation 1.860D-1(b)(2)(iii) shall be treated as such stripped coupons and shall not be treated as a REMIC asset.]

     [Section 2.05. The REMICs. (a) For federal income tax purposes, the Trust Fund shall consist of two REMICs, the Lower-Tier REMIC and the Upper-Tier REMIC. The Certificates, other than the Class RL Certificate, shall be issued by the Upper-Tier REMIC, and the Class RL Certificate shall be issued by the Lower-Tier REMIC. The Lower-Tier REMIC shall be evidenced by the Class RL Certificate and the regular interests having the characteristics and terms set forth in the following table, which interests (other than the Class RL Certificate) shall be issued by the Lower-Tier REMIC to the Trustee. The Lower-Tier Interests and the proceeds thereof shall be assets of the Upper-Tier REMIC. Principal of and interest on the Lower-Tier Interests shall be allocated to the Corresponding Classes of Certificates (or Components) in the manner set forth in the following table.

                                                                            Corresponding Class
                                                                             of Certificates(1)
                                                                      ---------------------------------
                                                  Lower-Tier          Allocation            Allocation
    Lower-Tier            Initial Lower            Interest               of                    of
     Interest             Tier Balance                Rate            Principal              Interest
     --------             ------------                ----            ---------              --------

     [     ]                 [     ]               [     ]             [     ]               [     ]

--------------------------

(1) Unless otherwise indicated, the amount of interest and principal allocable from a Lower-Tier Interest to its Corresponding Class or Classes of Certificates on any Distribution Date shall be 100%.

(2) On each Distribution Date, interest accrued on Lower-Tier Interest _____ for the applicable Interest Accrual Period shall be allocated as follows:
     (x) an amount equal to the Accrued Certificate Interest on the Corresponding Class shall be allocated to such Class; and (y) the excess of such amount shall be allocated to the Class _____ Certificates.

(3) The Certificate Interest Rates of Lower-Tier Interests _____ Certificates for each Interest Accrual Period shall equal such rates for the Class _____ Certificates, respectively.

     (b) The Lower-Tier Interests shall be issued as non-certificated interests. The Class RL Certificate shall be issued in fully registered certificated form and shall be executed and countersigned as provided in Section 5.01 hereof.

     (c) For purposes of further identifying the terms of the Lower-Tier Interests, distributions of principal and interest on each Class of Lower-Tier Interests shall be considered to correspond, in timing and aggregate amount, to the distributions of principal and interest, respectively, made under Section
4.01 on the Corresponding Classes of Certificates or Components, and allocations of losses on each Class of Lower-Tier Interests shall be considered to correspond, in timing and aggregate amount, to the allocations of losses made under Section 4.03 on the Corresponding Classes of Certificates or Components.

     (d) On each Distribution Date, in addition to amounts otherwise distributable thereon pursuant to Section 4.01, the Trustee shall distribute to the holder of the Class RL Certificate any amounts (other than the amounts described in clauses (x) and (y) of the definition of Available Funds) remaining in the Lower-Tier REMIC after all amounts required to be applied pursuant to
Section 2.05(c) have been so applied. Any distributions pursuant to this clause
(d) shall not reduce the Class Certificate Principal Balance of the Class RL Certificate.]

     [Section 2.06. Designations under the REMIC Provisions. (a) The Depositor hereby designates the Lower-Tier Interests identified in Section 2.05(a) above as "regular interests," and the Class RL Certificate as the single class of "residual interests," in the Lower-Tier REMIC for purposes of the REMIC Provisions.

     (b) The Depositor hereby designates the Classes of Certificates identified in Section 5.01(b), other than the Residual Certificates, as "regular interests," and the Class R Certificate as the single class of "residual interests," in the Upper-Tier REMIC for purposes of the REMIC Provisions.

     (c) The Closing Date will be the "Startup Day" for each of the Upper-Tier REMIC and Lower-Tier REMIC for purposes of the REMIC Provisions.

     (d) The "tax matters person" with respect to the Upper-Tier REMIC for purposes of the REMIC Provisions shall be (i) the Servicer, if the Servicer is the owner of a Class R Certificate, or (ii) in any other case, the beneficial owner of the Class R Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class R Certificate, by its acceptance thereof irrevocably appoints the Servicer as its agent and attorney-in-fact to act as "tax matters person" with respect to the Upper-Tier REMIC for purposes of the REMIC Provisions.

     The "tax matters person" with respect to the Lower-Tier REMIC for purposes of the REMIC Provisions shall be (i) the Servicer, if the Servicer is the owner of a Class RL Certificate, or (ii) in any other case, the beneficial owner of the Class RL Certificate having the largest Percentage Interest of such Class; provided, however, that such largest beneficial owner and, to the extent relevant, each other holder of a Class RL Certificate, by its acceptance thereof irrevocably appoints the Servicer as its agent and attorney-in-fact to act as "tax matters person" with respect to the Lower-Tier REMIC for purposes of the REMIC Provisions.

     (e) The "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is the Latest Possible Maturity Date for purposes of section 860G(a)(1) of the Code.

     (f) In the event that the Servicing Fee exceeds the amount reasonable for such services (within the meaning of Treasury Regulation 1.860D-1(b)(1)(ii)), the portion or portions of such fee that can be measured as a fixed number of basis points on some or all of the Mortgage Loans and can be treated as one or more stripped coupons within the meaning of Treasury Regulation 1.860D-1(b)(2)(iii) shall be treated as such stripped coupons and shall not be treated as a REMIC asset.]

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

     Section 3.01. GECMSI to Act as Servicer. (a) It is intended that [each of] the [Upper-Tier REMIC and the Lower-Tier] REMIC established hereunder shall constitute, and that the affairs of the REMIC[s] shall be conducted so as to qualify [the Trust Fund] [each of the Upper-Tier REMIC and the Lower-Tier REMIC] (other than any collateral fund established under the agreement referred to in Section 3.08(e)), as a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Company is hereby appointed to act as agent) on behalf of [the Trust Fund] [each of the Upper-Tier REMIC and the Lower-Tier REMIC] established hereunder and the [respective] Holders of the Residual Certificates and that in such capacity it shall:

               (i) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to [each of] the [Upper-Tier REMIC and the Lower-Tier] REMIC established hereunder, using the calendar year as the taxable year and the accrual method of accounting, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

               (ii) within thirty days of the Closing Date, shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto (and the Company shall act as the representative of [each of] the [Upper-Tier REMIC and the Lower-Tier] REMIC established hereunder for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code;

               (iii) make or cause to be made an election, on behalf of [each of] the [Upper-Tier REMIC and the Lower-Tier] REMIC established hereunder, to be treated as a REMIC, and make the appropriate designations, if applicable, in accordance with Section 2.06 hereof on the federal tax return of the Trust Fund for its first taxable year (and, if necessary, under applicable state law);

               (iv) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns or reports, or furnish or cause to be furnished by telephone, mail, publication or other appropriate method such information, as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption Multiple;

               (v) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent (including a broker, nominee or other middleman) of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

               (vi) use its best reasonable efforts to conduct the affairs of [each of] the [Upper-Tier REMIC and the Lower-Tier] REMIC established hereunder at all times that any Certificates are outstanding so as to maintain the status thereof as a REMIC under the REMIC Provisions;

               (vii) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC [either of the Upper-Tier REMIC or the Lower-Tier REMIC] or that would subject the Trust Fund to tax;

               (viii) exercise reasonable care not to allow the creation of any "interests" in the REMIC [(A) in the Upper-Tier REMIC] within the meaning of section 860D(a)(2) of the Code other than [in addition to] the interests represented by the Classes of Certificates identified in
          Section 5.01(b) [other than the Class RL Certificate, and (B) in the Lower-Tier REMIC within the meaning of Section 860D(a)(2) of the Code in addition to the interests represented by the Lower-Tier Interests identified in Section 2.05(a) and the Class RL Certificate];

               (ix) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of section 860F of the Code, unless the Company shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Trust Fund to tax, or (c) cause the REMIC [either of the Upper-Tier REMIC or the Lower-Tier REMIC] established hereunder to fail to qualify as a REMIC;

               (x) exercise reasonable care not to allow the Trust Fund to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC;

               (xi) pay the amount of any federal or state tax, including prohibited transaction taxes, taxes on certain contributions to the REMIC [the Upper-Tier REMIC or Lower-Tier REMIC] after the Startup Day, and taxes on net income from foreclosure property, imposed on the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Company or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Company from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

               (xii) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

               (xiii) maintain such records relating to [each of] the [Upper-Tier REMIC and the Lower-Tier] REMIC established hereunder, including but not limited to the income, expenses, individual Mortgage Loans (including Mortgaged Property), other assets and liabilities thereof, and the fair market value and adjusted basis of the property of each determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     The Servicer shall be entitled to be reimbursed pursuant to Section 3.04 for any federal income taxes paid by it pursuant to clause (xi) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, misfeasance or negligence of the Servicer in the performance of its obligations hereunder. With respect to any reimbursement of prohibited transaction taxes, the Servicer shall inform the Trustee of the circumstances under which such taxes were incurred.

     (b) The Servicer shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through one or more Primary Servicers, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, or file, as appropriate, on behalf of itself, the Certificateholders and the Trustee or any of them, any and all continuation statements, termination statements, instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the properties subject to the Mortgages. Without limitation of the foregoing, if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, the Servicer may execute an instrument of assignment in customary form to the Servicer in its individual capacity. In connection with any such refinancing, the Trustee shall, upon certification of a Servicing Officer to the effect that an amount equal to the principal balance of the related Mortgage Loan together with accrued and unpaid interest thereon at the applicable Remittance Rate to the date of such certification has been credited to the Mortgage Loan Payment Record, release the related Mortgage File to the Servicer whereupon the Servicer may cancel the related Mortgage Note. Upon request by the Servicer after the execution and delivery of this Agreement, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Except as otherwise provided herein, the Servicer shall maintain servicing standards substantially equivalent to those required for approval by FNMA or FHLMC. The Servicer shall not agree to any modification of the material terms of any Mortgage Loan except as provided in the second sentence of Section 3.02(a) and in Section 3.07. The Servicer shall not release any portion of any Mortgaged Property from the lien of the related Mortgage unless the related Mortgage Loan would be a "qualified mortgage" within the meaning of the REMIC Provisions following such release.

     (c) [Intentionally Omitted.]

     (d) The relationship of the Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     (e) All costs incurred by the Servicer in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Servicer to the extent permitted by Section 3.04. The Servicer shall collect such amounts from the Mortgagor and shall credit the Mortgage Loan Payment Record accordingly.

     (f) If the Servicer enters into a servicing agreement with any servicer (a "Primary Servicer") pursuant to which such Primary Servicer shall directly service certain Mortgage Loans and the Company shall perform master servicing with respect thereto, the Servicer shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans in accordance with the provisions of
Article III hereof and such obligations shall not be diminished by virtue of any such servicing agreement or arrangement and the Servicer shall be obligated to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Any amounts received by a Primary Servicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Any servicing agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Primary Servicer in its capacity as such shall be deemed to be between the Company and the Primary Servicer alone, and the Trustee and the Certificateholders shall have no claims, obligations, duties or liabilities with respect thereto. Notwithstanding the foregoing, in the event the Servicer has been removed as the Servicer hereunder pursuant to Section 6.04 or Section 7.01, the Trustee or any successor Servicer appointed pursuant to
Section 7.02 shall succeed to all of the Servicer's rights and interests (but not to any obligations or liabilities of the Servicer arising prior to the date of succession) under any servicing agreement with any Primary Servicer in respect of the Mortgage Loans, subject to the limitation on the Trustee's responsibilities under Section 7.02.

     (g) In no event shall any collateral fund established under the agreement referred to in Section 3.08(e) constitute an asset of any REMIC established hereunder.

     Section 3.02. Collection of Certain Mortgage Loan Payments; Mortgage Loan Payment Record; Certificate Account. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its servicing portfolio. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) if a default on the Mortgage Loan has occurred or is reasonably foreseeable, arrange at any time prior to foreclosure with a Mortgagor a schedule for the payment of due and unpaid principal and interest for a period extending not longer than two years after the date that such schedule is arranged. Any arrangement of the sort described in clause (ii) above shall not affect the amount or timing of the Servicer's obligation to make Monthly Advances with respect to any Mortgage Loan which Monthly Advances shall be made pursuant to the original amortization schedule applicable to such Mortgage Loan.

     (b) The Servicer shall establish and maintain a Mortgage Loan Payment Record in which the following payments on and collections in respect of each Mortgage Loan shall as promptly as practicable be credited by the Servicer for the account of the Holders of the Certificates:

               (i) All payments on account of principal, including Principal Prepayments (other than (A) payments of principal due and payable on the Mortgage Loans on or before, and all Principal Prepayments received before, the Cut-off Date, (B) in the case of a substitute Mortgage Loan, payments of principal due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and all Principal Prepayments received before the first day of the month of substitution, and (C) in the case of a replaced Mortgage Loan, payments of principal due and payable on such Mortgage Loan after the Determination Date in the month of substitution, and all Principal Prepayments received in the month of substitution);

               (ii) All payments (other than (A) those due and payable on or before the Cut-off Date, (B) in the case of a substitute Mortgage Loan, those due and payable on such Mortgage Loan on or before the Determination Date in the month of substitution, and (C) in the case of a replaced Mortgage Loan, those due and payable on such Mortgage Loan after the Determination Date in the month of substitution) on account of interest at the applicable Remittance Rate on the Mortgage Loan received from the related Mortgagor, including any Buydown Funds applied with respect to interest at the applicable Remittance Rate on any Buydown Mortgage Loan;

               (iii) All Liquidation Proceeds received by the Servicer with respect to such Mortgage Loan and the Purchase Price for any Mortgage Loan purchased by the Servicer pursuant to Sections 2.02, 2.03 and
          3.16 (including any amounts received in respect of a substitution of a Mortgage Loan);

               (iv) All Insurance Proceeds (including, for this purpose, any amounts required to be credited by the Servicer pursuant to the last sentence of Section 3.06) received by the Servicer for the benefit of the Trust Fund, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released, or to be released, to the related Mortgagor in accordance with the normal servicing procedures of the Servicer;

               (v) All REO Proceeds;

               (vi) All Unanticipated Recoveries; and

               (vii) All amounts received by the Servicer with respect to any Pledged Asset Mortgage Loan pursuant to the liquidation of any Additional Collateral or pursuant to any recovery under the Surety Bond in accordance with Section 4.09.

     The foregoing requirements respecting credits to the Mortgage Loan Payment Record are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not enter in the Mortgage Loan Payment Record collections, Liquidation Proceeds or Insurance Proceeds in respect of Mortgage Loans which have been previously released from the terms of this Agreement, amounts representing fees or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items.

     (c) Subject to subsection (e) below, until the Business Day prior to each Distribution Date on which amounts are required to be transferred to the Certificate Account pursuant to subsection (d) of this Section 3.02, the Servicer may retain and commingle such amounts with its own funds and shall be entitled to retain for its own account any gain or investment income thereon, and any such investment income shall not be subject to any claim of the Trustee or Certificateholders. To the extent that the Servicer realizes any net loss on any such investments, the Servicer shall deposit in the Certificate Account an amount equal to such net loss at the time the Servicer is required to deposit amounts in the Certificate Account pursuant to subsection (d) of this section
3.02. Any such deposit shall not increase the Servicer's obligation under said subsection (d).

     (d) The Trustee shall establish and maintain with the Trustee in its corporate trust department a single separate trust account designated in the name of the Trustee for the benefit of the Holders of the Certificates issued hereunder (the "Certificate Account") into which the Servicer shall transfer, not later than 11:00 a.m. New York time on the Business Day prior to each Distribution Date, an amount in next day funds equal to the sum of Available Funds for such Distribution Date and any Unanticipated Recoveries received in the calendar month preceding the month of such Distribution Date. If the Trustee does not receive such transfer by 2:00 p.m. on such Business Day, it shall give the Servicer written notice thereof.

     (e) If the Servicer or a Responsible Officer of the Trustee obtains actual notice of or knowledge of the occurrence of either (x) any Trigger Event or (y) the downgrade by _____ of GECC's short-term senior unsecured debt rating below A-1+ then, notwithstanding subsection (c) above, the Servicer shall promptly establish, and thereafter maintain, one or more Eligible Accounts in the name of the Trustee and bearing a designation indicating that amounts therein are held for the benefit of the Trustee and the Certificateholders, into which the Servicer and any Primary Servicer shall deposit within two Business Days after receipt, all amounts otherwise required to be credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b); provided, however, that such action shall not be required if the Servicer delivers to the Trustee a letter from each Rating Agency to the effect that the failure to take such action will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates. All amounts so deposited shall be held in trust for the benefit of Certificateholders. Amounts so deposited may be invested at the written instruction of the Servicer in Permitted Investments in the name of the Trustee maturing no later than the Business Day preceding the Distribution Date following the date of such investment; provided, however, that any such Permitted Investment which is an obligation of State Street Bank and Trust Company, in its individual capacity and not in its capacity as Trustee, may mature on such Distribution Date; and, provided further, that no such Permitted Investment shall be sold before the maturity thereof if the sale thereof would result in the realization of gain prior to maturity unless the Servicer has obtained an Opinion of Counsel that such sale or disposition will not cause the Trust Fund to be subject to the tax on prohibited transactions under section 860F of the Code, or otherwise subject the Trust Fund to tax or cause the REMIC [either of the Upper-Tier REMIC or the Lower-Tier REMIC] established hereunder to fail to qualify as a REMIC. The Trustee shall maintain physical possession of all Permitted Investments, other than Permitted Investments maintained in book-entry form. The Servicer shall be entitled to retain for its own account any gain or other income from Permitted Investments, and neither the Trustee nor Certificateholders shall have any right or claim with respect to such income. The Servicer shall deposit an amount equal to any loss realized on any Permitted Investment as soon as any such loss is realized. If the provisions in this subsection (e) become operable, references in this Agreement to the Mortgage Loan Payment Record and credits and debits to such Record shall be deemed to refer to Eligible Accounts and transfers to and withdrawals from such Eligible Accounts. Any action which may be necessary to establish the terms of an account pursuant to this Section 3.02(e) may be taken by an amendment or supplement to this Agreement or pursuant to a written order of the Company, which amendment, supplement or order shall not require the consent of Certificateholders, provided that the Servicer has delivered to the Trustee a letter from each Rating Agency to the effect that such amendment, supplement or order will not cause such Rating Agency to withdraw or reduce its then current ratings of the Certificates.

     Section 3.03. Collection of Taxes, Assessments and Other Items. Other than with respect to any Cooperative Loan, the Servicer shall establish and maintain with one or more depository institutions one or more accounts into which it shall deposit all collections of taxes, assessments, private mortgage or hazard insurance premiums or comparable items for the account of the Mortgagors. As servicer, the Servicer shall effect the timely payment of all such items for the account of Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, assessments, private mortgage or standard hazard insurance premiums or comparable items, to reimburse the Servicer out of related collections for any payments made regarding taxes and assessments or for any payments made pursuant to Section 3.05 regarding premiums on Primary Insurance Policies and Section 3.06 regarding premiums on standard hazard insurance policies, to refund to any Mortgagors any sums determined to be overages, or to pay interest owed to Mortgagors to the extent required by law.

     Section 3.04. Permitted Debits to the Mortgage Loan Payment Record. The Servicer (or any successor servicer pursuant to Section 7.02) may, from time to time, make debits to the Mortgage Loan Payment Record for the following purposes:

               (i) To reimburse the Servicer or the applicable Primary Servicer for Liquidation Expenses theretofore incurred in respect of any Mortgage Loan in an amount not to exceed the amount of the related Liquidation Proceeds credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b)(iii); provided that the Servicer or the applicable Primary Servicer shall not be entitled to reimbursement for Liquidation Expenses incurred after the initiation of foreclosure proceedings in respect of any Defaulted Mortgage Loan that is repurchased pursuant to Section 3.16;

               (ii) To reimburse the Servicer or the applicable Primary Servicer for Insured Expenses and amounts expended by it pursuant to Section
          3.08 in good faith in connection with the restoration of property damaged by an Uninsured Cause, in an amount not to exceed the amount of the related Insurance Proceeds and Liquidation Proceeds (net of any debits pursuant to clause (i) above) and amounts representing proceeds of other insurance policies covering the property subject to the related Mortgage credited to the Mortgage Loan Payment Record pursuant to Section 3.02(b) (iii) and (iv);

               (iii) To reimburse the Servicer to the extent permitted by Sections 3.01(a) and 6.04;

               (iv) To pay to the Servicer amounts received in respect of any Defective Mortgage Loan or Defaulted Mortgage Loan purchased by the Company to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect of any such Mortgage Loan on such Distribution Date greater than the Purchase Price therefor, net of any unreimbursed Monthly Advances made by the Servicer;

               (v) To reimburse the Servicer (or the Trustee, as applicable) for Monthly Advances theretofore made in respect of any Mortgage Loan to the extent of late payments, REO Proceeds, Insurance Proceeds and Liquidation Proceeds in respect of such Mortgage Loan;

               (vi) To reimburse the Servicer from any Mortgagor payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Servicer, for unpaid Servicing Fees with respect to such Mortgage Loan, subject to Section 3.08(d);

               (vii) To reimburse the Servicer (or the Trustee, as applicable) for any Nonrecoverable Advance (which right of reimbursement of the Trustee pursuant to this clause shall be prior to such right of the Servicer);

               (viii) To make transfers of funds to the Certificate Account pursuant to Section 3.02(d); and

               (ix) To deduct any amount credited to the Mortgage Loan Payment Record in error.

     The Servicer shall keep and maintain separate accounting records, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for debits to the Mortgage Loan Payment Record pursuant to clauses (i), (ii), (iv), (v) and
(vi) of this Section 3.04; provided, however, that it is understood and agreed that the records of such accounting need not be retained by the Servicer for a period longer than the five most recent fiscal years.

     Section 3.05. Maintenance of the Primary Insurance Policies. (a) The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Note is 80% or less of the greater of (i) the related Original Value and (ii) the then current value of the property underlying the related Mortgage Note as evidenced by an appraisal thereof satisfactory to the Servicer; provided that no such Primary Insurance Policy need be kept in effect if doing so would violate applicable law. The Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Mortgage Loan that is in effect at the Closing Date and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having ratings equal to or better than the ratings then assigned to the Certificates by such Rating Agency. The Servicer agrees to effect the timely payment of the premium on each Primary Insurance Policy, and such costs not otherwise recoverable shall be recoverable by the Servicer from related Insurance Proceeds and Liquidation Proceeds pursuant to Section 3.04.

     (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under each Primary Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a related defaulted Mortgage Loan. To the extent provided in Section 3.02(b), any amounts collected by the Servicer under any Primary Insurance Policy in respect of the Mortgage Loans (including, without limitation, a Mortgage Loan purchased by a related insurer) shall be credited to the Mortgage Loan Payment Record.

     Section 3.06. Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, other than a Cooperative Loan, hazard insurance with a standard mortgagee clause and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. The Servicer shall also maintain on property (other than Cooperative Apartments) acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. To the extent provided in
Section 3.02(b)(iv), amounts collected by the Servicer under any such policies in respect of the Mortgage Loans shall be credited to the Mortgage Loan Payment Record. Such costs shall be recoverable by the Servicer pursuant to Sections
3.03 and 3.04. In cases in which property securing any Mortgage Loan other than a Cooperative Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of FNMA. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans (whether or not including Cooperative Loans), it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this
Section 3.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.06, and there shall have been a loss which would have been covered by such policy, credit to the Mortgage Loan Payment Record the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 3.07. Assumption and Modification Agreements. (a) In any case in which property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, unless in the reasonable discretion of the Servicer, such exercise would adversely affect or jeopardize coverage under the related Primary Insurance Policy, if any; provided, however, that if the Servicer is prevented, as provided in Section 3.07(b), from enforcing any such clause, the Servicer is authorized to make or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon. In connection with any such assumption and modification agreement, the Servicer shall apply its then current underwriting standards to such Person. The Servicer shall not make or enter into any such assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation of the continued effectiveness of any applicable Primary Insurance Policy and hazard insurance policy. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by forwarding to the Trustee the original copy thereof, which copy shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such agreement, the Mortgage Rate, mortgage term and any other material term of such Mortgage Loan shall not be changed. Any fee collected by the Servicer for entering into any such agreement will be retained by the Company as additional servicing compensation.

     (b) Notwithstanding Section 3.07(a) or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan, or transfer of the property subject to a Mortgage without the assumption thereof, by operation of law or any assumption or transfer which the Servicer reasonably believes it may be restricted by law from preventing, for any reason whatsoever.

     Section 3.08. Realization Upon Defaulted Mortgage Loans. (a) The Servicer shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. In connection with such foreclosure or other conversion the Servicer shall, consistent with Section 3.05, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding the foregoing, the Servicer shall not be entitled to recover legal expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings are terminated prior to completion, other than sums received from the Mortgagor for such expenses.

     Notwithstanding anything to the contrary contained herein, the Servicer shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. The Servicer may, but shall not be obligated to, make such determination on the basis of a Phase I environmental assessment with respect to the related Mortgaged Property. Neither the Trustee nor the Company shall be liable to the Trust Fund or the Certificateholders if, based on the Servicer's belief that such contamination or effect exists, the Servicer does not foreclose upon or otherwise convert the ownership of a Mortgaged Property. In addition, neither the Trustee nor the Servicer shall be liable to the Trust Fund or the Certificateholders if, based on the Servicer's belief that no such contamination or effect exists, the Servicer forecloses upon a Mortgaged Property and the Trustee or its nominee on behalf of the Trust Fund takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

     (b) In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trust Fund. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an Outstanding Mortgage Loan until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Mortgage Loan. Consistent with the foregoing, for purposes of all calculations hereunder so long as such Mortgage Loan shall be considered to be an Outstanding Mortgage Loan, it shall be assumed that the related Mortgage Note and its amortization schedule in effect on and after such acquisition of title (after giving effect to any previous Principal Prepayments and Deficient Valuations incurred subsequent to the related Bankruptcy Coverage Termination Date and before any adjustment thereto by reason of any bankruptcy (other than as aforesaid) or any similar proceeding or any moratorium or similar waiver or grace period) remain in effect (notwithstanding that the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Mortgage Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Mortgage Loan shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (c) In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the close of the third calendar year after the year of its acquisition by the Trust Fund unless (a) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such period (and specifying the period beyond such period for which the Mortgaged Property may be held) will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code, or cause the REMIC [either of the Upper-Tier REMIC or the Lower-Tier REMIC] established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (b) the Trustee (at the Depositor's expense) or the Servicer shall have applied for, not later than 61 days prior to the expiration of such period, an extension of such period in the manner contemplated by section 856(e)(3) of the Code, in which case such period shall be extended by the time period permitted by section 856(e)(3) of the Code. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund or sold in such a manner or pursuant to any terms that would (1) cause such Mortgaged Property to fail to qualify at any time as "foreclosure property" within the meaning of section 860G(a)(8) of the Code, (ii) subject the Trust Fund to the imposition of any federal or state income taxes on "net income from foreclosure property" with respect to such Mortgaged Property within the meaning of section 860G(c) of the Code, or (iii) cause the sale of such Mortgaged Property to result in the receipt by the Trust Fund of any income from non-permitted assets as described in section 860F(a)(2)(B) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

     (d) Any collection of Insurance Proceeds or Liquidation Proceeds will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Liquidation Expenses and to reimburse the Servicer or the Trustee, as applicable, for any related unreimbursed Monthly Advances; second, to accrued and unpaid interest on the Mortgage Loan at the Mortgage Rate from the date to which interest was last paid or advanced to the Due Date prior to the Distribution Date on which such amounts are to be distributed; and third, as a recovery of principal of the Mortgage Loan. If the amount so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated among the [Base Servicing Fee at the Base Servicing Fee Rate, the Supplemental Servicing Fee at the Supplemental Servicing Fee Rate] and interest at the Remittance Rate in proportion to the amount of such accrued interest which would have been allocated to each such category in the absence of any shortfall. The resulting Interest Loss shall be allocated among each such category in the same proportion as described in the preceding sentence. The portion so allocated to interest at the Remittance Rate shall be allocated to the Certificates for purposes of making the allocation specified in the definition of Certificate Interest Loss.

     (e) Notwithstanding anything to the contrary contained herein, the Servicer shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with any Person that is the Holder of 100% of the Class _____ Certificates (provided that such form may be revised to delete the option on the part of such Person to purchase a defaulted Mortgage Loan as set forth in
Section 2.02(f) thereof). Prior to entering into any such agreement with any Person, the Servicer shall obtain a certification from such Person to the effect that (ii) such Person is not an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee and (ii) such Person will not purchase any Certificates if such purchase would cause such Person to hold more than a ten percent interest in the Mortgage Pool. It is understood that the right of the Servicer to be reimbursed for Monthly Advances and Nonrecoverable Advances under this Agreement shall not be affected in any way by the provisions of any such agreement. The Trustee hereby agrees to perform such obligations as may be expressly required of it pursuant to the provisions of such agreement and to promptly notify each party to such agreement if a Responsible Officer of the Trustee (with direct responsibility for administration of this Agreement) becomes aware of any discussions, plans or events that might lead to the Trustee's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of any Person with which the Servicer has entered into such agreement, provided that the contents of any such notification shall be kept confidential by the parties to such agreement. The Servicer agrees to promptly notify the Trustee upon entering into any such agreement. In addition, the Servicer shall provide the Trustee with such information as may be necessary for the Trustee to perform its obligations thereunder, including written instructions, clearly identifying the source, amount and application of funds to be deposited or withdrawn from the Collateral Fund (as defined in such agreement). The Trustee shall provide the Servicer with such information concerning credits and debits to the Collateral Fund on account of income, gains and losses realized from Collateral Fund Permitted Investments (as defined in such agreement), and costs associated with the purchase and sale thereof, as the Servicer may request in order to prepare the instructions described in the preceding sentence.

     In addition, subject to the provisions of the preceding paragraph, the Servicer shall have the right to enter into an agreement substantially in the form of Exhibit K hereto with the Person that is the Holder of 100% of the Class _____ Certificates, provided that (i) such Person is also the Holder of 100% of the Class _____ Certificates, (ii) such Person shall have no rights under such agreement until the date on which the Class Certificate Principal Balance of the Class _____ Certificates has been reduced to zero, and (iii) any rights of such Person under such agreement shall terminate in the event that such Person transfers, directly or indirectly, the Class _____ Certificates to any other Person.

     Section 3.09. Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, the Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be credited to the Mortgage Loan Payment Record pursuant to Section
3.02 have been so credited) of a Servicing Officer and shall request delivery to it of the Mortgage File. If a Buydown Mortgage Loan is the subject of a Principal Prepayment in full during the related Buydown Period, the related Buydown Funds will be applied or returned to the Person entitled thereto in accordance with the terms of such Buydown Mortgage Loan. Upon receipt of such certification and request in form satisfactory to the Trustee, the Trustee shall promptly, but in any event within five Business Days, release the related Mortgage File to the Servicer; provided, that the Trustee shall not be responsible for any delay in the release of a Mortgage File resulting from acts beyond its control, including without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding such Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts at the time credited to the Mortgage Loan Payment Record. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan (including, without limitation, collection under any Primary Insurance Policy), the Trustee shall, upon request of the Servicer and delivery to the Trustee of a receipt signed by a Servicing Officer, release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Servicer.

     Section 3.10. Servicing Compensation; Payment of Certain Expenses by the Servicer. (a) As compensation for its activities and obligations hereunder, the Servicer shall be entitled to withhold and pay to itself out of each payment received by it on account of interest on each Mortgage Loan (including the portion of any Buydown Funds applied to the related Buydown Mortgage Loan for the applicable period) an amount equal to the Servicing Fee. The aggregate of the Servicing Fees payable to the Servicer on any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date. Additional servicing compensation in the form of Prepayment Interest Excess, assumption fees, modification fees, late payment charges, interest income or gain with respect to amounts deposited in the Certificate Account and invested by the Servicer or otherwise shall be retained by the Company, subject to Section 3.10(b), if applicable. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of Trustee fees and all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as provided in Sections 3.01, 3.03,
3.04 and 3.08.

     (b) The Servicer may, as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment or any other matter or thing, the granting of which is in the Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by other sections of this Agreement, require (to the extent permitted by applicable law) that such Mortgagor pay to it a reasonable or customary fee in accordance with the schedule set forth as Exhibit H (which may be amended from time to time by provision of a revised schedule of such fees to the Trustee, whereupon such revised schedule shall be deemed to be Exhibit H hereunder) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it. Such fees shall be additional servicing compensation to the Servicer.

     Section 3.11. Reports to the Trustee; Certificate Account Statements. Not later than 15 days after each Distribution Date, the Servicer shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of the Mortgage Loan Payment Record as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate of credits to the Mortgage Loan Payment Record for each category of credit specified in Section 3.02 and each category of debit specified in Section 3.04.

     Section 3.12. Annual Statement as to Compliance. The Servicer will deliver to the Trustee, on or before March 31 of each year, beginning with March 31, , an Officer's Certificate stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such Officer's supervision and (b) to the best of such Officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Officer and the nature and status thereof.

     Section 3.13. Annual Independent Public Accountants' Servicing Report. On or before March 31 of each year, beginning with March 31, _____, the Servicer shall:

     (a) furnish to a firm of independent public accountants (which may also render other services to the Servicer) a statement substantially to the effect that the Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers (the "Minimum Servicing Standards") with respect to the mortgage loans in the Servicer's servicing portfolio (which may exclude home equity loans) or, if there has been material noncompliance with such servicing standards, containing a description of such noncompliance; and

     (b) at its expense cause such firm of independent public accountants to furnish a report to the Trustee stating its opinion as to the Servicer's assertion contained in the statement delivered pursuant to Section 3.13(a), which opinion shall be based on an examination conducted by such firm in accordance with the standards established by the American Institute of Certified Public Accountants, including examining, on a test basis, evidence about the Servicer's compliance with the Minimum Servicing Standards. Such opinion shall be to the effect that the Servicer has complied in all material respects with the Minimum Servicing Standards with respect to the mortgage loan portfolio described in the Company's statement delivered pursuant to Section 3.13(a) hereof or if there has been material noncompliance with the Minimum Servicing Standards, shall contain a description of such noncompliance in accordance with applicable accounting standards. In rendering such report, such firm may rely, as to matters relating to direct servicing of Mortgage Loans by any primary servicer, upon comparable reports of independent public accountants with respect to such primary servicer.

     Section 3.14. Access to Certain Documentation and Information Regarding the Mortgage Loans. To the extent permitted by applicable law, the Servicer shall provide to the Trustee, Certificateholders which are regulated insurance entities and the applicable insurance regulatory agencies thereof, Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision or of such insurance regulatory agencies, as the case may be, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.14 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.14 as a result of such obligation shall not constitute a breach of this Section 3.14.

     Section 3.15. Maintenance of Certain Servicing Policies. The Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by such association.

     Section 3.16. Optional Purchase of Defaulted Mortgage Loans. The Servicer shall have the right, but not the obligation, to purchase any Defaulted Mortgage Loan for a price equal to the Purchase Price therefor. Any such purchase shall be accomplished as provided in Section 4.04(a) hereof.

                                   ARTICLE IV

                             PAYMENTS AND STATEMENTS

     Section 4.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Certificate Account and shall make distributions to Holders of the Certificates as of the preceding Record Date in the following order of priority, to the extent of the remaining Available Funds:

               (i) to each Class of Senior Certificates (other than any Class of Principal Only Certificates), the Accrued Certificate Interest thereon for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the amount of Accrued Certificate Interest that would otherwise be distributable thereto;

               (ii) to each Class of Senior Certificates (other than any Class of Principal Only Certificates), any related Unpaid Class Interest Shortfall for such Distribution Date; provided, however, that any shortfall in available amounts shall be allocated among such Classes in proportion to the Unpaid Class Interest Shortfall for each such Class on such Distribution Date;

               (iii) to the Classes of Senior Certificates in reduction of the Class Certificate Principal Balances thereof, as set forth in Exhibit O hereto;

               [(iv) to the Class PO Certificates, any Class PO Deferred Amount for such Distribution Date, up to an amount not to exceed the Junior Optimal Principal Amount for such Distribution Date, until the Class Certificate Principal Balance of such Class has been reduced to zero; provided, that any such amounts distributed to the Class PO Certificates pursuant to this clause (iv) shall not reduce the Class Certificate Principal Balance thereof;]

               [description of distributions of interest and principal on Junior Certificates.]

[Notwithstanding the foregoing, amounts otherwise distributable pursuant to clauses [Junior Certificate distributions of principal] shall be reduced, in inverse order of priority, by any amount distributed pursuant to clause (iv) on such date, such that such amount distributed pursuant to clause (iv) on such date shall be applied [in inverse order of priority among Junior Classes].]

     (b) On each Distribution Date, the Trustee shall distribute to the holder of the Class R Certificate any remaining Available Funds [amounts in the Upper-Tier REMIC] for such Distribution Date after application of all amounts described in clause (a) of this Section 4.01, together with any Unanticipated Recoveries received by the Company in the calendar month preceding the month of such Distribution Date and not distributed on such Distribution Date to the holders of outstanding Certificates of any other Class pursuant to Section 4.01(f). Any distributions pursuant to this clause (b) shall not reduce the Class Certificate Principal Balance of the Class R Certificate.

     (c) If on any Distribution Date the Class Certificate Principal Balances of the Junior Certificates have each been reduced to zero, the amount distributable to the Senior Certificates other than the Class PO Certificates pursuant to
Section 4.01(a)(iii) for such Distribution Date and each succeeding Distribution Date shall be allocated among such Classes of Senior Certificates, pro rata, on the basis of their respective Class Certificate Principal Balances immediately prior to such Distribution Date, regardless of the priorities and amounts set forth in Section 4.01(a)(iii).

     (d) If on any Distribution Date (i) the Class Certificate Principal Balance of the Class _____ Certificates or any Class of Class _____ Certificates for which the related Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero and (ii) amounts distributable pursuant to clauses (ii), (iv) and (v) of the Junior Optimal Principal Amount remain undistributed on such Distribution Date after all amounts otherwise distributable on such date pursuant to clauses (iv) through (xxii) of Section 4.01(a) have been distributed, such amounts shall be distributed on such Distribution Date to the remaining Classes of Junior Certificates in order of priority, such that no such distribution shall be made to any Class of Junior Certificates while a prior such Class is outstanding.

     (e) [Description of distributions on any Accrual Certificates or Accrual Components.]

     (f) In the event that in any calendar month the Servicer recovers an amount (an "Unanticipated Recovery") in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Class of Certificates pursuant to Section 4.03, on the Distribution Date in the next succeeding calendar month the Trustee shall withdraw from the Certificate Account and distribute to the holders of each outstanding Class to which such Realized Loss had previously been allocated its share (determined as described in the succeeding paragraph) of such Unanticipated Recovery in an amount not to exceed the amount of such Realized Loss previously allocated to such Class. When the Class Certificate Principal Balance of a Class of Certificates has been reduced to zero, the holders of such Class shall not be entitled to any share of an Unanticipated Recovery, and such Unanticipated Recovery shall be allocated among all outstanding Classes of Certificates entitled thereto in accordance with the preceding sentence, subject to the remainder of this subsection (f). In the event that (1) any Unanticipated Recovery remains undistributed in accordance with the preceding sentence or (ii) the amount of an Unanticipated Recovery exceeds the amount of the Realized Loss previously allocated to any outstanding Classes with respect to the related Mortgage Loan, on the applicable Distribution Date the Trustee shall distribute to the holders of all outstanding Classes of the related Certificates to which Realized Losses had previously been allocated and not reimbursed their pro rata share (determined as described below) of such excess in an amount not to exceed the aggregate amount of any Realized Loss previously allocated to such Class with respect to any other Mortgage Loan that has not been recovered in accordance with this subsection
(f). Any distributions made pursuant to this subsection (f) shall not reduce the Class Certificate Principal Balance of the related Certificate.

     For purposes of the preceding paragraph, the share of an Unanticipated Recovery allocable to any Class of Certificates with respect to a Mortgage Loan shall be (i) with respect to the Class PO Certificates, based on the applicable PO Percentage of the principal portion of the Realized Loss previously allocated thereto with respect to such Mortgage Loan (or all Mortgage Loans for purposes of the next to last sentence of the preceding paragraph), and (ii) with respect to any other Class of Certificates, based on its pro rata share (in proportion to the Class Certificate Principal Balances thereof with respect to such Distribution Date) of the applicable Non-PO Percentage of the principal portion of any such Realized Loss previously allocated with respect to such Mortgage Loan (or Loans); provided, however, that (i) the share of an Unanticipated Recovery allocable to a Class PO Certificate with respect to any Mortgage Loan (or Loans) shall be reduced by the aggregate amount previously distributed to such Class on account of the applicable Class PO Deferred Amount in respect of such Mortgage Loan (or Loans) and (ii) the amount by which the distributions to the Class PO Certificates have been so reduced shall be distributed to the Classes of Certificates described in clause (ii) of the preceding paragraph in the same proportion as described in such clause (ii). For purposes of the preceding sentence, any Class PO Deferred Amount distributed to a Class PO Certificate on previous Distribution Dates shall be deemed to have been allocated in respect of the Mortgage Loans as to which the applicable PO Percentage of the principal portion of Realized Losses has previously been allocated to such Class on a pro rata basis (based on the amount of Realized Losses so allocated).

     Section 4.02. Method of Distribution. (a) All distributions with respect to each Class of Certificates on each Distribution Date shall be made pro rata among the outstanding Certificates of such Class, based on the Percentage Interest in such Class represented by each Certificate. Payments to the Certificateholders on each Distribution Date will be made by the Trustee to the Certificateholders of record on the related Record Date (other than as provided in Section 9.01 respecting the final distribution) by check or money order mailed to a Certificateholder at the address appearing in the Certificate Register, or upon written request by such Certificateholder to the Trustee made not later than the applicable Record Date, by wire transfer to a U.S. depository institution acceptable to the Trustee, or by such other means of payment as such Certificateholder and the Trustee shall agree.

     (b) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the applicable Certificates. Neither the Trustee nor the Company shall have any responsibility therefor except as otherwise provided by applicable law.

     (c) The Trustee shall withhold or cause to be withheld such amounts as it reasonably determines are required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders or Certificate Owners and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders or Certificate Owners with respect thereto) from distributions to be made to Non-U.S. Persons. If the Trustee reasonably determines that a more accurate determination of the amount required to be withheld for a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for a holder of a Residual Certificate until such determination can be made. For the purposes of this paragraph, a "Non-U.S. Person" is (i) an individual other than a citizen or resident of the United States, (ii) a partnership, corporation or entity treated as a partnership or corporation for U.S. federal income tax purposes not formed under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) any estate, the income of which is not subject to U.S. federal income taxation, regardless of source, and (iv) any trust, other than a trust that a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

     Section 4.03. Allocation of Losses. (a) On or prior to each Determination Date, the Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) With respect to any Distribution Date, the principal portion of each Realized Loss (other than any Excess Loss) shall be allocated as follows:

               (i) the applicable PO Percentage of the principal portion of any such Realized Loss shall be allocated to the Class PO Certificates until the Class Certificate Principal Balance thereof has been reduced to zero; and

               (ii) the applicable Non-PO Percentage of the principal portion of any such Realized Loss shall be allocated in the following order of priority:

               first, [to the Junior Classes in inverse order of priority];

               second, to the Classes of Senior Certificates other than the Class PO Certificates, pro rata, in accordance with their Class Certificate Principal Balances; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

     (c) With respect to any Distribution Date, the principal portion of any Excess Loss (other than Excess Bankruptcy Losses attributable to Debt Service Reductions) shall be allocated as follows: (1) the PO Percentage of any such loss shall be allocated to the Class PO Certificates, and (2) the Non-PO Percentage of any such loss shall be allocated to each Class of Certificates other than the Class PO Certificates, pro rata, based on the respective Class Certificate Principal Balances thereof; provided, that any such loss allocated to any Class of Accrual Certificates (and any Accrual Component) shall be allocated (subject to Section 4.03(d)) on the basis of the lesser of (x) the Class Certificate Principal Balance (or Component Principal Balance) thereof immediately prior to the applicable Distribution Date and (y) the Class Certificate Principal Balance (or Component Principal Balance) thereof on the Closing Date (as reduced by any Realized Losses previously allocated thereto).

     (d) Any Realized Losses allocated to a Class of Certificates pursuant to
Section 4.03(b) or (c) shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. In addition, any Realized Losses allocated to any Class of Component Certificates on a Distribution Date shall be allocated in reduction of the Component Principal Balances of the related Components (other than any Notional Component) in proportion to their respective Component Principal Balances immediately prior to such Distribution Date. Any allocation of Realized Losses pursuant to this paragraph (d) shall be accomplished by reducing the Certificate Principal Balance (or, in the case of any Component, the Component Principal Balance) of the related Certificates (or Components) on the related Distribution Date in accordance with Section 4.03(e).

     (e) Realized Losses allocated in accordance with this Section 4.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date, except that the aggregate amount of Realized Losses to be allocated to the Class PO Certificates on such Distribution Date will be taken into account in determining distributions in respect of any Class PO Deferred Amount for such date.

     (f) On each Distribution Date, the Servicer shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Subordinate Certificates, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

     (g) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to a Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

     [(h)Any allocation of a Realized Loss to a Class of Certificates (or Component), or of any Subordinate Certificate Writedown Amount to a Class of Subordinate Certificates, pursuant to this Section 4.03 shall effect a corresponding allocation thereof to the corresponding Class of Lower-Tier Interests and, in the case of the principal portion of any such Realized Loss and any such Subordinate Certificate Writedown Amount, a corresponding reduction in the related Lower-Tier Balance thereof.]

     Section 4.04. Monthly Advances; Purchases of Defaulted Mortgage Loans. (a) The Servicer shall be required to make Monthly Advances in the manner and to the extent provided herein. Prior to the close of business on each Determination Date, the Servicer shall determine (i) the amount of the Monthly Advance which it is required to make on the related Distribution Date and (ii) whether it has elected to purchase any Defaulted Mortgage Loan or Loans on such Distribution Date. If the Servicer so elects to purchase any Defaulted Mortgage Loans (or is required to purchase any Mortgage Loan pursuant to Section 2.02 or 2.03(a)), no Monthly Advance shall be required with respect thereto for the month in which such purchase occurs. The Servicer shall include information as to each of such determinations in the Servicer's Certificate furnished by it to the Trustee in accordance with Section 4.06 and shall be obligated to transfer to the Certificate Account pursuant to Section 3.02(d) on or before 11:00 a.m. New York time on the Business Day next preceding the following Distribution Date in next-day funds the respective amounts applicable to such determinations appearing in such Servicer's Certificate. Upon receipt by the Trustee of written notification signed by a Servicing Officer of any such deposit relating to the purchase by the Servicer of such a Mortgage Loan, the Trustee shall release to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Servicer any Mortgage Loan released pursuant hereto.

     (b) In the event that the Servicer transfers or expects to transfer less than the Available Funds required to be deposited by it pursuant to Section 3.02(d), the Servicer shall so notify the Trustee no later than 9:00 a.m. on the Business Day preceding the related Distribution Date, and the amount so transferred, if any, shall be deemed to have been transferred first pursuant to clause (i) of the definition of Available Funds, second pursuant to clause (iii) of the definition of Available Funds, and third pursuant to clause (ii) of the definition of Available Funds. Such notice shall specify each Mortgage Loan delinquent as of the preceding Determination Date. In such event, the Trustee shall make any Monthly Advance required to be made hereunder, in the manner and to the extent required; provided, the Trustee shall not be so obligated if prohibited by applicable law.

     (c) In the event that the Servicer is succeeded hereunder as servicer, the obligation to make Monthly Advances in the manner and to the extent required by
Section 4.04(a) shall be assumed by the successor servicer (subject to Section 7.02).

     Section 4.05. Statements to Certificateholders. Each month, at least two Business Days prior to each Distribution Date, the Servicer shall deliver to the Trustee for mailing to each Certificateholder, and the Trustee shall mail to each Certificateholder on such Distribution Date, a statement (each, a "Distribution Date Statement") substantially in the form of Exhibit J hereto, setting forth:

               (i) The amount of such distribution to the Certificateholders of each Class (and in respect of any Component), other than any Notional Certificates (and any Notional Component), allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein (including, for this purpose, the Scheduled Principal Balances of all Defaulted Mortgage Loans and Defective Mortgage Loans purchased pursuant to Section 2.02, 2.03(b) or 3.16, respectively, and any amounts deposited pursuant to Section 2.03(b) in connection with the substitution of any Mortgage Loans pursuant to Section 2.02 or 2.03(a), the proceeds of which purchases or substitutions are being distributed on such Distribution Date);

               (ii) The amount of such distribution to the Certificateholders of each Class (other than any Class of Principal Only Certificates) allocable to interest, including any Accrual Amount added to the Class Certificate Principal Balance or Component Principal Balance of any Class of Accrual Certificates or any Accrual Components;

               (iii) The amount of servicing compensation paid to the Company during the month preceding the month of distribution in respect of the Mortgage Loans and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

               (iv) The Pool Scheduled Principal Balance and the aggregate number of the Mortgage Loans on the preceding Due Date after giving effect to all distributions allocable to principal made on such Distribution Date;

               (v) The Class Certificate Principal Balance (or Notional Principal Balance) of each Class, the Component Principal Balance of each Component and the Certificate Principal Balance (or Notional Principal Balance) of a Single Certificate of each Class after giving effect to (i) all distributions allocable to principal (or reductions in the Notional Principal Balance, in the case of the Notional Certificates, or the addition of any Accrual Amount, in the case of any Class of Accrual Certificates) made on such Distribution Date and
          (ii) the allocation of any Realized Losses and any Subordinate Certificate Writedown Amount for such Distribution Date;

               (vi) The Pay-out Rate applicable to each Class of Certificates;

               (vii) The book value and unpaid principal balance of any real estate acquired on behalf of Certificateholders through foreclosure, or grant of a deed in lieu of foreclosure or otherwise, of any REO Mortgage Loan, and the number of the related Mortgage Loans;

               (viii) The aggregate Scheduled Principal Balances and number of Mortgage Loans which, as of the close of business on the last day of the month preceding the related Distribution Date, were (a) delinquent as to a total of (x) 30-59 days, (y) 60-89 days and (z) 90 days or more, and (b) in foreclosure;

               (ix) The Scheduled Principal Balance of any Mortgage Loan replaced pursuant to Section 2.03(b);

               (x) The Certificate Interest Rates of any LIBOR Certificates and any COFI Certificates applicable to the Interest Accrual Period relating to such Distribution Date and such Class;

               (xi) The Senior Percentage, [the Group II Senior Percentage, the Group II Senior Scheduled Distribution Percentage] and the Junior Percentage for such Distribution Date;

               (xii) The Senior Prepayment Percentage, the Group II Senior Prepayment Distribution Percentage and the Junior Prepayment Percentage for such Distribution Date; and

               (xiii) The amount of such distribution to the Certificateholders of each Class allocable to Unanticipated Recoveries.

     In the case of information furnished pursuant to clauses (i) through (iii) above, the amounts shall be expressed as a dollar amount per Single Certificate.

     In connection with any proposed transfer of a Certificate that is purported to be made in reliance on Rule 144A under the Securities Act, the Depositor shall be responsible for furnishing such information as may be required thereunder to a proposed transferee. In furtherance of the Depositor's obligations hereunder, the Depositor hereby instructs the Trustee, at the Depositor's expense and on its behalf, and the Trustee agrees, to promptly make available to the proposed transferee, upon request of the holder, (i) all statements furnished to Certificateholders pursuant to this Section 4.05(a) on previous Distribution Dates, (ii) all certificates furnished to the Trustee pursuant to Section 4.06 in prior months, (iii) Officer's Certificates furnished to the Trustee pursuant to Section 3.12 for the two years preceding such request, (iv) reports of independent accountants furnished to the Trustee pursuant to Section 3.13 for the two years preceding such request, (v) a copy of the Private Placement Memorandum relating to such Certificate, together with any amendments or supplements thereto issued by the Company (which copy shall be furnished to the Trustee by the Depositor), and (vi) the Company's Current Report on Form 8-K, dated the Closing Date, relating to the Mortgage Loans; provided, however, that the Trustee shall in no event be required to make available such statements or certificates pursuant to clauses (i) and (ii) above relating to Distribution Dates occurring more than twenty-four months preceding the month in which such request was received; provided, further, however, that notwithstanding the Trustee's agreement as aforesaid to provide such materials to a proposed transferee, the Trustee does not assume, and shall not thereby be deemed to have assumed, any responsibility for compliance by the Depositor with Rule 144A (subject to the Trustee's agreement set forth in the second sentence of this paragraph) and shall be entitled to include a notice with such statements or certificates to the effect that such materials have not been prepared or assembled by the Trustee and that the Trustee assumes no responsibility for the adequacy, sufficiency or contents thereof. In connection with any such proposed transfer, the Depositor shall make available to the proposed holder, at the request of the related transferor, such additional information, if any, as may be required to be delivered pursuant to Rule 144A(d)(4).

     Section 4.06. Servicer's Certificate. Each month, not later than the second Business Day next preceding each Distribution Date, the Servicer shall deliver to the Trustee a completed Servicer's Certificate.

     Section 4.07. Reports of Foreclosures and Abandonments of Mortgaged Property. The Trustee (or the Servicer on behalf of the Trustee) shall, in each year beginning after December 31, _____ make the reports of foreclosures and abandonments of any Mortgaged Property as required by section 6050J of the Code. In order to facilitate this reporting process, the Servicer, on or before January 15th of each year, shall provide to the Trustee reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by section 6050J of the Code.

     Section 4.08. Reduction of [Base] Servicing Fees by Compensating Interest Payments. The aggregate amount of the [Base] Servicing Fees subject to retention by the Servicer as servicer in respect of any Distribution Date shall be reduced by the amount of any Compensating Interest Payment for such Distribution Date.

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibit A hereto, as applicable, and shall, on original issue, be executed by the Trustee, not in its individual capacity but solely as Trustee, and countersigned and delivered by the Trustee to or upon the order of the Company as provided in Article II.

     (b) The Certificates shall be issued in an aggregate Initial Certificate Principal Balance of $_____. Such aggregate original principal balance shall be divided among the Classes having the designations, Class Certificate Principal Balances, Certificate Interest Rates and minimum denominations as follows:


                                               Initial Class
                                                Certificate                Certificate
                                                 Principal                  Interest                   Minimum
             Designation                          Balance                     Rate                  Denominations
             -----------                          -------                     ----                  -------------
              [     ]                           [     ]                    [     ]                   [     ]

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[(1) The Class _____ Certificates are issued with an initial Notional Principal
     Balance of $_____.]

[(2) The Certificate Interest Rates of the Class _____ Certificates for each
     Interest Accrual Period shall be determined as provided in Section
     5.01(e).]

(3) The Class PO Certificates will be issued as a single Certificate evidencing the entire Class Certificate Principal Balance of such class.

     (c) The Certificates shall be issuable in registered form only. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof. The Non-Book-Entry Certificates other than each Class of the Residual Certificates shall each be issued in the minimum dollar denominations in Certificate Principal Balance or Notional Principal Balance, as applicable, specified in Section 5.01(b), and integral multiples of $1,000 in excess thereof (and, if necessary, in the amount of the remaining Class Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class, in the case of one Certificate of such Class). The [each Class of the] Residual Certificate[s] shall be issued as a single certificate evidencing the entire Class Certificate Principal Balance of such Class and having a Percentage Interest of 100%. If necessary, one Certificate of each Class of Book-Entry Certificates may evidence an additional amount equal to the remainder of the Class Certificate Principal Balance (or Notional Principal Balance) of such Class.

     (d) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal, which may be in facsimile form and be imprinted or otherwise reproduced thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the forms set forth in Exhibit A hereto, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date; all Certificates issued thereafter shall be dated the date of their countersignature.

     [(e)During the first Interest Accrual Period, the Certificate Interest Rate of the Class _____ Certificates shall be _____% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class _____ Certificates shall be a per annum rate equal to the lesser of (i) _____% plus LIBOR and (ii) _____%, subject to a minimum rate of _____%.]

     [During the first Interest Accrual Period, the Certificate Interest Rate of the Class _____ Certificates shall be _____% per annum. For each subsequent Interest Accrual Period, the Certificate Interest Rate of the Class _____ Certificates shall be a per annum rate equal to the lesser of (i) _____% minus the product of _____ and LIBOR, and (ii) _____%, subject to a minimum rate of _____%.]

     Section 5.02. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, New York a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Subject to Sections 5.02(b) and 5.02(c), upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class in authorized denominations of a like Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trustee and a certificate of destruction shall be delivered by the Trustee to the Depositor.

     (b) No legal or beneficial interest in all or any portion of the Residual Certificates may be transferred directly or indirectly to (i) Disqualified Organization or an agent of a Disqualified Organization (including a broker, nominee, or middleman), (ii) an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee"), or (iii) an individual, corporation, partnership or other person unless such transferee (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (C) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of a Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clause (A), (B) or (C) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate and deliver, a Residual Certificate in connection with any transfer thereof unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit F hereto, signed by the transferee, to the effect that the transferee is not such a Disqualified Organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, a Book-Entry Nominee or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Residual Certificates to Disqualified Organizations, Book-Entry Nominees or Non-permitted Foreign Holders, and an agreement by the Transferee that it will not transfer a Residual Certificate without providing to the Trustee an affidavit substantially in the form attached as Exhibit F hereto and a letter substantially in the form attached as Exhibit G hereto. Such affidavit shall also contain the statement of the transferee that
(i) it does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Residual Certificates and (ii) it understands that it may incur tax liabilities in excess of cash flows generated by a Residual Certificate and that it intends to pay taxes associated with holding a Residual Certificate as they become due.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Residual Certificates, shall be accompanied by a written statement in the form attached as Exhibit G hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has (i) no actual knowledge that the transferee is a Disqualified Organization, Book-Entry Nominee or Non-permitted Foreign Holder, (ii) no reason to believe that the transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate, and (iii) conducted a reasonable investigation and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due. The Residual Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Servicer that any legal or beneficial interest in any portion of the Residual Certificates has been transferred, directly or indirectly, to a Disqualified Organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Residual Certificate in constructive trust for the last transferor who was not a Disqualified Organization or agent thereof, and such transferor shall be restored as the owner of such Residual Certificate as completely as if such transfer had never occurred, provided that the Company may, but is not required to, recover any distributions made to such transferee with respect to the Residual Certificate and return such recovery to the transferor, and (ii) the Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Residual Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of section 860E(e) of the Code as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Residual Certificate (or portion thereof) for periods after such transfer. At the election of the Servicer, the cost to the Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Company shall in no event be excused from furnishing such information.

     The restrictions on transfers of the Residual Certificates set forth in the preceding three paragraphs shall cease to apply to transfers (and the applicable portions of the legend to the Residual Certificates may be deleted) after delivery to the Trustee of an Opinion of Counsel to the effect that the elimination of such restrictions will not cause the REMIC [either of the Upper-Tier REMIC or the Lower-Tier REMIC] established hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.

     No transfer of a Restricted Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws, in each case as evidenced by an Officer's Certificate, or is exempt from the registration requirements of the Act and any applicable state securities laws. In the event of such registration, any restrictive legends set forth in the form of the relevant Restricted Certificate in Exhibit A hereto with respect to the Act and state securities law restrictions shall be removed by the Trustee upon request of the Holder thereof and automatically upon exchange or registration of transfer thereof. As a condition to any transfer that is to be made in reliance upon an exemption from the Act and such laws of a (i) Class PO Certificate or
(ii) Restricted Junior Certificate to any person other than a QIB (as certified by the proposed transferee in the form of assignment attached to the related Certificate), either (x) the Trustee shall require the transferee to execute an investment letter in the form substantially as set forth in Exhibit I hereto or in such other form as may be acceptable to the Trustee, certifying as to the facts surrounding such transfer, or (y) in lieu of such investment letter, the Trustee may accept a written Opinion of Counsel (in form and substance acceptable to the Trustee) that such proposed transfer may be made pursuant to an exemption from the Act. As an additional condition to any transfer of a Restricted Certificate, either (i) the transferor and the transferee shall complete the form of assignment attached to the Certificate proposed to be transferred, or (ii) the Trustee shall have received the above-referenced Opinion of Counsel. The holder of any Restricted Certificate desiring to effect the transfer thereof to a person other than a QIB shall, and hereby agrees to, comply with any applicable conditions set forth in the preceding two sentences and indemnify the Trustee and the Company against any liability that may result if the transfer thereof is not so exempt or is not made in accordance with such federal and state laws. Such agreement to so indemnify the Trustee and the Company shall survive the termination of this Agreement. Notwithstanding the foregoing, no Opinion of Counsel or investment letter shall be required upon the original issuance of (i) the Restricted Junior Certificates to the Initial Purchaser (as defined in the Private Placement Memorandum) or its nominee and
(ii) the Class PO Certificates to the Company or upon any subsequent transfer of any Class PO Certificate by the Company, provided that if any Restricted Junior Certificates are, at the request of the Initial Purchaser, registered in the name of its nominee, the Initial Purchaser shall be deemed to acknowledge and agree with the Company and the Trustee that no transfer of a beneficial interest in such Certificates will be made without registering such Certificates in the name of the transferee, which shall be a Person other than such nominee. Any opinion or letter required pursuant to this paragraph shall not be at the expense of the Trust Fund or the Trustee.

     (c) (i) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (A) a certificate (substantially in the form of Exhibit E or such other form as is acceptable to the Company and the Trustee) from such transferee to the effect that such transferee (i) is not a Plan or a Person that is using the assets of a Plan to acquire such ERISA-Restricted Certificate or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the transferee's acquisition and holding of any ERISA-Restricted Certificate or
(B) an opinion of counsel satisfactory to the Trustee and the Company to the effect that the purchase and holding of such a Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" subject to the prohibited transactions provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Trustee or the Company. Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates.

               (ii) No transfer of a Residual Certificate shall be made to any Person unless the Trustee has received a certification (substantially in the form of paragraph 4 of Exhibit F) from such transferee to the effect that, among other things, such transferee is not a Plan or a Person that is using the assets of a Plan to acquire any such Certificate. The preparation and delivery of such certificate shall not be an expense of the Trust Fund, the Trustee or the Company.

     (d) Subject to Section 8.01(i) hereof, the Trustee may conclusively rely upon any certificate, affidavit or opinion delivered pursuant to Section 5.02(b) or (c). Any certificate or affidavit required to be delivered by a transferee under this Section 5.02 may be executed and delivered in the name of such transferee by its attorney-in-fact duly authorized in writing in form and substance satisfactory to the Trustee.

     (e) Except as to any additional Certificate of any Class of Book-Entry Certificates held in physical certificated form pursuant to Section 5.02(g) or any Restricted Junior Certificate of any Class of Book-Entry Certificates that is transferred to an entity other than a QIB, the Book-Entry Certificates shall, subject to Section 5.02(f), at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration thereof may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of the Certificates issued in book-entry form on the books of the Depository shall be governed by applicable rules established by the Depository and the rights of Certificate Owners with respect to Book-Entry Certificates shall be governed by applicable law and agreements between such Certificate Owners and the Depository, Depository Participants, and indirect participating firms; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as authorized representatives of the Certificate Owners of the Certificates issued in book-entry form for all purposes including the making of payments due on the Book-Entry Certificates and exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; (vii) Certificate Owners shall not be entitled to certificates for the Book-Entry Certificates and (viii) the Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Except as provided herein, the Trustee shall have no duty to monitor or restrict the transfer of Certificates or interests therein, and shall have no liability for any transfer, including any transfer made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions set forth herein, except in the event of the failure of the Trustee to perform its duties and fulfill its obligations under this Agreement.

     (f) If (x)(i) the Servicer or the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Company is unable to locate a qualified successor, (y) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing not less than 51% of the aggregate Voting Rights allocated to the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     (g) On or prior to the Closing Date, there shall be delivered to the Depository (or to _____________________ acting as custodian for the Depository pursuant to the Depository's procedures) one certificate for each Class of Book-Entry Certificates registered in the name of the Depository's nominee, Cede & Co. The face amount of each such Certificate shall represent 100% of the initial Class Certificate Principal Balance thereof, except for such amount that does not constitute an acceptable denomination to the Depository. An additional Certificate of each Class of Book-Entry Certificates may be issued evidencing such remainder and, if so issued, will be held in physical certificated form by the Holders thereof. Each Certificate issued in book-entry form shall bear the following legend:

     "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Certificate Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Certificate Registrar or the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest. In connection with the issuance of any new Certificate under this
Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Depositor, the Servicer, the Trustee, the Certificate Registrar nor any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar shall be affected by any notice to the contrary.

     Section 5.05. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar will furnish or cause to be furnished to the Company, within 15 days after receipt by the Certificate Registrar of request therefor from the Company in writing, a list, in such form as the Company may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders. If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt. Every Certificateholder, by receiving and holding a Certificate, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     Section 5.06. Representation of Certain Certificateholders. The fiduciary of any Plan which becomes a Holder of a Certificate, by virtue of its acceptance of such Certificate, will be deemed to have represented and warranted to the Trustee and the Company that such Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933.

     Section 5.07. Determination of COFI. (a) If the outstanding Certificates include any COFI Certificates, then on each COFI Determination Date the Trustee shall determine the value of COFI on the basis of the most recently available Information Bulletin referred to in the definition of "COFI". The establishment of COFI by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the COFI Certificates for each Interest Accrual Period shall (in the absence of manifest error) be final and binding. During each Interest Accrual Period, the Certificate Interest Rate for the COFI Certificates for the current and immediately preceding Interest Accrual Period shall be made available by the Trustee to Certificate Owners and Certificateholders at the following telephone number: (617) 664-5500.

     (b) The failure by the Federal Home Loan Bank of San Francisco to publish COFI for a period of 65 calendar days will constitute an "Alternative Rate Event" for purposes hereof. Upon the occurrence of an Alternative Rate Event, the Servicer will calculate the Certificate Interest Rates for the COFI Certificates for the subsequent Interest Accrual Periods by using, in place of COFI, (i) the replacement index, if any, published or designated by the Federal Home Loan Bank of San Francisco or (ii) if no replacement index is so published or designated, an alternative index to be selected by the Company that has performed, or that the Company expects to perform, in a manner substantially similar to COFI. At the time an alternative index is first selected by the Company, the Servicer shall determine the average number of basis points, if any, by which the alternative index differed from COFI for such period as the Servicer, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and shall adjust the alternative index by such average. The Servicer shall select a particular index as an alternative only if it receives an Opinion of Counsel to the effect that the selection of such index will not cause any REMIC established hereunder to fail to qualify as a REMIC for federal income tax purposes. In the absence of manifest error, the selection of any alternative index as provided by this
Section 5.07(b) shall be final and binding for each subsequent Interest Accrual Period. Upon the occurrence of an Alternative Rate Event, the Trustee shall have no responsibility for the determination of any alternative index or the calculation of the Certificate Interest Rates for the COFI Certificates.

     (c) If at any time after the occurrence of an Alternative Rate Event the Federal Home Loan Bank of San Francisco resumes publication of COFI, the Certificate Interest Rates for the COFI Certificates for each Interest Accrual Period commencing thereafter will be calculated by reference to COFI.

     Section 5.08. Determination of LIBOR. (a) If the outstanding Certificates include any LIBOR Certificates, then on each LIBOR Determination Date the Trustee shall determine LIBOR for the related Interest Accrual Period as such rate equal to the Interest Settlement Rate. If such rate does not appear on the Designated Telerate Page as of 11:00 a.m., London time, on the applicable LIBOR Determination Date:

               (i) The Trustee will request the principal London office of each Reference Bank (as defined in Section 5.08(e)) to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for one-month U.S. Dollar deposits as of 11:00 a.m., London time, on the applicable LIBOR Determination Date.

               (ii) If on any LIBOR Determination Date, two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%). If on any LIBOR Determination Date only one or none of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the rate per annum the Trustee determines to be the arithmetic mean (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that three major banks in New York City selected by the Trustee are quoting as of approximately 11:00 a.m., New York City time, on the first day of the applicable Interest Accrual Period.

               (iii) If on any LIBOR Determination Date the Trustee is required but unable to determine LIBOR in the manner provided in subparagraph
          (ii) of this Section 5.08(a), LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

     (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rates applicable to the LIBOR Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

     (c) Within five Business Days of the Trustee's calculation of the Certificate Interest Rates of the LIBOR Certificates, the Trustee shall furnish to the Servicer by telecopy (or by such other means as the Trustee and the Servicer may agree from time to time) such Certificate Interest Rates.

     (d) The Trustee shall provide to Certificateholders who inquire of it by telephone the Certificate Interest Rates of the LIBOR Certificates for the current and immediately preceding Interest Accrual Period.

     (e) As used herein, "Reference Banks" shall mean no more than four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the display designated "LIBO" on the Reuters Monitor Money Rates Service (the "Reuters Screen LIBO Page") on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date. The Reference Banks initially shall be: [Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company]. If any of the initial Reference Banks should be removed from the Reuters Screen LIBO Page or in any other way fail to meet the qualifications of a Reference Bank, or if such page is no longer published, the Trustee, after consultation with the Servicer, shall use its best efforts to designate alternate Reference Banks.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     Section 6.01. Liability of the Depositor and the Servicer. The Depositer and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

     Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Depositor or the Servicer. Any corporation into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Depositor or the Servicer shall be a party, or any corporation succeeding to the business of the Depositor or the Servicer, or (in the case of the Depositor and, so long as GECMSI is the Servicer, GECMSI) any corporation, more than 50% of the voting stock of which is, directly or indirectly, owned by General Electric Company, or any limited partnership, the sole general partner of which is either the Depositor or the Servicer or a corporation, more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which executes an agreement of assumption to perform every obligation of the Depositor or the Servicer hereunder, shall be the successor of the Depositor or the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 6.03. Assignment. The Servicer may assign its rights and delegate its duties and obligations as servicer under this Agreement; provided, that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by GECMSI as Servicer hereunder from and after the date of such agreement and (ii) each Rating Agency's rating of any Classes of Certificates in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Servicer will be released from its obligations as servicer hereunder except for liabilities and obligations as servicer incurred prior to such assignment or delegation.

     Section 6.04. Limitation on Liability of the Depositor, the Servicer and Others. Neither the Depositor, the Servicer nor any of the directors or officers or employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action by the Depositor or the Servicer pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Depositor or the Servicer or by reason of reckless disregard of obligations and duties of the Depositor or the Servicer hereunder. The Depositor and the Servicer and any director or officer or employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and the Servicer and any director or officer or employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Servicer shall be entitled to be reimbursed therefor from amounts credited to the Mortgage Loan Payment Record as provided by Section 3.04.

     Section 6.05. The Servicer Not to Resign. Subject to the provisions of Sections 6.02 and 6.03, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that the performance of its duties hereunder is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01. Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

               (i) Any failure by the Servicer to make any payment to the Trustee of funds pursuant to Section 3.02(d) out of which distributions to Certificateholders of any Class are required to be made under the terms of the Certificates and this Agreement which failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

               (ii) Failure on the part of the Company duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements (A) materially affect the rights of Certificateholders and (B) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Company and the Trustee by the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; or

               (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer , or for the winding up or liquidation of the Servicer 's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (iv) The consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Company, either the Trustee, or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 51%, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and that have been or should have been credited by it to the Mortgage Loan Payment Record, or that have been deposited by the Servicer in the Certificate Account or are thereafter received by the Servicer with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities as servicer, may become, payable to the Servicer under this Agreement, the Servicer shall be entitled to receive out of any delinquent payment on account of interest on a Mortgage Loan, due during the period prior to the notice pursuant to this Section 7.01 which terminates the obligation and rights of the Company hereunder and received after such notice, that portion of such payment which it would have been entitled to retain pursuant to Section 3.04(vi) if such notice had not been given.

     Section 7.02. Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall succeed to all the rights of and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer in its capacity as servicer by the terms and provisions hereof; provided, however, that the responsibilities and duties of the Servicer pursuant to Sections 2.02 and 2.03(a) and, if the Trustee is prohibited by law or regulation from making Monthly Advances, the responsibility to make Monthly Advances pursuant to Section 4.04, shall not be the responsibilities, duties or obligations of the Trustee; and provided further, that any failure of the Trustee to perform such duties and responsibilities that is caused by the Servicer's failure to cooperate with the Trustee as required by Section 7.01 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall, except as provided in Section 7.01, be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution approved to service mortgage loans for either FNMA or FHLMC, having a net worth of not less than $10,000,000, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending appointment of a successor to the Servicer pursuant to this Article VII, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Servicer as servicer pursuant to this Article VII shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.15.

     Section 7.03. Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                                  ARTICLE VIII

                                   THE TRUSTEE

     Section 8.01. Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in performing its duties in accordance with the terms of this Agreement;

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) The Trustee shall not be charged with knowledge of (A) any failure by the Servicer to comply with the obligations of the Company referred to in clauses (i) and (ii) of Section 7.01, (B) the rating downgrade referred to in the definition of "Trigger Event" or (C) any failure by the Servicer to comply with the obligations of the Servicer to record the assignments of Mortgages referred to in Section 2.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failures, occurrence or downgrade or the Trustee receives written notice of such failures, occurrence or downgrade from the Servicer or the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%.

     Subject to any obligation of the Trustee to make Monthly Advances as provided herein, the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

     Section 8.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

               (i) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing so to do by Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such investigation shall be paid by the Depositor or, if paid by the Trustee, shall be reimbursed by the Depositor upon demand. Nothing in this clause (v) shall derogate from the obligation of the Depositor to observe any applicable law prohibiting disclosure of information regarding the Mortgagors; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian.

     Section 8.03. Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor , and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Servicer.

     Section 8.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

     Section 8.05. The Depositor to Pay Trustee's Fees and Expenses. The Depositor covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Depositor will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances (including any Monthly Advances of the Trustee not previously reimbursed thereto pursuant to Section 3.04) incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, the Depositor covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. From time to time, the Trustee may request that the Servicer debit the Mortgage Loan Payment Record pursuant to
Section 3.04 to reimburse the Trustee for any Monthly Advances and Nonrecoverable Advances.

     Section 8.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation having its principal office either in the State of New York or in the same state as that in which the initial Trustee under this Agreement has its principal office and organized and doing business under the laws of such State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an affiliate of the Depositor or the Servicer. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     Section 8.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the conditions in any of the following clauses (i), (ii) or (iii) shall occur at any time, the Servicer may remove the Trustee: (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Servicer; (ii) the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (iii) the replacement of the Trustee with a successor Trustee will enable the Servicer to avoid (and should, based on the information included in the notice referred to below, result in the avoidance of) a downgrading of the ratings assigned to the Certificates by the Rating Agencies (whether or not other actions could avoid such downgrading) and no Event of Default, as provided by Section 7.01 hereof, shall have occurred or be continuing; provided, however, that no action shall be taken pursuant to this clause (iii) unless reasonable notice shall have been provided to the Trustee, which notice shall set forth the basis for any rating downgrade as contemplated by the Rating Agencies and shall also indicate the manner in which such proposed action is intended to avoid such downgrade. If it removes the Trustee under the authority of the immediately preceding sentence, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

     Section 8.08. Successor Trustee. Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder; and the Servicer, the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 8.08, the Servicer shall mail notice of the succession of such Trustee hereunder to all holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 8.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, of all or any part of the Trust Fund, or separate trustee or separate trustees of any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer, the Depositor and the Trustee may consider necessary or desirable. If the Servicer or the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 8.08.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) The Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 8.11. Compliance with REMIC Provisions; Tax Returns. The Trustee shall at all times act in such a manner in the performance of its duties hereunder as shall be necessary to prevent [the Trust Fund] [each of the Upper-Tier REMIC and the Lower-Tier REMIC] from failing to qualify as a REMIC and to prevent the imposition of a tax on the Trust Fund or the REMIC[s] established hereunder. The Trustee, upon request, will furnish the Servicer with all such information within its possession as may be reasonably required in connection with the preparation of all tax returns of the Trust Fund and any Reserve Fund, and shall, upon request, execute such returns.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01. Termination upon Repurchase by the [Depositor] [Servicer] or Liquidation of All Mortgage Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Trustee to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article IX following the earlier of (a) the repurchase by the [Depositor] [Servicer] of all Mortgage Loans and all REO Mortgage Loans remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loans described in the following clause) plus accrued and unpaid interest thereon at the applicable Remittance Rate (less any amounts constituting previously unreimbursed Monthly Advances) to the first day of the month in which such purchase price is to be distributed to Certificateholders and (y) the appraised value of any REO Mortgage Loan (less the good faith estimate of the [Depositor] [Servicer] of Liquidation Expenses to be incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by the [Depositor] [Servicer] and the Trustee, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States of America to the Court of St. James's, living on the date of this Agreement. The right of the [Depositor] [Servicer] to repurchase all Mortgage Loans pursuant to clause (a) above shall be conditioned upon the aggregate of the Scheduled Principal Balance of the Outstanding Mortgage Loans, at the time of any such repurchase, aggregating less than [10] percent of the aggregate of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (A) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the exercise by the [Depositor] [Servicer] of its right of repurchase, the Company shall deposit in the Certificate Account not later than 11:00 a.m. on the Business Day prior to the final Distribution Date in next-day funds an amount equal to the price described above. Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders an amount equal to the price calculated as above provided, any such repurchase being in lieu of the distribution otherwise required to be made on the Distribution Date upon which the repurchase is effected. Upon certification to the Trustee by a Servicing Officer following such final deposit, the Trustee shall promptly release to the [Depositor] [Servicer] the Mortgage Files for the repurchased Mortgage Loans.

     On the final Distribution Date, the Trustee shall distribute amounts on deposit in the Certificate Account in accordance with the applicable priorities provided by Section 4.01. Distributions on each Certificate shall be made on the final Distribution Date in the manner specified in Section 4.02 but only upon presentation and surrender of the Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto.

     Section 9.02. Additional Termination Requirements. (a) In the event the [Depositor] [Servicer] exercises its purchase option as provided in Section 9.01, the Trust Fund and [each of] the [Upper-Tier REMIC and the Lower-Tier] REMIC established hereunder shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel to the effect that the failure to comply with the requirements of this
Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the REMIC [either of the Upper-Tier REMIC or the Lower-Tier REMIC] as defined in section 860F of the Code, or (ii) cause the Trust Fund [either of the Upper-Tier REMIC or the Lower-Tier REMIC] to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.01, the Servicer shall prepare and the Trustee shall execute and adopt a plan of complete liquidation for [each of] the [Upper-Tier REMIC and the Lower-Tier] REMIC within the meaning of section 860F(a)(4)(A)(i) of the Code, which shall be evidenced by such notice; and

               (ii) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the [Depositor] [Servicer] for cash in accordance with
          Section 9.01.

     (b) By their acceptance of the Residual Certificates, the Holders thereof hereby authorize the Trustee to adopt such a plan of complete liquidation which authorization shall be binding on all successor Holders of the Residual Certificates.

     (c) On the final federal income tax return for [each of] the [Upper-Tier REMIC and the Lower-Tier] REMIC established hereunder, the Trustee will attach a statement specifying the date of the adoption of the plan of liquidation.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     Section 10.01. Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein, or to surrender any right or power herein conferred upon the Depositor or the Servicer, or to add any other provisions with respect to matters or questions arising under this Agreement, which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee and the Company may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of [the Trust Fund] [each of the Upper-Tier REMIC and the Lower-Tier REMIC] as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has obtained an opinion of independent counsel (which opinion also shall be addressed to the Depositor and Servicer) to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of Holders of Certificates evidencing
(i) not less than 66% of the Voting Rights of all the Certificates or (ii) Percentage Interests aggregating not less than 66% of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (b) adversely affect in any material respects the interests of the Holders of any Class of Certificates in any manner other than as described in (a), without the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66% of such Class, or (c) reduce the aforesaid percentages of Certificates of any Class required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the Trust Fund to tax or cause [the Trust Fund] [either of the Upper-Tier REMIC or the Lower-Tier REMIC] to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 10.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 10.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Section 10.01) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 10.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (a) in the case of GEMCSI, to GE Capital Mortgage Services, Inc., Three Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel, [(b) in the case of the Funding, to GE Capital Mortgage Funding Corporation, Three Executive Campus, Suite W. 602, Cherry Hill, New Jersey, 08002 , Attention: _________ (c) in the case of _____, to _____ and, (d) in the case of _____, to _____, or, as to each such Person, at such other address as shall be designated by such Person in a written notice to each other named Person. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 10.06. Notices to the Rating Agencies. The Servicer shall deliver written notice of the following events to each Rating Agency promptly following the occurrence thereof: material amendment to this Agreement; any Event of Default; any Trigger Event; change in or termination of the Trustee; removal of the Servicer; repurchase or replacement of any Defective Mortgage Loan pursuant to Section 2.03; and final payment to Certificateholders. In addition, the Servicer shall deliver copies of the following documents to each Rating Agency at the time such documents are required to be delivered pursuant to this
Agreement: monthly statements to Certificateholders pursuant to Section 4.05, annual report of independent accountants pursuant to Section 3.13 and annual servicer compliance report pursuant to Section 3.12. Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default under this Agreement.

     Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then to the extent permitted by law such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 10.08. Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee are and shall be deemed fully paid.

                                      * * *

     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                          GE CAPITAL MORTGAGE FUNDING
                                             CORPORATION


                                          By:_____________________________
                                              Name:
                                              Title:

                                          GE CAPITAL MORTGAGE SERVICES, INC.


                                          By:_____________________________
                                              Name:
                                              Title:

[SEAL]

Attest:

By:_______________________________
    Name:
    Title:

                                               By:_____________________________
                                                   as Trustee


                                               Name:
                                               Title:



Attest:

By:______________________________
    Name:
    Title:

State of New Jersey        )
                           ) ss.:
County of Camden           )

     On the ____ day of _____ before me, a notary public in and for the State of New Jersey, personally appeared _______________________, known to me who, being by me duly sworn, did depose and say that he/she resides at ________________________ _____________________________; that he/she is a(n)
_________________________ of GE Capital Mortgage Funding Corporation, Inc., a corporation formed under the laws of the State of New Jersey, one of the parties that executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.




                       ----------------------------------
                                  Notary Public


[Notarial Seal]

                                     )
                                     ) ss.:
                                     )

     On the _____ day of _____ before me, a notary public in and for , personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he/she resides at __________________ _____________________________________________________________; that he/she is
a(n) __________________________________ of ___________________________________,
one of the parties that executed the foregoing instrument; that he/she knows the seal of said Bank; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Bank; and that he/she signed his/her name thereto by order of the Board of Directors of said Bank.




                       ----------------------------------
                                  Notary Public



[Notarial Seal]

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                           FORM OF SENIOR CERTIFICATE

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. [, GE CAPITAL MORTGAGE FUNDING CORPORATION] OR THE TRUSTEE (AS DEFINED HEREIN).

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES _____


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


           GE CAPITAL MORTGAGE [SERVICES, INC.] [FUNDING CORPORATION]


No. R                            Initial Class A_ Certificate
                                 Principal Balance:
Class A_                           $_____

Certificate Interest             Initial Certificate Principal Rate
_____%                           per annum Balance of this Certificate:
                                    _____
Cut-off Date:
_____

First Distribution Date:         CUSIP:_____
_____

THIS CERTIFIES THAT _____

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class A_ Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold [by GE Capital Mortgage Funding Corporation, a Delaware corporation (the "Depositor")] and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Servicer"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of _____ (the "Agreement"), between the Depositor, the Servicer and _____, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in _____, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in _____.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series _____, issued in _____ Classes (Class [_____, Class R, [Class RL,] Class PO, Class M Class B1, Class B2, Class B3, Class B4 and Class B5], herein called the "Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class [M, Class B1, Class B2, Class B3, Class B4 and Class B5] Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class [M, Class B1, Class B2, Class B3, Class B4 or Class B5] Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee, the Depositor or the Servicer, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class [M, Class B1, Class B2, Class B3, Class B4 or Class B5] Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R [or Class RL] Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R [or Class RL] Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R [or Class RL] Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the [Depositor] [Servicer] of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the [Depositor] [Servicer] to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The [Depositor] [Servicer]'s exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                              -----------------------,
                              not in its individual capacity
                              but solely as Trustee



(SEAL)
                           By: _______________________
                           Name:
                           Title:



Countersigned:


By_______________________
Authorized Signatory of
________________________,
not in its individual capacity but
solely as Trustee


Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (Please print or typewrite name and address
                     including postal zip code of assignee)



--------------------------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:________________



______________________________________
Signature by or on behalf of assignor




______________________________________
*Signature Guaranteed*

*The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

                          FORM OF RESIDUAL CERTIFICATE

[PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON.] THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC., [GE CAPITAL MORTGAGE FUNDING CORPORATION] OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THE AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION, OR AN ENTITY THAT HOLDS REMIC RESIDUAL SECURITIES AS NOMINEE TO FACILITATE THE CLEARANCE AND SETTLEMENT OF SUCH SECURITIES THROUGH BOOK-ENTRY CHANGES IN ACCOUNTS OF PARTICIPATING ORGANIZATIONS (A "BOOK-ENTRY NOMINEE") AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR BOOK-ENTRY NOMINEES.

THE HOLDER OF THIS CLASS R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE IRREVOCABLY APPOINTED THE SERVICER (AS DEFINED HEREIN) AS ITS AGENT AND ATTORNEY-IN-FACT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, WITH RESPECT TO THE TRUST FUND.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY DISQUALIFIED ORGANIZATION, BOOK-ENTRY NOMINEE OR NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN THE AGREEMENT OR TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES _____


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


           GE CAPITAL MORTGAGE [SERVICES, INC.] [FUNDING CORPORATION]


No. R                              Initial Class R Certificate
                                   Principal Balance:
Class R                              [$100]

Certificate Interest               Initial Certificate Principal Rate
_____%                             per annum:  Balance of this Certificate:
                                     -----
Cut-off Date:
_____

First Distribution Date:           CUSIP: _____
_____

THIS CERTIFIES THAT _____

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold [by GE Capital Mortgage Funding Corporation, a Delaware corporation (the "Depositor")] and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Servicer"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of _____ (the "Agreement"), between the Depositor, the Servicer and _____, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in _____, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in _____.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series _____, issued in _____ Classes (Class [_____, Class R, [Class RL,] Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5,] herein called the
"Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class [M, Class B1, Class B2, Class B3, Class B4 and Class B5] Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class [M, Class B1, Class B2, Class B3, Class B4 or Class B5] Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee, the Depositor or the Servicer, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class [M, Class B1, Class B2, Class B3, Class B4 or Class B5] Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R [or Class RL] Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R [or Class RL] Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R [or Class RL] Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the [Depositor] [Servicer] of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the [Depositor] [Servicer] to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The [Depositor] [Servicer]'s exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                         _______________________________
                         not in its individual
                         capacity but solely as Trustee



(SEAL)
                         By:  ___________________________
                         Name:
                         Title:



Countersigned:


By_____________________________
Authorized Signatory of
_______________________________
not in its individual capacity but
solely as Trustee


Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (Please print or typewrite name and address
                     including postal zip code of assignee)



--------------------------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:_______________



_____________________________________
Signature by or on behalf of assignor




______________________________________
*Signature Guaranteed*

* The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

                           FORM OF JUNIOR CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF DISTRIBUTION TO CERTAIN CLASSES OF THE CERTIFICATES AS SET FORTH HEREIN AND IN THE AGREEMENT REFERRED TO HEREIN.

PRINCIPAL IN RESPECT OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE AGREEMENT (AS DEFINED HEREIN). ACCORDINGLY, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AS SET FORTH HEREON. THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF GE CAPITAL MORTGAGE SERVICES, INC. [, GE CAPITAL MORTGAGE FUNDING CORPORATION] OR THE TRUSTEE (AS DEFINED HEREIN).

TRANSFER OF THIS CERTIFICATE IS RESTRICTED AS PROVIDED IN SECTION 5.02 OF THE AGREEMENT.

THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") (AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("SECTION 4975") (A "PLAN") OR A PERSON THAT IS USING THE ASSETS OF A PLAN TO ACQUIRE THIS CERTIFICATE, EXCEPT AS DESCRIBED HEREIN. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN OTHER RESTRICTIONS AS SET FORTH HEREIN.

            REMIC MULTI-CLASS PASS-THROUGH CERTIFICATE, SERIES _____


                 evidencing a beneficial ownership interest in a
                trust fund which consists primarily of a pool of
                  conventional, fixed rate, one- to four-family
                       mortgage loans sold and serviced by


           GE CAPITAL MORTGAGE [SERVICES, INC.] [FUNDING CORPORATION]




No. R                               Initial Class [M] Certificate
                                    Principal Balance:
Class [M]                             $_____

Certificate Interest                Initial Certificate Principal Rate
_____%                              per annum: Balance of this Certificate:
                                      _____

Cut-off Date:
_____

First Distribution Date:             CUSIP: __________
_____

THIS CERTIFIES THAT _____

is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the initial Certificate Principal Balance of this Certificate by the aggregate initial Certificate Principal Balance of all Class [M] Certificates, both as specified above) in certain distributions with respect to the Trust Fund, consisting primarily of a pool (the "Pool") of conventional, fixed rate, one- to four-family mortgage loans (the "Mortgage Loans"), sold [by GE Capital Mortgage Funding Corporation, a Delaware corporation (the "Depositor") and serviced by GE Capital Mortgage Services, Inc., a corporation organized and existing under the laws of the State of New Jersey (the "Servicer "). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of _____ (the "Agreement"), between the Depositor, the Servicer and _____, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth herein below. To the extent not defined herein, the terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     The Agreement requires the distribution on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in _____, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), of an amount equal to the product of the Percentage Interest evidenced by this Certificate and the aggregate amount required to be distributed to Holders of Certificates of the same Class as this Certificate pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee by check or money order mailed to the Person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder, by such other means of payment as such Person and the Trustee shall agree. Except as otherwise provided in the Agreement, the final distribution on this Certificate will be made in the applicable manner described above, after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee _____.

     This Certificate is one of a duly authorized issue of Certificates designated as REMIC Multi-Class Pass-Through Certificates, Series _____, issued in _____ Classes (Class [_____, Class R, [Class RL], Class PO, Class M, Class B1, Class B2, Class B3, Class B4 and Class B5], herein called the
"Certificates").

     The Certificates are limited in right of payment to certain payments on and collections in respect of the Mortgage Loans, all as more specifically set forth in the Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee in its individual capacity is not personally liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     As provided in the Agreement and with certain exceptions therein provided, certain losses on the Mortgage Loans resulting from defaults by Mortgagors will be borne by the Holders of the Class [M, Class B1, Class B2, Class B3, Class B4 and Class B5] Certificates before such losses will be borne by the Holders of the other Classes of the Certificates.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing not less than 66% of all the Voting Rights as defined in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     No transfer of any Class [M, Class B1, Class B2, Class B3, Class B4 or Class B5] Certificate which is in the form of a Definitive Certificate shall be made to any Person unless the Trustee has received (i) a certificate from such transferee to the effect that such transferee (x) is not an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Section 4975") (a "Plan") or a Person that is using the assets of a Plan to acquire such Certificate or (y) is an insurance company investing assets of its general account and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemption") applies to such transferee's acquisition and holding of such Certificate, or (ii) an opinion of counsel satisfactory to the Trustee, which opinion shall not be an expense of the Trustee, the Depositor or the Servicer or, to the effect that the purchase and holding of such Certificate will not constitute or result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 and will not subject the Trustee or the Servicer to any obligation in addition to those undertaken in the Agreement; provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of a Class [M, Class B1, Class B2, Class B3, Class B4 or Class B5] Certificate by a Plan or a Person that is purchasing or holding such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975.

     No transfer of any Class R [or Class RL] Certificate shall be made to any Person unless the Trustee has received a certificate from such transferee to the effect that, among other things, such transferee (x) is not an employee benefit plan subject to ERISA or a Plan or a Person that is using the assets of a Plan to acquire any such Class R [or Class RL] Certificate or (y) is an insurance company investing assets of its general account and the Exemption applies to such transferee's acquisition and holding of any such Class R [or Class RL] Certificate.

     As provided in the Agreement, and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in the city in which the Corporate Trust Office of the Trustee is located or in the City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee, and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class of authorized denominations evidencing the same aggregate Percentage Interest as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Certificate Registrar nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Agreement, and the Trust Fund created thereby shall terminate upon payment to the Certificateholders, or provision therefor, in accordance with the Agreement following the earlier of (a) the repurchase by the [Depositor] [Servicer] of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than a Mortgage Loan described in clause (y)) plus accrued and unpaid interest thereon at the rate provided for in the Agreement (less any amounts representing previously unreimbursed Monthly Advances) and (y) the appraised value of any property acquired in respect of a Mortgage Loan determined as provided in the Agreement, and (b) the later of the final payment or other liquidation (or any Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan. The right of the [Depositor] [Servicer] to repurchase all the Mortgage Loans and property in respect of Mortgage Loans is subject to the Pool Scheduled Principal Balance at the time of repurchase being less than 10 percent of the Pool Scheduled Principal Balance as of the Cut-off Date. The [Depositor] [Servicer]'s exercise of such right will result in early retirement of the Certificates.

     Unless this Certificate has been countersigned by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under its official seal.

                         _______________________________
                         not in its individual
                         capacity but solely as Trustee



(SEAL)
                         By:  ___________________________
                         Name:
                         Title:



Countersigned:


By_____________________________
Authorized Signatory of
_______________________________
not in its individual capacity but
solely as Trustee


Dated:

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert social security
   or other identifying number of assignee


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (Please print or typewrite name and address
                     including postal zip code of assignee)



--------------------------------------------------------------------------------
this Certificate evidencing a Percentage Interest in certain distributions with respect to the Trust Fund and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of said Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of like Class and Percentage Interest, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:_________________



_____________________________________
Signature by or on behalf of assignor



______________________________________

*Signature Guaranteed*

* The signature hereon must be guaranteed by a bank, trust company or broker of the signatory who is a member of a signature guarantee medallion program.

                                  EXHIBIT B

                           PRINCIPAL BALANCE SCHEDULES

                                    EXHIBIT C

                                 MORTGAGE LOANS

     [Each Mortgage Loan shall be identified by loan number, address of the Mortgaged Property and name of the Mortgagor. The following details shall be set forth as to each Mortgage Loan: (i) the principal balance at the time of its origination, (ii) the Scheduled Principal Balance as of the Cut-off Date, (iii) the interest rate borne by the Mortgage Note, (iv) the scheduled monthly level payment of principal and interest, (v) the Loan-To-Value ratio, (vi) the maturity date of the Mortgage Note and (vii) the Base Servicing Fee Rate for such Mortgage Loan. Cooperative Loans and Enhanced Streamlined Refinance program loans shall be designated as such.]

                                     EXHIBIT D

                         FORM OF SERVICER'S CERTIFICATE

                                  ----------------,  ------
                                 (month) (year)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                  REMIC Multi-Class Pass-Through Certificates,
                                  Series _____

    Pursuant to the Pooling and Servicing Agreement dated as of _____ (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and _____ (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

    With respect to the Agreement and as of the Determination Date for this month:

A. Mortgage Loan Information:

(1)    Aggregate Scheduled Monthly Payments:
       (a)    Principal                                          $________
       (b)    Interest                                           $________
       (c)    Total                                              $________

(2)    Aggregate Monthly Payments received and Monthly Advances made this
       Month:
       (a)    Principal                                          $________
       (b)    Interest                                           $________
       (c)    Total                                              $________

(3) Aggregate Principal Prepayments in part received and applied in the applicable Prepayment Period:
       (a)    Principal                                          $________
       (b)    Interest                                           $________
       (c)    Total                                              $________

(4) Aggregate Principal Prepayments in full received in the applicable Prepayment Period:
       (a)    Principal                                          $________
       (b)    Interest                                           $________
       (c)    Total                                              $________

(5)    Aggregate Insurance Proceeds (including purchases of
       Mortgage Loans by primary mortgage insurers) for prior
       month:
      (a) Principal                                              $________
      (b) Interest                                               $________
      (c) Total                                                  $________

(6)    Aggregate Liquidation Proceeds for prior month:
       (a)    Principal                                          $________
       (b)    Interest                                           $________
       (c)    Total                                              $________

(7)    Aggregate Purchase Prices for Defaulted Mortgage Loans:
       (a)    Principal                                          $________
       (b)    Interest                                           $________
       (c)    Total                                              $________

(8) Aggregate Purchase Prices (and substitution adjustments) for Defective Mortgage Loans:
       (a)    Principal                                          $________
       (b)    Interest                                           $________
       (c)    Total                                              $________

(9)    Pool Scheduled Principal Balance:                         $________

(10)   Available Funds:                                          $________

(11)   Realized Losses for prior month:                          $________

(12)   Aggregate Realized Losses and Debt Service Reductions:
       (a)    Deficient Valuations                               $________
       (b)    Special Hazard Losses                              $________
       (c)    Fraud Losses                                       $________
       (d)    Excess Bankruptcy Losses                           $________
       (e)    Excess Special Hazard Losses                       $________
       (f)    Excess Fraud Losses                                $________
       (g)    Debt Service Reductions                            $________

(13)   Compensating Interest Payment:                            $________

(14)   Accrued Certificate Interest, Unpaid Class Interest
       Shortfalls and Pay-out Rate:

       [Classes of Certificates]       $________      $________  __________%

(15)   Accrual Amount:
       [Class of Certificates]                                   $________

(16)   Principal distributable:
       [Classes of Certificates]                                 $________

(17) Additional distributions to the [Class RL Certificates pursuant to Sections 2.05(d) and the] Class R Certificates pursuant to Section 4.01(b):

       [Class RL             $________]
       Class R               $________

(18)   Distributions Allocable to Unanticipated Recoveries:

                       [Classes of Certificates]                $_____________
B.     Other Amounts:

      1.       Senior Percentage for such  Distribution Date:    _____________%
      2.       Senior Prepayment Percentage for such
               Distribution Date:                                _____________%
      3.       Junior Percentage for such Distribution Date:     _____________%
      4.       Junior Prepayment Percentage for such
               Distribution Date:                                _____________%
      5.       [Group II Senior Percentage for such
               Distribution Date:                                _____________%]
      6.       [Group II Senior Scheduled Distribution
               Percentage for such Distribution Date:            _____________%]
      7.       [Group II Senior Prepayment Distribution
               Percentage for such Distribution Date:            _____________%]
      8.       Subordinate Certificate Writedown Amount for
               such Distribution Date:                          $_____________
      9.       Prepayment Distribution Triggers satisfied:          Yes      No
                                                                   ---      --

               [Classes of Junior Certificates, excepting Class M
                Certificates]

     10.      Base Servicing Fee:                                _____________%
     11.      Supplemental Servicing Fee:                       $_____________

    Capitalized terms used in this Certificate shall have the same meanings as in the Agreement.

                                   EXHIBIT E

              FORM OF TRANSFER CERTIFICATE AS TO ERISA MATTERS FOR
                    DEFINITIVE ERISA-RESTRICTED CERTIFICATES


[Name and address of Trustee]


[NAME OF OFFICER] ______________________ hereby certifies that:

     1. That he [she] is [title of officer] ___________________________________
of [name of Investor] _______________________________________ (the "Investor"),
a __________ ______________________ [description of type of entity] duly organized and existing under the laws of the [State of ____________] [United States], on behalf of which he [she] makes this affidavit.

     2. The Investor (i) is not, and on ________________ [insert date of transfer of Certificate to Investor] will not be, and on such date will not be investing the funds of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to Section 4975 of the Code or (ii) is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) (the "Exemptions") apply to the Investor's acquisition and holding or any ERISA-Restricted Certificate.

     3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between __________________, as Trustee [, GE Capital Mortgage Funding Corporation] and GE Capital Mortgage Services, Inc., dated as of __________________, no transfer of any ERISA-Restricted Certificate shall be permitted to be made to any person unless the Trustee has received (i) a certificate from such transferee to the effect that (x) such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (a "Plan") and is not using the assets of any such employee benefit or other plan to acquire any such Certificate or (y) such transferee is an insurance company investing assets of its general account and the Exemptions apply to such transferee's acquisition and holding of any such Certificate or
(ii) an opinion of counsel satisfactory to the Trustee to the effect that the purchase and holding of any such Certificate will not constitute or result in the assets of the Trust Fund created by the Agreement being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken in the Agreement (provided, however, that the Trustee will not require such certificate or opinion in the event that, as a result of change of law or otherwise, counsel satisfactory to the Trustee has rendered an opinion to the effect that the purchase and holding of any such Certificate by a Plan or a Person that is purchasing or holding any such Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code).

     [4. The ERISA-Restricted Certificates shall be registered in the name of ______________________________________________ as nominee for the Investor.]

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] __________________ and its corporate seal to be hereunder attached, attested by its [Assistant] Secretary, this ____ day of _________, ___.



                                      __________________________________
                                      [name of Investor]


                                       By: ______________________________
                                       Name:
                                       Title:


     The undersigned
hereby acknowledges that
it is holding and will
hold the ERISA-Restricted
Certificates at the
exclusive direction of
and as nominee of the
Investor named above.

______________________________
[name of nominee]


By:___________________________
   Name:
   Title:

                                 EXHIBIT F

                FORM OF RESIDUAL CERTIFICATE TRANSFEREE AFFIDAVIT




STATE OF                   )
                           ) ss.:
COUNTY OF                  )

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

     1. That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the "Purchaser"), a
_________________ ____________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined below) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. As used herein, "Residual Certificate" means any Certificate designated as a "Class R Certificate" [or "Class RL Certificate"] of GE Capital Mortgage [Services, Inc.] [Funding Corporation]'s REMIC Multi-Class Pass-Through Certificates, Series
______.

     4. That the Purchaser is not, and on __________ [insert date of transfer of Residual Certificate to Purchaser] will not be, and is not and on such date will not be investing the assets of, an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to Code Section 4975 or a person or entity that is using the assets of any employee benefit plan or other plan to acquire a Residual Certificate.

     5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") between __________, as Trustee, and GE Capital Mortgage Services, Inc., dated as of __________, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Trustee has received a certificate from such transferee to the effect that such transferee is not an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code and is not using the assets of any employee benefit plan or other plan to acquire Residual Certificates.

     6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

     7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

     8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit G to the Agreement.

     9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

     10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     11. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

     12. That the Purchaser consents to the designation of the Company as its agent to act as "tax matters person" of the Trust Fund [Upper-Tier REMIC or Lower-Tier REMIC, as applicable,] pursuant to the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, __.




                                      ________________________________
                                      [name of Purchaser]


                                       By: ___________________________
                                           Name:
                                           Title:


Personally appeared before me the above-named [name of officer]
________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, __.

NOTARY PUBLIC

______________________________

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, __.

                                    EXHIBIT G

                [LETTER FROM TRANSFEROR OF RESIDUAL CERTIFICATE]

                               -------------------
                                      Date

[Name and address of Trustee]

      Re: GE Capital Mortgage [Services, Inc.] [Funding Corporation] REMIC Multi-Class Pass-Through
           Certificates, Series_____

Ladies and Gentlemen:

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.


                               Very truly yours,


                               __________________________
                               Name:
                               Title:

                                    EXHIBIT H

                        ADDITIONAL SERVICER COMPENSATION



QUALIFIED ADMINISTRATIVE EXPENSES
(Conventional, Non-Conforming Loans)


Assumption Fees                             $[_______]

Late Charges                                Per Loan Documents

Appraisal/Inspection Fees                   Reasonable and Customary Charges

Partial Release Fees                        $[_______]

Easements                                   $[_______]

Insufficient Funds Charges                  $[_______]

Document Requests (copies of loan file
documents, additional pay-off quotations, amortization schedules, payment histories) $[_______]

Modification Fees                           Reasonable and Customary Charges

                                    EXHIBIT I

                          FORM OF INVESTMENT LETTER FOR
                       DEFINITIVE RESTRICTED CERTIFICATES


                                                           ---------------------
                                                                   Date

[Name and address of Trustee]

     Re: GE Capital Mortgage [Services, Inc.] [Funding Corporation]
         REMIC Multi-Class Pass Through
         Certificates, Series
         ____________________

Ladies and Gentlemen:

     1. The undersigned, a [title of officer] _______________ of [name of Investor] ______________________________ (the "Investor"), a ______________
___________________ [description of type of entity] duly organized and existing under the laws of the [State of __________________] [United States], hereby certifies as follows:

     2. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement between __________, as Trustee, [GE Capital Mortgage Funding Corporation (the "Depositor")] and GE Capital Mortgage Services, Inc. (the "Depositor"), dated as of __________ (the "Agreement"), no transfer of a Restricted Certificate may be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, or is made in accordance with the Securities Act and such laws.

     3. The Investor understands that (a) the Restricted Certificates have not been and will not be registered or qualified under the Securities Act, or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither intends, to so register or qualify the Restricted Certificates, (c) the Restricted Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) such sale is exempt from the requirements of the Securities Act, (d) the Agreement contains restrictions regarding the transfer of the Restricted Certificates and (e) the Restricted Certificates will bear a legend to the foregoing effect.

     4. The Investor is acquiring the Restricted Certificates for its own account for investment only and not with a view to or for sale or other transfer in connection with any distribution of the Restricted Certificates in any manner that would violate the Securities Act or any applicable state securities laws.

     5. The Investor (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Restricted Certificates, such that it is capable of evaluating the merits and risks of investment in the Restricted Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to the Securities Act.

     6. The Investor will not authorize nor has it authorized any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Restricted Certificate, any interest in any Restricted Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Restricted Certificate, any interest in any Restricted Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Restricted Certificate, any interest in any Restricted Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action that would constitute a distribution of any Restricted Certificate under the Securities Act, that would render the disposition of any Restricted Certificate a violation of Section 5 of the Securities Act or any state securities law, or that could require registration or qualification pursuant thereto. Neither the Investor nor anyone acting on its behalf has offered the Restricted Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Restricted Certificates. The Investor will not sell or otherwise transfer any of the Restricted Certificates, except in compliance with the provisions of the Agreement.

     7. If an Investor in a Restricted Certificate sells or otherwise transfers any such Certificate to a transferee other than a "qualified institutional buyer" under Rule 144A of the Securities Act, such Investor will obtain (a) from any subsequent purchaser the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this paragraph or (b) an opinion of counsel in form and substance satisfactory to the Trustee pursuant to the Agreement.

     8. The Investor hereby indemnifies the Trustee and the Depositor against any liability that may result if the Investor's transfer of a Restricted Certificate (or any portion thereof) is not exempt from the registration requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws. Such indemnification of the Trustee and the Company shall survive the termination of the Agreement.

     [9. The Restricted Certificates shall be registered in the name of _____________________________ as nominee for the Investor.]

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] _____________ this _____ day of __________, __.


                                      __________________________________
                                      [name of Investor]


                                       By: ______________________________
                                       Name:
                                       Title:


     The undersigned
hereby acknowledges that
it is holding and will
hold the Restricted
Certificates at the
exclusive direction of
and as nominee of the
Investor named above.

______________________________
[name of nominee]


By:___________________________
   Name:
   Title:

                                    EXHIBIT J
                       FORM OF DISTRIBUTION DATE STATEMENT


                            -----------------, ------
                                 (month)       (year)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                  REMIC Multi-Class Pass-Through Certificates,
                                     Series

    Pursuant to the Pooling and Servicing Agreement dated as of __________ (the "Agreement") between GE Capital Mortgage Services, Inc. (the "Company"), and __________ (the "Trustee"), governing the Certificates referred to above, the Company hereby certifies to the Trustee:

    With respect to the Agreement and as of the Determination Date for this month:

    The amounts below are for a Single Certificate of $1,000:

    (1)  Amount of distribution allocable to principal:

         [Classes of Certificates]           $__________
    (2)  Aggregate principal prepayments included in distribution:

         [Classes of Certificates]           $__________
    (3)  Amount of distribution allocable to interest; Pay-out Rate:

         [Classes of Certificates]           $__________   ____________%

    (4)  Accrual Amount:

         [Classes of Certificates]           $__________
    (5)  Amount of distribution allocable to Unanticipated Recoveries:

         [Classes of Certificates]           $__________   ____________%

    (6)  Servicing Compensation:

         [Classes of Certificates]           $__________

    The amounts below are for the aggregate of all Certificates:

     (7)  Pool Scheduled Principal Balance;
          number of Mortgage Loans:

                                                          $__________

(8) Class Certificate Principal Balance (or Notional Principal Balance) of each Class; Certificate Principal Balance (or Notional Principal Balance) of Single Certificate of each Class:

                                                        Single Certificate
 Class                                     Balance           Balance
 -----                                    -------            -------

[Classes of Certificates]                $__________         $__________


     (9)    Book value of real estate acquired on
            behalf of Certificate-holders; number of related
            Mortgage Loans:    $__________          __________

    (10)   Aggregate Scheduled Principal
           Balance and number of delinquent
           Mortgage Loans:

    30-59 days delinquent      $__________           __________
    60-89 days delinquent      $__________           __________
    90 or more days delinquent $__________           __________
    In foreclosure             $__________           __________

    (11)    Aggregate Scheduled Principal Balance and number of
            replaced Mortgage
            Loans:             $__________            __________

    (12)    Aggregate Scheduled Principal Balance and number of
            modified Mortgage
            Loans:             $__________            __________

    (13)     Senior Percentage for such Distribution  __________%
             Date:
    (14)     Senior Prepayment Percentage for such    __________%
             Distribution Date:
    (15)     [Group II Senior Percentage for such     __________%]
             Distribution Date:
    (16)     [Group II Senior Scheduled Distribution  __________%]
             Percentage for such Distribution Date:
    (17)     [Group II Senior Prepayment Distribution __________%]
             Percentage for such Distribution Date:
    (18)     Junior Percentage for such Distribution  __________%
             Date:
    (19)     Junior Prepayment Percentage for such    __________%
             Distribution Date:
    Capitalized terms used in this Statement shall have the same meanings as in the Agreement.

                                    EXHIBIT K

                            FORM OF SPECIAL SERVICING
                          AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ____________________, ____, between GE Capital Mortgage Services, Inc. (the "Servicer") and _____________________________ (the "Purchaser").

                              PRELIMINARY STATEMENT

     ___________________________ or an affiliate thereof is the holder of the entire interest in REMIC Multi-Class Pass-Through Certificates, Series , Class B_ (the "Class B_ Certificates"). The Class B_ Certificates were issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, ___ between the Company (in its capacity as servicer thereunder, the "Servicer") [GE Capital Mortgage Funding Corporation] and State Street Bank and Trust Company as Trustee.

     ____________________________ or an affiliate thereof intends to resell all of the Class B_ Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Servicer will engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     [The parties hereto have further agreed that the Purchaser will have no rights, and the Company will have no obligations under this Agreement until the Class Certificate Principal Balance of the REMIC Multi-Class Pass-Through Certificates, Series , Class B (the "Class B Certificates") has been reduced to zero, and any Special Servicing and Collateral Fund Agreement in respect of such Class between the Company and the Purchaser has been terminated.]

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Servicer and the Purchaser upon the acquisition by the Purchaser of the Class B_ Certificates.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday of (ii) a day on which banking institutions in New York City or Boston, Massachusetts are required or authorized by law or executive order to be closed.

     Collateral Fund: The fund established and maintained pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) repurchase agreements on obligations specified in clause (i) provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest long-term rating category, (iii) federal funds, certificates of deposit, time deposits and banker's acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in the highest long-term rating category, (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has the highest short term rating of each Rating Agency, and (v) other obligations or securities that are acceptable to each Rating Agency as a Collateral Fund Permitted Investment hereunder and will not, as evidenced in writing, result in a reduction or withdrawal in the then current rating of the Certificates and, for each of the preceding clauses, the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the Business Day preceding the next succeeding Distribution Date.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above and, upon the consent of the Purchaser which will be deemed given unless expressly withheld within two Business Days of notification, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Servicer's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustments for all withdrawals and deposits prior to such date pursuant to Section 2.02(e)) and
Section 2.03(b) (after adjustment for all withdrawals and deposits prior to such date pursuant to Section 2.03(c)) and Section 3.02, reduced by all withdrawals therefrom prior to such date pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02. Definitions Incorporated by Reference. All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01.  Reports and Notices.

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall provide to the Purchaser the following notices and reports:

               (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Servicer, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Fund the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Purchaser with a notice (sent by facsimile transmission) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from the Servicer to an attorney requesting the institution of foreclosure or a copy of a request to foreclose received by the Company from the related primary servicer which has been approved by the Servicer.

     (b) If requested by the Purchaser, the Servicer shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, in writing by facsimile transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a)(i) or (a)(ii) which has been given to the Purchaser, provided, that (1) the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Servicer shall provide to the Purchaser such information as the Purchaser may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof, provided, that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential.

     Section 2.02.  Purchaser's Election to Delay Foreclosure Proceedings.

     (a) The Purchaser shall be deemed to direct the Servicer that in the event that the Servicer does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under
Section 2.01(a)(ii) subject to extension as set forth in Section 2.02(b), the Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Servicer) or
(ii) with notice to the Purchaser if the Servicer has reached the terms of a forbearance agreement with the borrower. In such latter case the Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Servicer under Section 2.01(a)(ii). The Purchaser shall send a copy of such notice of election to each Rating Agency as soon as practicable thereafter. Such 24-hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure within such 24-hour period; provided, however, that the Purchaser will have at least one Business Day to make such election following its receipt of any requested additional information. Any such additional information shall
(i) not be confidential in nature and (ii) be obtainable by the Servicer from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor. However, if the Servicer's normal foreclosure policies include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, and shall provide the Servicer with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Servicer, equal to the sum of
(i) 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Servicer's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), the Purchaser shall remit by wire transfer in advance to the Trustee for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Servicer, equal to interest on the Mortgage Loan as the applicable Mortgage Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of (i) the Election to Delay Foreclosure or (ii) the beginning of the related Excess Period, as the case may be.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer or the Trustee may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by the Servicer as Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expense is determined by the Servicer based on estimated costs, and the actual costs are subsequently determined to be higher, the Servicer or the Trustee may withdraw the additional amount from the Collateral Fund to reimburse the Company. In the event that the Mortgage Loan is brought current by the mortgagor, the amounts so withdrawn from the Collateral Fund shall be redeposited therein as and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement as of the date hereof. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this subsection and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when, following such election, the Purchaser shall notify the Company that it believes that it is appropriate to do so, the Servicer shall proceed with the Commencement of Foreclosure; provided that, in any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective, unless the Purchaser shall have purchased the related Mortgage Loan promptly following (and in any event not later than the third Business Day after) the end of such 6-month period in the manner provided in the following two sentences, and the Servicer shall be entitled to proceed with the Commencement of Foreclosure. Any purchase of such Mortgage Loan by the Purchaser pursuant to the preceding sentence shall be at a purchase price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest at the Mortgage Rate from the date last paid by the mortgagor. Such purchase price shall be deposited by the Purchaser into the Collateral Fund in immediately available funds on the Business Day which is the date of purchase and the Purchaser shall instruct the Trustee (with notice to the Servicer) to withdraw such amount therefrom on such Business Day and remit the same to the Trust Fund for application as Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. Following such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all previous withdrawals and deposits pursuant to this Agreement and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Servicer shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and unreimbursed Monthly Advances related to the extended foreclosure period), and the Servicer or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (e) and after reimbursement to the Servicer for all related Monthly Advances) shall be released to the Purchaser.

     Section 2.03.  Purchaser's Election to Commence Foreclosure Proceedings.

     (a) In connection with any Mortgage Loan identified in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Servicer by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Trustee, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current Scheduled Principal Balance of the Mortgage Loan and three months' interest on the Mortgage Loan at the applicable Mortgage Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all withdrawals and deposits pursuant to subsection (c) below) shall be released to the Purchaser. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures. In connection therewith, the Servicer shall have the same rights to make withdrawals for Monthly Advances and Liquidation Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Servicer shall make reimbursements thereto to the limited extent provided under such subsection. The Servicer shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Servicer believes there is a breach of representations or warranties by the Servicer, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Servicer has or expects to have the right under the Pooling and Servicing Agreement to purchase the defaulted Mortgage Loan and intends to exercise such right or (iv) the Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and the Servicer supplies the Purchaser with information supporting such belief) or (v) the same is prohibited by or is otherwise inconsistent with the provisions of the Pooling and Servicing Agreement. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (ii) with notice to the Purchaser if the Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of notification.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Servicer shall calculate the amount, if any, by which the Scheduled Principal Balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed Monthly Advances and Liquidation Expenses in connection therewith other than those previously paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company or the Trustee shall withdraw the amount of such excess from the Collateral Fund and shall remit the same to the Trust Fund for application as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) above and after reimbursement to the Servicer for all related Monthly Advances) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04.  Termination.

     (a) With respect to all Mortgage Loans included in the Trust Fund, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate on the earliest to occur of the following: (i) at such time as the Class Certificate Principal Balance of the Class B_ Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the Company's actual loss experience with respect to the Mortgage Loans in the related pool) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and the aggregate book value of REO properties or (y) the aggregate amount that the Servicer estimates through its normal servicing practices will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclose exceeds (z) the then-current Class Certificate Principal Balance of the Class B_ Certificates, or (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Servicer of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B_ Certificates [or in the Class B5 Certificates] (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Fund. Unless earlier terminated as set forth herein, this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Servicer hereunder shall terminate immediately upon (x) the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten (10) Business Days' notice or (y) the occurrence of any event that results in the Purchaser becoming an "affiliate" of the Trustee within the meaning of the Prohibited Transaction Exemption (as defined in the Pooling and Servicing Agreement).

     (b) The Purchaser's rights pursuant to Section 2.02 or 2.03 of this Agreement shall terminate with respect to a Mortgage Loan as to which the Purchaser has exercised its rights under Section 2.02 or 2.03 hereof, upon Purchaser's failure to deposit any amounts required pursuant to Section 2.02(d) or 2.03(b) after one Business Day's notice of such failure.

     Section 2.05. Notification. The Purchaser shall promptly notify the Trustee and the Servicer if such Purchaser becomes aware of any discussions, plans or events that might lead to such Person's becoming an "affiliate" (within the meaning of the Prohibited Transaction Exemption) of the Trustee, provided that the contents of any such notification shall be kept confidential by the parties to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund. Upon payment by the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Servicer shall request the Trustee to establish and maintain with the Trustee a segregated account entitled "REMIC Multi-Class Pass-Through Certificates 199_-__ Collateral Fund, for the benefit of GE Capital Mortgage Services, Inc. and ____________________ on behalf of Certificateholders, as secured parties" (the "Collateral Fund"). Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of such secured parties, until withdrawn from the Collateral Fund pursuant to the Section 2.02 or 2.03 hereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Servicer shall distribute to the Purchaser all amounts remaining in the Collateral Fund together with any investment earnings thereon (after giving effect to all withdrawals therefrom permitted under this Agreement).

     The Purchaser shall not take or direct the Servicer or the Trustee to take any action contrary to any provision of the Pooling and Servicing Agreement. In no event shall the Purchaser (i) take or cause the Trustee or the Servicer to take any action that could cause any REMIC established under the Pooling and Servicing Agreement to fail to qualify as a REMIC or cause the imposition on any such REMIC of any "prohibited transaction" or "prohibited contribution" taxes or
(ii) cause the Trustee or the Servicer to fail to take any action necessary to maintain the status of any such REMIC as a REMIC.

     Section 3.02. Collateral Fund Permitted Investments. The Servicer shall, at the written direction of the Purchaser, direct the Trustee to invest the funds in the Collateral Fund in the name of the Trustee in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently then quarterly. In the absence of any direction, the Servicer shall direct the Trustee select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be promptly deposited by the Purchaser in the Collateral Fund. The Company shall periodically (but not more frequently than monthly) direct the Trustee to distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefor in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest. In order to secure the obligations of the Purchaser hereunder to the Company and the Trustee for the benefit of Certificateholders (other than its obligations under Section 4.10), the Purchaser hereby grants to the Servicer and to the Trustee for the benefit of the Certificateholders a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary or involuntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and security interest in the Collateral for the benefit of the Servicer and the Trustee on behalf of the Certificateholders. The Purchaser shall take all actions requested by the Company or the Trustee as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company or at its direction the Trustee for filing of appropriate financing statements in accordance with applicable law.

     Section 3.04. Collateral Shortfalls. In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Servicer or the Trustee is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Servicer or the Trustee immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Servicer's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Servicer.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

     Section 4.01. Amendment. This Agreement may be amended from time to time by the Servicer and the Purchaser by written agreement signed by the Servicer and the Purchaser provided that no such amendment shall have a material adverse effect on the holders of other Classes of Certificates.

     Section 4.02. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices. All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a) in the case of the Company, with respect to notices pursuant to Sections 2.02 and 2.03 hereto,

                           GE Capital Mortgage Services, Inc.
                           4680 Hallmark Parkway
                           San Bernardino, California  92407
                           Attention: _____
                           Telephone: _____
                           Facsimile: _____

     with respect to all other notices pursuant to this Agreement,

                           GE Capital Mortgage Services, Inc.
                           Three Executive Campus
                           Cherry Hill, New Jersey  08002
                           Attention:  General Counsel
                           Telephone:  (609) 661-6515
                           Facsimile:  (609) 661-6875

     or such other address as may hereafter be furnished in writing by the Company, or

     (b) in the case of the Purchaser, with respect to notices pursuant to
Section 2.01,

                           --------------------------------
                           --------------------------------
                           Attention:______________________
                           Telephone:______________________
                           Facsimile:______________________

     with respect to all other notices pursuant to this Agreement,

                           --------------------------------
                           --------------------------------
                           Attention:______________________
                           Telephone:______________________
                           Facsimile:______________________

     or such other address as may hereafter be furnished in writing by the Purchaser, or

    (c) in the case of the Trustee,

                           --------------------------------
                           --------------------------------
                           Attention:______________________
                           Telephone:______________________
                           Facsimile:______________________

     Section 4.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Servicer.

     Section 4.07. Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Third Party Beneficiaries. The Trustee on behalf of Certificateholders is the intended third party beneficiary of this Agreement.

     Section 4.09. Confidentiality. The Purchaser agrees that all information supplied by or on behalf of the Servicer pursuant to Section 2.01 or 2.02, including individual account information, is the property of the Servicer and the Purchaser agrees to use such information solely for the purposes set forth in this Agreement and to hold such information confidential and not to disclose such information.

     Section 4.10. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company against any and all losses, claims, damages or liabilities to which it may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon actions taken by the Servicer in accordance with the provisions of this Agreement and which actions conflict or are alleged to conflict with the Servicer's obligations under the Pooling and Servicing Agreement. The Purchaser hereby agrees to reimburse the Servicer on demand for the reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action.

     [Section 4.11. Delayed Effectiveness. The Purchaser agrees that, notwithstanding any other provision of this Agreement, the Purchaser shall have no rights hereunder, and the Company shall have no obligations hereunder, until the Class Certificate Principal Balance of the Class B Certificates has been reduced to zero and any Special Servicing and Collateral Fund Agreement between the Servicer and the Purchaser relating to such Class B Certificates has been terminated.]

     IN WITNESS WHEREOF, the Servicer and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       GE CAPITAL MORTGAGE SERVICES, INC.


                                       By: _______________________________
                                           Name:
                                           Title:


                                       [PURCHASER]


                                       By: _______________________________
                                           Name:
                                           Title:


Acknowledged and agreed to:

[TRUSTEE]


By:___________________________________
         Name:
         Title:

                                    EXHIBIT L

                    FORM OF LOST NOTE AFFIDAVIT AND AGREEMENT

     I, _________________________________________, being duly sworn, do hereby state under oath that:

     1. I am a duly elected ______________________ of GE Capital [Mortgage Services,] Inc. [Funding Corporation] (the "Company") and am duly authorized to make this affidavit.

     2. This affidavit is being delivered in connection with the transfer of the Mortgage Loan described in Paragraph 3 hereof by the Company pursuant to the Pooling and Servicing Agreement dated as of [date] between [GE Capital Mortgage Funding Corporation, as Depositor,] the [as Depositor,] the Company, as [Depositor and Servicer] and ____, relating to the [Company]'s REMIC Multi-Class Pass-Through Certificates, Series [____] ("Agreement").
Such Mortgage Loan constitutes a Designated Loan.

     3. The Company is the payee under the following described Mortgage Note ("Mortgage Note") which evidences the obligation of the borrower(s) to repay the Mortgage Loan:

         Loan Number: __________________________________
         Mortgage Note Date:_____________________________
         Borrower(s): ___________________________________
         Original Payee (if not the Company): ___________
         Original Amount:________________________________
         Mortgage Rate: _________________________________
         Address of Mortgaged Property: _________________

         ------------------------------------------------

     4. The Company is the lawful owner of the Mortgage Note and has not canceled, altered, assigned or hypothecated the Mortgage Note. [Modify if sold to Funding]

     5. A thorough and diligent search for the executed original Mortgage Note was undertaken and was unsuccessful.

     6. Attached hereto is a true and correct copy of the Mortgage Note.

     7. The Mortgage Note has not been endorsed by the Company in any manner inconsistent with its transfer of the Mortgage Loan under the [Loan Sale] Agreement.

     8. Without limiting the generality of the rights and remedies of the Trustee contained in the [Loan Sale] Agreement, the Company hereby confirms and agrees that in the event the inability to produce the executed original Mortgage Note results in a breach of the representations and warranties appearing in Agreement subsections 2.03(a)(ii) (the validity and enforceability of the lien created by the Mortgage Loan) or (x) (no valid offset, defense or counterclaim to any Mortgage Note or Mortgage), the Company shall repurchase the Mortgage Loan at the Purchase Price and otherwise in accordance with Section 2.03(b) of the Agreement. In addition, the Company covenants and agrees to indemnify the Trustee and the Trust Fund from and hold them harmless against any and all losses, liabilities, damages, claims or expenses (other than those resulting from negligence or bad faith of the Trustee) arising from the Company's failure to have delivered the Mortgage Note to the Trustee, including without limitation any such losses, liabilities, damages, claims or expenses arising from any action to enforce the indebtedness evidenced by the Mortgage Note or any claim by any third party who is the holder of such indebtedness by virtue of possession of the Mortgage Note.

     9. In the event that the Company locates the executed original Mortgage Note, it shall promptly provide the Mortgage Note to the Trustee.

     10. Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.


Date: _______________________

                                    ________________________________
                                    (signature)


                                    ________________________________
                                    (print name)


                                    ________________________________
                                    (print title)

State of New Jersey        )
                           ) ss.:
                           )

     On this ____________________day of ___________________, __, before me appeared ____________________________, to me personally known, who acknowledged the execution of the foregoing and who, having been duly sworn states that he/she is a/the ______________________________of GE Capital Mortgage Services, Inc., that any representations therein contained are true, that this Lost Note Affidavit was signed and sealed on behalf of GE Capital Mortgage Services, Inc. and that this Lost Note Affidavit is the free act and deed of GE Capital Mortgage Services, Inc.

                     ---------------------------------------
                                 (Notary Public)


[Notarial Seal]

                                 EXHIBIT M

                          SCHEDULE OF DESIGNATED LOANS

                                    EXHIBIT N

                              [LOAN SALE AGREEMENT]

                                    EXHIBIT O

                           SENIOR PRINCIPAL PRIORITIES

[Distributions on the Certificates]